UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2026

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 (617) 468-5770

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On March 31, 2026, Centessa Pharmaceuticals plc, a public limited company registered in England and Wales (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and LDH XV Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent (“Purchaser”). Under the terms of the Transaction Agreement, Purchaser (and/or at Parent’s election, its nominee(s)) will acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) by means of a court-sanctioned scheme of arrangement under Part 26 of the United Kingdom Companies Act of 2006 (the “Scheme of Arrangement”). Upon the Scheme of Arrangement becoming effective, the Company will become a wholly owned subsidiary of Purchaser.

At the effective time of the Scheme of Arrangement (the “Effective Time”), holders of the ordinary shares of the Company, with a nominal value £0.002 per share (the “Company Shares” (including Company Shares represented by the American Depositary Shares of the Company (the “ADSs”))), will be entitled to receive (i) $38.00 in cash per Company Share, without interest (the “Cash Consideration”), plus (ii) one non-transferable contingent value right entitling the holders to receive contingent cash payments of up to an aggregate of $9.00 per Company Share, without interest, contingent upon the achievement of specified milestones set forth in the CVR Agreement (as defined below) (such contingent value rights, the “CVRs” and, together with the Cash Consideration, the “Transaction Consideration”). The Acquisition and the Scheme of Arrangement have been recommended by the board of directors of the Company (the “Company Board”) and the boards of directors of Parent and Purchaser.

Treatment of Company Equity Awards

The Transaction Agreement provides for the following treatment of the Company’s outstanding equity awards at the Effective Time:

•

each option to purchase Company Shares granted under any Company equity incentive plan, program or arrangement under which equity awards are outstanding (the “Company Share Plans”) (each, a “Company Option”) having an exercise price less than the Cash Consideration (each such option, a “Company Cash-Out Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled, and, in exchange therefor, the holder of such canceled Company Cash-Out Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Cash-Out Option (A) an amount in cash (less applicable tax withholdings pursuant to the Transaction Agreement) equal to the product of (1) the total number of Company Shares subject to such Company Cash-Out Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Cash Consideration over the applicable exercise price per Company Share under such Company Cash-Out Option and (B) one (1) CVR for each Company Share subject to such Company Cash-Out Option immediately prior to the Effective Time (without regard to vesting);

•

each Company Option having an exercise price that is equal to or greater than the Cash Consideration (each such option, a “Company Underwater Option”) that is outstanding immediately prior to the Effective Time, to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Company Underwater Options to exercise such Company Underwater Options prior to the Effective Time on a basis that allows the Company Shares acquired pursuant to such exercise to be treated as Scheme Shares (as defined in the Transaction Agreement) at the Effective Time, with any Company Underwater Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Purchaser, the Company or any other Person;

•

each restricted stock unit granted under the Company Share Plans or otherwise (each such restricted stock unit, a “Company RSU”) that is outstanding and unvested shall become immediately vested in full, and at the Effective Time, each Company RSU will be canceled, and, in exchange therefor, the holder of such canceled Company RSU will be entitled to receive (without interest), in consideration of the cancellation of such Company RSU, (A) an amount in cash (less applicable Tax withholdings pursuant to the Transaction

Agreement) equal to the product of (1) the total number of shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Cash Consideration and (B) one (1) CVR for each Company Share subject to such Company RSU immediately prior to the Effective Time (without regard to vesting).

Conditions to Completion of the Acquisition

The Acquisition is subject to customary closing conditions, including, among other things: (a) the approval of the Scheme of Arrangement by a majority in number representing not less than three-fourths (75%) in value of the members or class of members (as the case may be) present and voting (either in person or by proxy) at the Scheme Meeting (as defined in the Transaction Agreement) (including any separate class meeting which may be required by the High Court of Justice of England and Wales (the “Court”)) and the passing of the Company Shareholder Resolution (as defined in the Transaction Agreement) by members representing not less than three-fourths (75%) of the total voting rights of eligible members present and voting (either in person or by proxy) at the Company GM (as defined in the Transaction Agreement), (b) the sanctioning of the Scheme of Arrangement by the Court, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (d) the absence of any order, decree or ruling that remains in effect and enjoins, prevents, prohibits, or makes illegal the consummation of the Contemplated Transactions, (e) that each party’s respective representations and warranties, subject to certain customary materiality standards set forth in the Transaction Agreement, shall be true and correct as of the Effective Time, (f) the performance or compliance in all material respects with the other party’s obligations under the Transaction Agreement, and (g) no Company Material Adverse Effect (as defined in the Transaction Agreement) having occurred that is continuing at the Effective Time.

Representations and Warranties; Covenants

The Transaction Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the earlier of the Effective Time or the date the Transaction Agreement is terminated, and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, knowingly encourage or knowingly facilitate discussions with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company Board to the Company’s shareholders regarding the Scheme of Arrangement, in each case, except as otherwise permitted by the Transaction Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Transaction Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee. Parent, Purchaser and the Company have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

Termination and Termination Fee

The Transaction Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the transactions contemplated by the Transaction Agreement and the Scheme of Arrangement (together, the “Contemplated Transactions”) on or before September 30, 2026, which date shall be extended to March 31, 2027 if the closing condition regarding the expiration of the waiting period (and any extension thereof) under the HSR Act remains unsatisfied. If the Transaction Agreement is terminated under certain circumstances specified in the Transaction Agreement, the Company will be required to pay Parent a termination fee of approximately $63 million (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Acquisition). The parties to the Transaction Agreement are also entitled to specifically enforce the terms and provisions of the Transaction Agreement.

The Company Board has resolved (i) that the Transaction Agreement, the Scheme of Arrangement, the CVR Agreement (as defined below) and the Voting and Support Agreements (as defined below) and the other transactions contemplated thereby are in the best interests of the Company and would promote the success of the Company for the benefit of the Company’s shareholders as a whole; (ii) that the execution, delivery and performance by the Company of its covenants and obligations contained in the Transaction Agreement and the Scheme of Arrangement and the

consummation of the Contemplated Transactions, be and are approved; and (iii) to recommend to the Company’s shareholders the approval of the Scheme of Arrangement at the scheme meeting and the passing of the Company Shareholder Resolution at the Company GM.

The foregoing description of the Transaction Agreement has been included to provide investors and stockholders with information regarding the terms of such agreements. The assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Purchaser in connection with the signing of the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties to the Transaction Agreement. Accordingly, the representations and warranties in the Transaction Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and investors should consider the information in the Transaction Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

On March 31, 2026, in connection with the execution and delivery of the Transaction Agreement, entities affiliated with Medicxi Ventures, entities affiliated with Index Ventures and affiliates of General Atlantic (collectively, the “Supporting Shareholders”), solely in their respective capacities as shareholders of the Company, each entered into a voting and support agreement (collectively, the “Voting Agreements”) with Parent and the Company, pursuant to which each Supporting Shareholder agreed, among other things, (i) to vote (or cause to vote) in favor of the Scheme of Arrangement and the Company Shareholder Resolution, (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Company Shares. The Supporting Shareholders collectively beneficially own approximately 20% of the outstanding Company Shares as of March 27, 2026.

The Voting Agreements have been included to provide information regarding their terms. They are not intended to modify or supplement any factual disclosures about the applicable Supporting Shareholder or the Company in any public reports filed with the SEC by the Company.

The foregoing description of the Voting Agreements is qualified in all respects by reference to the full copy of the form of Voting Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the Effective Time, Purchaser, Parent, and the Rights Agent (as defined therein) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), substantially in the form attached as Annex I to the Transaction Agreement. Pursuant to the Transaction Agreement, each holder of Company Shares (including Company Shares represented by the ADSs) and each holder of a Company Covered Award (as defined in the CVR Agreement) will be entitled to receive one CVR for each Company Share or Company Covered Award, as applicable, which represents the right to receive contingent cash payments, without interest and less any applicable tax withholding upon the achievement of the applicable milestone as described below:

•

$2.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of a New Drug Application (“NDA”) in the United States for ORX750 or ORX142, as each such exists as the date of the Transaction Agreement, together with any modifications or improvements to such applicable product candidate (each, a “CVR Product”) for the treatment of any indication, by 11:59 p.m. ET on December 31, 2029 (the “Indication Milestone”);

•

$5.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of an NDA in the United States for a CVR Product for the treatment of idiopathic hypersomnia, prior to the fifth anniversary of the closing of the Acquisition (the “IH Milestone”); and

•

$2.00 per CVR in cash upon the occurrence of receipt of the first regulatory approval of an NDA in the United States for a CVR Product for the treatment of narcolepsy type 2, prior to the fifth anniversary of the closing of the Acquisition (the “NT2 Milestone”).

•	If both the IH Milestone and NT2 Milestone are achieved prior to the expiration of the Indication Milestone, all three milestones will become due and payable in accordance with the CVR Agreement.

The CVR will be subject to the terms and conditions set forth in the CVR Agreement. Each CVR represents a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Purchaser or the Company.

Any potential payout of the CVR is subject to various risks and uncertainties related to the development of ORX750 or ORX142 and U.S. Food and Drug Administration clearances as more fully described in the Company’s periodic reports filed with the SEC.

There can be no assurance that the milestones set forth in the CVR Agreement will be achieved prior to their expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the milestones under the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the form of the CVR Agreement, a copy of which is attached as Annex I to the Transaction Agreement filed as Exhibit 2.1 herewith and is incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On March 31, 2026, the Company and Parent issued a joint press release announcing the execution of the Transaction Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Transaction Agreement, dated as of March 31, 2026, by and among Parent, Purchaser and Company.

10.1	Form of Voting Agreement, by and among Parent, Company and the Supporting Shareholder signatory thereto.

99.1	Joint Press Release of Parent and Company, dated March 31, 2026.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

UK Takeover Code Does Not Apply

Centessa Pharmaceuticals plc is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of the Company or Parent.

Additional Information and Where to Find It

In connection with the proposed Acquisition, the Company intends to file with the SEC a preliminary and definitive proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to the Company’s shareholders. The Company may also file other documents with the SEC regarding the Acquisition. This Current Report is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF THE COMPANY, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any vote in respect of the resolutions to be proposed at the Company’s shareholder meeting to approve the acquisition, the scheme or related matters, or other responses in relation to the acquisition, should be made only on the basis of the information contained in the definitive proxy statement (including the scheme document). Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Parent, the Company and the Acquisition (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.centessa.com or by contacting the Company’s Investors Relations Department at investors@centessa.com.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Acquisition. the Company’s shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on May 6, 2025, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Parent’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Acquisition. Such forward-looking statements include, but are not limited to, statements regarding: the Acquisition; the parties’ ability to satisfy the conditions to the consummation of the Acquisition, including in connection with obtaining shareholder, High Court and regulatory approvals, and the expected timetable for the Acquisition; and the anticipated occurrence, manner and timing of the closing of the Acquisition. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that the Company’s shareholders may not approve the implementation of the Acquisition; the Scheme of Arrangement implementing the Acquisition is not sanctioned by the High Court of Justice of England and Wales; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Acquisition; a condition to closing of the Acquisition may not be satisfied (or waived); the ability of each party to consummate the Acquisition; the closing of the Acquisition might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Acquisition; the effect of the Acquisition and the public announcement of the Acquisition on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Acquisition; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Acquisition; changes in the Company’s business during the period between announcement and closing of the Acquisition; the effects of the Acquisition (or the announcement thereof) on the Company’s share price; the risks related to non-achievement of any milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Acquisition will be consummated in the anticipated timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Acquisition will not occur or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this Current Report are based on information available to the Company as of the date of this Current Report. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2026

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Mario Alberto Accardi
Name:	Mario Alberto Accardi
Title:	Chief Executive Officer

Exhibit 2.1

Execution Version

TRANSACTION AGREEMENT

among

ELI LILLY AND COMPANY,

LDH XV CORPORATION

and

CENTESSA PHARMACEUTICALS PLC

Dated as of March 31, 2026

i

ii

Annexes

Annex I	Form of Contingent Value Rights Agreement
Annex II	Form of Company Shareholder Resolution
Annex III	Form of Scheme of Arrangement

iii

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT, dated as of March 31, 2026 (this “Agreement”), is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), LDH XV Corporation, a Delaware corporation and direct wholly owned Subsidiary of Parent (“Purchaser”), and Centessa Pharmaceuticals plc, a public limited company registered in England and Wales (the “Company” and, together with Parent and Purchaser, the “Parties”).

WHEREAS, the Parties intend that the entire issued and to be issued share capital of the Company be acquired by Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee) by means of the Scheme of Arrangement on the terms and subject to the conditions set out in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has resolved (i) that this Agreement, the Scheme of Arrangement, the Contemplated Transactions, the Voting and Support Agreements and the other transactions contemplated hereby and thereby are in the best interests of the Company and would promote the success of the Company for the benefit of the Company’s Shareholders as a whole, (ii) that the execution, delivery and performance by the Company of its covenants and obligations contained in this Agreement and the Scheme of Arrangement and the consummation of the Contemplated Transactions, be and are approved and (iii) to recommend to the Company Shareholders the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolution at the Company GM;

WHEREAS, the boards of directors of Parent and Purchaser have, on the terms and subject to the conditions set forth herein, adopted this Agreement and approved the Contemplated Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Purchaser’s willingness to enter into this Agreement, certain of the Company’s Shareholders have entered into irrevocable undertakings to vote (or, where applicable, cause to vote) in favor of all resolutions relating to the approval of the Scheme of Arrangement at the Scheme Meeting and the Company Shareholder Resolution at the Company GM (collectively, the “Voting and Support Agreements”); and

WHEREAS, subject to the terms and conditions of this Agreement, at or prior to the Effective Time, Parent, Purchaser and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) shall enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Annex I (the “CVR Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

ARTICLE I

THE CONTEMPLATED TRANSACTIONS

Section 1.1. The Contemplated Transactions. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Purchaser (or, at Parent’s election (a) in respect of any or all of the Remnant Shares, its nominee(s) and (b) in respect of the Depositary Shares, the DR Nominee) shall acquire the Scheme Shares pursuant to the Scheme of Arrangement. The Scheme Shares will be acquired fully paid, with full title guarantee, free and clear of all Liens (other than transfer restrictions arising under applicable securities Laws) and together with all rights at the Effective Time or thereafter attached or relating thereto, including voting rights and the right to receive and retain all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) thereon.

Section 1.2. Closing. Subject to the provisions of this Agreement, the closing of the Contemplated Transactions (the “Closing”) will take place remotely by exchange of documents and signatures (or their electronic counterparts), as promptly as practicable (and in any event within two (2) Business Days) after the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree (the date on which the Closing actually occurs, the “Closing Date”).

Section 1.3. Delivery of Court Order. On the Closing Date, in connection with the Closing, the Company shall (a) deliver, or cause to be delivered, the Court Order to the Registrar of Companies in England and Wales and the Scheme of Arrangement shall become effective upon such delivery in accordance with its terms (the date and time of such delivery being the time that the Scheme of Arrangement shall become effective, herein referred to as the “Effective Time”) and (b) deliver a copy of the Court Order to Parent together with appropriate evidence of the Effective Time as soon as practicable following the making of the Court Order.

ARTICLE II

TRANSFER OF SCHEME SHARES

Section 2.1. Transfer of Scheme Shares.

(a) At the Effective Time, the Scheme Shares (including, for the avoidance of doubt, the Depositary Shares) shall be transferred from the Scheme Shareholders to Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee) in accordance with the provisions of this Agreement and the Scheme of Arrangement (and without any action by the Scheme Shareholders), and the Scheme Shareholders shall cease to have any rights with respect to the Scheme Shares, except their rights, in accordance with the terms of the Scheme of Arrangement, to receive, in exchange for each Scheme Share so transferred, $38.00 in cash, without interest (the “Cash Consideration”), plus one (1) contingent value right per Scheme Share, which shall represent the right to receive the Milestone Payments (as such term is used in the CVR Agreement), if any, at the times and subject to the terms and conditions provided for in the CVR Agreement, in cash, without interest (each, a “CVR” and, collectively, the “CVRs”) (the Cash Consideration plus one (1) CVR, collectively, or any higher amount per Scheme Share paid pursuant to the terms of the Scheme of Arrangement, the “Transaction Consideration”), in each case, subject to the terms and conditions set forth in this Agreement, the CVR Agreement and the Scheme of Arrangement, and less any applicable Tax withholding. For the avoidance of doubt, the Parties acknowledge that, although the holders of Company ADSs are not Scheme Shareholders by virtue of their holdings of Company ADSs, the Depositary Shares are Scheme Shares to be transferred pursuant to the Scheme of Arrangement and accordingly, immediately following the Effective Time and as an indirect consequence of the Scheme of Arrangement, the holders of Company ADSs shall cease to have any rights with respect to the Company ADSs, except for the right to receive in respect of each Company ADS (in the case of certificated Company ADSs, upon surrendering each Company ADS to the Depositary, the Custodian or their respective nominees, as applicable) an amount of cash equal to the Cash Consideration (the “ADS Cash Consideration”), and one (1) CVR (the “ADS CVR” and, together with the ADS Cash Consideration, the “ADS Transaction Consideration”), in each case, subject to the terms and conditions set forth in this Agreement, the CVR Agreement, the Scheme of Arrangement and the Deposit Agreement and less any applicable Tax withholding. As soon as reasonably practicable after the Effective Time, and subject to the payment of all Transfer Taxes in respect of any relevant instruments of transfer (to the extent required), the register of members of the Company will be updated in accordance with this Agreement and the Scheme of Arrangement to reflect the transfer of the Scheme Shares as contemplated hereby and thereby.

(b) Prior to the Closing, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company (the “Paying Agent”) and enter into a paying agent agreement with the Paying Agent on terms reasonably acceptable to the Company. At or substantially concurrently with the Effective Time, Purchaser or Parent shall procure the deposit with the Paying Agent, for the benefit of the Scheme Shareholders, of cash in an amount sufficient to pay the aggregate amount of the Cash Consideration. All cash deposited with the Paying Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Payment Fund”. Such fund shall not be used for any purpose other than as expressly set forth in this Agreement; provided that such fund may be invested by the Paying Agent as directed by Purchaser or Parent; provided, further, that such investments shall be (i) in obligations of or guaranteed by the United States of America, (ii) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion, or (iv) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity that is reasonably expected to prevent or delay payments to be made pursuant to this Agreement. Such fund shall not be used for any purpose other than to pay the aggregate amount of Cash Consideration. To the extent that such fund diminishes for any reason below the level required to make prompt payment of the Cash Consideration, Purchaser or Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. No interest shall be paid or shall accrue for the benefit of Scheme Shareholders on the Cash Consideration. Notwithstanding anything to the contrary in this Section 2.1(b), all obligations of Purchaser with respect to the Cash Consideration required to be provided by Purchaser or Parent to the Paying Agent in respect of the Depositary Shares shall be satisfied to the extent Purchaser or Parent provides the Cash Consideration directly to the Depositary, the Custodian or their respective nominees under the Deposit Agreement, as applicable, pursuant to the procedures contemplated by Section 2.1(c). Parent shall not be required to deposit any funds related to any CVR with the Rights Agent, unless and until such deposit is required pursuant to the terms of the CVR Agreement.

(c) Prior to the Closing, the Company and Parent shall establish procedures with the Depositary that are reasonably acceptable to the Company and Parent such that (i) the Depositary, the Custodian or their respective nominees shall promptly deliver the ADS Cash Consideration to each holder of a Company ADS (less applicable Tax withholding) (in the case of certificated Company ADSs, that has duly surrendered such Company ADSs to the Depositary, the Custodian or their respective nominees, as applicable), (ii) any funds unclaimed by holders of Company ADSs shall be treated, as closely as reasonably possible and to the extent permitted by applicable Law, in the same manner as provided under Section 2.1(d), and (iii) if reasonably practicable and to the extent permitted by applicable Law, the aggregate Cash Consideration in respect of the Depositary Shares will be delivered directly by Purchaser or Parent to the Depositary, the Custodian or their respective nominees rather than through the Paying Agent. If reasonably deemed necessary by the Parties in furtherance of the establishment of such procedures, the Company shall enter into one (1) or more amendments to the Deposit Agreement that are reasonably acceptable to the Depositary, the Company and Parent, and the Parties shall deliver any certificates and opinions of counsel reasonably requested by the Depositary in connection therewith. For the avoidance of doubt, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent, unless and until such deposit is required pursuant to the CVR Agreement. Parent will bear all fees, charges and expenses that the Company ADS holders are required to bear under the Deposit Agreement in connection with the Contemplated Transactions, the cancellation of the Company ADSs and the receipt of the ADS Transaction Consideration. No interest will be paid or accrued on any amount payable in respect of the Company ADSs.

(d) Any portion of the Payment Fund which has not been transferred to the holders of Scheme Shares within twelve (12) months of the Closing Date shall be delivered to Purchaser or its designee(s) promptly upon demand by Purchaser and held by Purchaser in accordance with the terms of the Scheme of Arrangement (it being understood that no such delivery shall affect any legal right that a Scheme Shareholder may have to receive the Cash Consideration), and thereafter such Scheme Shareholders shall be entitled to look only to Purchaser for, and Purchaser shall remain liable for, payment of their claims for the Cash Consideration pursuant to the provisions of this Article II and the Scheme of Arrangement.

(e) To the fullest extent permitted by applicable Law, none of Parent, Purchaser, any DR Nominee, the Company, the Paying Agent, the Depositary (or the Custodian or their respective nominees) or any other Person acting as agent for, or otherwise at the direction of, any of the foregoing Persons, including any of their respective Affiliates, directors, officers or employees, will be liable to the Company, the Scheme Shareholders or any other Person in respect of the Cash Consideration (or the ADS Cash Consideration) from the Payment Fund, any CVR or any other cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Laws. Any amounts remaining unclaimed by such Scheme Shareholders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Laws, the property of Purchaser or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) If, between the date of this Agreement and the Effective Time, the outstanding Company Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any stock dividend, bonus issue, scrip dividend, subdivision, reorganization, merger, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares, or a stock or scrip dividend shall be declared with a record date within such period or any similar event shall have occurred (or if the number of Company Shares represented by each Company ADS shall have been changed pursuant to the Deposit Agreement), then the amount of the Transaction Consideration (or the ADS Transaction Consideration) shall be appropriately adjusted to provide to Purchaser and the Scheme Shareholders (or the Company ADS holders) the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.1(f) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by Section 6.1 or the other terms of this Agreement.

Section 2.2. Treatment of Company Equity Awards.

(a) The Company Board or, if appropriate, the committee administering a Company equity incentive plan, inducement award program or other similar plan, program or arrangement under which equity incentive awards are outstanding, including the Centessa Pharmaceuticals plc Amended and Restated 2021 Share Option and Incentive Plan and any inducement awards, each, as may be amended and restated from time to time (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”), but excluding the Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan (the “Company ESPP”), has adopted, or, as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), shall adopt, resolutions providing that, and has taken or shall take other necessary action providing that:

(i) at the Effective Time, each option to purchase Company Shares granted under the Company Equity Plans or otherwise (excluding, for the avoidance of doubt, the Company ESPP) (each, a “Company Stock Option”) having an exercise price less than the Closing Amount (each such option, a “Company Cash-Out Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled, and, in exchange therefor, the holder of such canceled Company Cash-Out Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Cash-Out Stock Option, (A) an amount in cash (less applicable Tax withholdings pursuant to Section 2.4) equal to the product of (1) the total number of Company Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Closing Amount over the applicable exercise price per Company Share under such Company Cash-Out Stock Option and (B) one (1) CVR for each Company Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

(ii) each Company Stock Option having an exercise price that is equal to or greater than the Closing Amount (each such option, a “Company Underwater Option”) that is outstanding immediately prior to the Effective Time, to the extent not vested, will become fully vested as of prior to the Effective Time, and the Company shall permit the holders of Company Underwater Options to exercise such Company Underwater Options prior to the Effective Time on a basis that allows the Company Shares acquired pursuant to such exercise to be treated as Scheme Shares at the Effective Time for purposes of Section 2.1, with any Company Underwater Options that remain outstanding and unexercised as of the Effective Time cancelled for no consideration at the Effective Time, without any action on the part of Purchaser, the Company or any other Person;

(iii) at the Effective Time, each restricted stock unit granted under the Company Equity Plans or otherwise (each such restricted stock unit, a “Company RSU”) that is outstanding and unvested shall become immediately vested in full, and at the Effective Time, each Company RSU will be canceled, and, in exchange therefor, the holder of such canceled Company RSU will be entitled to receive (without interest), in consideration of the cancellation of such Company RSU, (A) an amount in cash (less applicable Tax withholdings pursuant to Section 2.4) equal to the product of (1) the total number of Company Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Closing Amount and (B) one (1) CVR for each Company Share subject to such Company RSU immediately prior to the Effective Time (without regard to vesting); and

(iv) each Company Equity Plan shall be terminated effective as of the Effective Time.

(b) Subject to Section 2.4, Parent shall cause the Company (or the relevant Subsidiary, as applicable) to make all payments to former holders of Company Equity Awards required under Section 2.2(a) as promptly as practicable after the Effective Time or a Milestone Payment Date in accordance with the CVR Agreement, as applicable, and, (i) with respect to the Closing Amount, no later than the next regularly scheduled payroll date for U.S. employees that is at least five (5) Business Days following the Effective Time and (ii) with respect to cash payable upon satisfaction of the applicable Milestone (as defined in the CVR Agreement) pursuant to the CVR Agreement, in accordance with Section 2.4(b) of the CVR Agreement.

(c) The Company Board (or, if appropriate, the committee administering the Company ESPP) has passed, or, as soon as practicable after the date hereof shall pass such resolutions and shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) no new ESPP Offering Period shall be authorized or commenced following the date hereof unless and until this Agreement is terminated; (ii) no further rights are granted under the Company ESPP after the Effective Time; and (iii) the Company ESPP shall terminate as of or prior to the Effective Time.

Section 2.3. Section 16 Matters. Prior to the Effective Time, the Company Board shall take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Company Shares (or Company ADSs) and Company Equity Awards in the Contemplated Transactions.

Section 2.4. Withholding. The Parties, the Paying Agent, the Depositary and any other withholding agent are entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement, the Scheme of Arrangement or the CVR Agreement (including the Transaction Consideration) such amounts as are required to be deducted and withheld therefrom under the United States Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury Regulations thereunder (the “Treasury Regulations”), or any other applicable Law relating to Tax. Any compensatory amounts payable pursuant to or as contemplated by this Agreement, including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and paid over to the appropriate Tax Authority (as applicable), such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.5. Company and Parent Actions Prior to and at the Closing.

(a) On or prior to the Closing, the Company shall procure that a meeting of the Company Board is held at which resolutions are passed, conditional upon the delivery of the Court Order to the Registrar of Companies in England and Wales (and effective as of the Effective Time), approving the resignation of such directors of the Company (and, if required by Parent, the Company secretary) as Parent shall determine from (i) the Company Board (or as Company secretary) and (ii) the boards of directors of any of the Company’s Subsidiaries on which any such director also sits; provided that Parent provides written notice to the Company identifying the Persons who are to resign not less than ten (10) Business Days prior to Closing.

(b) On the Closing Date, the Company shall deliver to Parent a letter of resignation (in customary form) from each director or Company secretary who is to resign in accordance with Section 2.5(a) (provided that the delivery thereof shall not be a condition to the Closing).

(c) Further Assurances. Subject to the terms and conditions of this Agreement and the Scheme of Arrangement, at any time before or after the Effective Time, Purchaser, Parent and the Company shall each execute any further instruments, deeds, documents, conveyances, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

ARTICLE III

IMPLEMENTATION OF THE SCHEME

Section 3.1. Responsibilities of the Company in Respect of the Scheme of Arrangement and Company Shareholder Meetings.

(a) The Company shall:

(i) as promptly as practicable following the date hereof (with the Company using its reasonable best efforts to do so within twenty (20) Business Days after the date hereof, except to the extent the Company is unable to do so due to Purchaser’s or Parent’s failure to comply with its obligations under Section 3.2), prepare and file with the SEC a proxy statement in preliminary form relating to the Company Shareholder Meetings, which shall, among other customary items, contain and set out the terms and conditions of the Scheme of Arrangement, the explanatory statement required by section 897 of the Companies Act and the notices convening the Scheme Meeting and the Company GM (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement” and such matters within the Proxy Statement that relate to the Scheme of Arrangement, the “Scheme Document Annex”);

(ii) as promptly as reasonably practicable following the date hereof (and in any event prior to the Court hearing at which an order will be sought in relation to the convening of the Scheme Meeting, except to the extent the Company is unable to do so due to Purchaser’s or Parent’s failure to comply with its obligations under Section 3.2), prepare a draft of any other documentation which is to be filed, published or mailed in connection with the Scheme Document Annex (including the forms of proxy for use by the Company Shareholders at the Company GM and by the Scheme Shareholders at the Scheme Meeting (the “Forms of Proxy”)) (the “Ancillary Scheme Documentation”);

(iii) if it determines that it is required pursuant to applicable Law to file any document other than the Proxy Statement with the SEC in connection with the Contemplated Transactions (such document, an “Other Required SEC Filing”), promptly prepare and file such Other Required SEC Filing;

(iv) use its reasonable best efforts to (A) cause the Proxy Statement (including the Scheme Document Annex), the Ancillary Scheme Documentation and any Other Required SEC Filing (and, in each case, any amendment or supplement thereto) (together, the “Transaction Documentation”) to comply in all material respects with applicable Law (including the Companies Act and any applicable rules and regulations of the SEC and Nasdaq), (B) have the Proxy Statement (including the Scheme Document Annex) clear any SEC review and (C) file with the SEC and cause the Proxy Statement (including the Scheme Document Annex) in definitive form and Forms of Proxy (together with any other Ancillary Scheme Documentation to be mailed) to be mailed to the Company Shareholders as promptly as reasonably practicable after the later of the SEC Proxy Clearance and approval by the Court for convening of the Scheme Meeting;

(v) prior to filing, publishing or mailing any Transaction Documentation or responding to any requests or comments from or by the SEC or (to the extent practicable) the Court with respect to any Transaction Documentation, consult with Parent as to the form and content of such Transaction Documentation, and, for such purpose, shall afford Parent reasonably sufficient time to consider the Transaction Documentation and shall take into account all comments reasonably proposed by Parent or Purchaser, except that no such consultation or consideration shall be required with respect to any disclosure regarding a Change of Board Recommendation made in accordance with Section 6.3;

(vi) inform Parent promptly after it receives any oral or written comment from or request by the SEC, Nasdaq or the Court for amendment of any of the Transaction Documentation or Court Documentation or comments thereon and responses thereto or requests by the SEC, Nasdaq or the Court for additional information, and promptly provide Parent with copies of any written communication from the SEC, Nasdaq or the Court or any state securities commission and use reasonable best efforts to respond as promptly as reasonably practicable to any comments, responses or requests by the SEC, Nasdaq or the Court with respect to the Transaction Documentation and Court Documentation;

(vii) provide Parent with drafts of any documents, witness statements, affidavits or evidence to be submitted to the Court in relation to the Scheme of Arrangement (the “Court Documentation”);

(viii) afford Parent reasonably sufficient time to consider all Court Documentation and take into consideration all comments reasonably proposed by Parent, except that no such consultation or consideration shall be required with respect to any disclosure regarding a Change of Board Recommendation made in accordance with Section 6.3;

(ix) for the purpose of implementing the Scheme of Arrangement, instruct Andrew Thornton KC, a King’s Counsel from Erskine Chambers;

(x) as promptly as reasonably practicable, provide Purchaser and its Representatives with a summary of any advice given by such counsel that is material to the Scheme of Arrangement (including its terms, class analysis, structure and implementation) and, subject to prior agreement from counsel, provide Purchaser’s Representatives with reasonable access to counsel and attendance at any key discussions or conferences with counsel as may be considered appropriate by counsel and the Company;

(xi) as promptly as reasonably practicable, notify Parent of any matter of which it becomes aware that would reasonably be expected to prevent, materially delay or materially impair the filing, publication or mailing of any Transaction Documentation or Court Documentation;

(xii) as promptly as reasonably practicable, make all necessary applications to the Court in connection with the implementation of the Scheme of Arrangement (including applying to the Court seeking an order in relation to the convening of the Scheme Meeting and settling with the Court the Scheme Document, the Forms of Proxy (and, to the extent applicable, any other Transaction Documentation) and taking such other steps as may be required or desirable in connection with such application, in each case as promptly as reasonably practicable) and use its reasonable best efforts so as to ensure that such matters are dealt with as promptly as reasonably practicable in order to facilitate the dispatch of the relevant Transaction Documentation to Company Shareholders as soon as reasonably practicable following the date hereof;

(xiii) procure the publication of any advertisements required by applicable Law and dispatch of the relevant Transaction Documentation to Company Shareholders on the register of members of the Company on the record date and time established by the Company (in accordance with applicable Law and, in respect of the Scheme Meeting, with the consent of the Court) as promptly as reasonably practicable after the direction of the Court to dispatch such documents has been obtained, and thereafter shall file, publish or mail such other documents and information as the Court may approve or direct from time to time in connection with the implementation of the Scheme of Arrangement in accordance with applicable Law (and the Company shall consult with Parent as with respect thereto and shall afford Parent reasonably sufficient time to consider such documents and information and shall take into consideration in good faith all comments reasonably proposed by Parent, except that no such consultation or consideration shall be required with respect to any disclosure regarding a Change of Board Recommendation made in accordance with Section 6.3) as promptly as reasonably practicable after the approval or direction of the Court to file, publish or mail such documents and information has been given;

(xiv) unless the Company Board has effected a Change of Board Recommendation in accordance with Section 6.3, procure that the Proxy Statement (and the Scheme Document Annex) includes the Company Board Recommendation;

(xv) include in the Proxy Statement (as part of the Scheme Document Annex) a notice convening the Company GM to be held immediately following the Scheme Meeting to consider and, if thought fit, approve the Company Shareholder Resolution;

(xvi) establish a record date and time for and convene and hold the Scheme Meeting and the Company GM as soon as reasonably practicable following the date of this Agreement such that, subject only to Section 2.2, the Scheme Meeting and Company GM are convened for the date that is as soon after the date of the dispatch of the relevant Transaction Documentation as is reasonably practicable and permissible under applicable Law and the Company Organizational Documents (and, in any event, no later than the date falling fifty (50) calendar days after the dispatch of the Proxy Statement (including the Scheme Document Annex)), in each case, subject to Section 3.1(a)(xxi), and ensure that the Scheme Meeting and the Company GM are convened, held and conducted in compliance with this Agreement, the Company Organizational Documents and applicable Law (including, where relevant, the directions of the Court);

(xvii) within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Scheme Meeting and the Company GM to be held by such applicable date in Section 3.1(a)(xvi);

(xviii) permit a reasonable number of Representatives of Purchaser and Parent to attend and observe the Scheme Meeting and the Company GM and, unless the Court otherwise directs, to attend and observe each hearing of the Court;

(xix) keep Parent informed on a reasonably regular basis, during the period between the dispatch of the Transaction Documentation to the Company Shareholders and the date of the Company Shareholder Meetings, of the number of valid proxy votes received in respect of resolutions to be proposed at the Scheme Meeting and the Company GM (with the number of valid proxy votes for and against being separately identified in respect of each resolution), and in any event provide such number as soon as reasonably practicable following a request by Parent or its Representatives and, unless the Company Board has effected a Change of Board Recommendation in accordance with Section 6.3, use reasonable best efforts to solicit and obtain the Company Shareholder Approvals, including by engaging a proxy solicitor if requested by Parent or Purchaser to assist in obtaining the Company Shareholder Approvals;

(xx) procure that at least five (5) holders of Company ADSs (each, a “Converted Direct Shareholder”) as promptly as reasonably practicable following the date hereof: (A) exercise their rights under Section 2.7 of the Deposit Agreement, in respect of one (1) Company ADS held by them, to surrender such Company ADS and to take delivery of one (1) Company Share in exchange therefor; and (B) appoint the same director of the Company as their proxy to vote on their behalf in respect of the Company Shareholder Resolution, and in any event the Company shall procure that the Converted Direct Shareholders initiate the foregoing process within three (3) Business Days after the date of this Agreement;

(xxi) procure that the director of the Company who is the subject of Section 3.1(a)(xx)(B) above enter into a hard irrevocable undertaking within ten (10) Business Days of the date of this Agreement to vote in favor of the Company Shareholder Resolution when exercising their votes pursuant to the proxies granted under Section 3.1(a)(xx)(B), with such undertaking being in a form reasonably satisfactory to Parent;

(xxii) update the Company’s register of members as promptly as reasonably practicable to reflect that the Converted Direct Shareholders are members of the Company;

(xxiii) inform Parent as promptly as reasonably practicable upon becoming aware of any changes following the date hereof to the holders of legal title recorded in the Company’s register of members or any requests received by the Depositary or the Custodian for the delivery of Company Shares upon surrender of Company ADSs pursuant to Section 2.7 of the Deposit Agreement or otherwise and, to the extent that any of the foregoing changes do not relate to the Converted Direct Shareholders, reasonably cooperate in good faith with Purchaser and Parent to jointly agree on a strategy and plan of action in respect of obtaining Company Shareholder Approvals and to implement such strategy and plan of action as expeditiously as reasonably practicable (including by procuring that further employees of the Company and the relevant director of the Company take all necessary steps to convert their one (1) Company ADS each in accordance with Section 3.1(a)(xx)(A) above and appoint the relevant director of the Company as their proxy in accordance with Section 3.1(a)(xx)(B) above);

(xxiv) except as required by applicable Law or the Court, not postpone or adjourn the Scheme Meeting or the Company GM without Purchaser’s prior written consent; provided, however, that the Company may, without the consent of Parent and only in accordance with the Company Organizational Documents, applicable Law and, if relevant, the consent of the Court, and shall, at the request of Parent, in respect of sub-clauses (C) and (D) below, adjourn or postpone the Scheme Meeting or the Company GM (A) in the case of adjournment, if requested by the Company Shareholders (on a poll) to do so; provided that the adjournment resolution was not proposed, procured or instigated by or on behalf of the Company or any of its officers, directors, employees, agents or other Representatives acting on the Company’s behalf or at the Company’s direction, (B) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement or Scheme Document Annex is provided to the Company Shareholders with such postponement or adjournment to extend for no longer than the period that the Company Board determines in good faith (after consulting with outside counsel) is advisable to give the Company Shareholders sufficient time to evaluate any such disclosure or information so provided or disseminated (provided that no such postponement or adjournment under this clause (B)

may be to a date that is after the tenth (10th) Business Day after the date of such disclosure or dissemination other than to the extent required by applicable Law), (C) if, as of the time for which the Scheme Meeting or the Company GM is scheduled (as set forth in the Scheme Document Annex), there are insufficient Company Shares or Scheme Shares (as applicable) represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Scheme Meeting or the Company GM, but only until a meeting can be held at which there are a sufficient number of Company Shares or Scheme Shares (as applicable) represented to constitute a quorum, or (D) to solicit additional proxies for the purpose of obtaining the Company Shareholder Approvals, but only until a meeting can be held at which there are a sufficient number of votes of the Company Shareholders or Scheme Shareholders (as applicable) to obtain the relevant Company Shareholder Approvals (provided that no such postponement or adjournment pursuant to the foregoing clauses (C) or (D) may, without the consent of Parent or, in the case of a request by Parent, the Company, be for a period of more than ten (10) Business Days on any single occasion or, on any occasion, to a date after the earlier of (1) twenty (20) Business Days after the date on which the Scheme Meeting or the Company GM were originally scheduled, as applicable, and (2) fifteen (15) Business Days before the Outside Date); provided, further, that, subject to applicable Law or the Court, the record date once established for the Scheme Meeting or the Company GM may not be changed without the prior written consent of Parent other than in the case of any automatic extension upon any postponement or adjournment as provided in the Scheme of Arrangement;

(xxv) not propose any matters to be voted on at the Scheme Meeting or the Company GM other than the matters contemplated by this Agreement in connection with the Company Shareholder Approvals (and matters of procedure and matters required by or advisable under applicable Law to be voted on by the Company Shareholders in connection therewith);

(xxvi) (A) not variate, amend, modify, withdraw, terminate or rescind, or fail to enforce the Scheme of Arrangement or allow it to lapse without the prior written consent of Parent unless required by the Court and (B) not make any application to the Court for or agree to an extension of time in connection with the Scheme of Arrangement without the prior consent of Purchaser;

(xxvii) request to book a Court date in respect of the proposed sanction of the Scheme of Arrangement (such date to be discussed and agreed with the Purchaser in advance) promptly (and in any event within one (1) Business Day) after the Company has sufficient visibility over the likely calendar date on which the last of the conditions (excluding the condition set forth in Section 7.1(b)) set forth in Article VII will be satisfied or (to the extent permitted by applicable Law) waived and, for the avoidance of doubt, the Company will be deemed to have sufficient visibility for the purposes of this Section 3.1(a)(xxiv) on the date on which the last of the conditions (excluding the condition set forth in Section 7.1(b)) set forth in Article VII has been actually satisfied or waived;

(xxviii) following the Company Shareholder Meetings, if the Company Shareholder Approvals have been obtained and all other conditions set forth in Article VII are satisfied or (to the extent permitted by applicable Law) waived (other than (A) those conditions that by their nature are to be satisfied at the Closing (but subject to those conditions being able to be satisfied or having been waived by Parent or Purchaser, to the extent waivable by Parent or

Purchaser (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied)) and (B) the condition set forth in Section 7.1(b)), use reasonable best efforts to take all necessary steps on the part of the Company, including to prepare and issue, serve and lodge all such court documents as are required, to seek the sanction of the Court to the Scheme of Arrangement as promptly as practicable thereafter; provided that the Company shall be permitted to make honest and complete disclosure to the Court at the hearing to sanction the Scheme of Arrangement as required by applicable Law;

(xxix) give such undertakings as are required by the Court in connection with the Scheme of Arrangement;

(xxx) promptly provide Parent with a copy of the resolution passed at the Scheme Meeting, the Company Shareholder Resolution passed at the Company GM and of each order of the Court (including the Court Order) once obtained, and use reasonable best efforts to deliver the Court Order to the Registrar of Companies in England and Wales on, or as promptly as practicable (and in any event within two (2) Business Days) after, the date that the condition set forth in Section 7.1(b) is satisfied;

(xxxi) to the extent not covered by the foregoing clauses (i) through (xxx) of this Section 3.1, use reasonable best efforts to cooperate in good faith, and procure that its Subsidiaries and its and their respective Representatives cooperate in good faith, with Parent and Purchaser and their respective Representatives in preparing the Transaction Documentation and Court Documentation, convening and holding the Company Shareholder Meetings and obtaining the sanction of the Court of the Scheme of Arrangement (including making such confirmations to the Court and otherwise engaging with the Court, and instructing its counsel to engage with the Court, in such manner as to obtain such sanction from the Court); provided that the Company shall be permitted to (A) make honest and complete disclosure to the Court at the hearing to sanction the Scheme of Arrangement as required by applicable Law or (B) make a Change of Board Recommendation in accordance with Section 6.3; and

(xxxii) notwithstanding anything to the contrary in this Agreement, the obligations of the Company under this Section 3.1 shall continue in full force and effect following the Change of Board Recommendation unless this Agreement is validly terminated in accordance with Article VIII or as expressly provided in clauses (i) through (xxxi).

Section 3.2. Responsibilities of Purchaser and Parent in Respect of the Scheme of Arrangement. Each of Purchaser and Parent shall:

(a) instruct counsel to appear on its behalf at the Court hearing to sanction the Scheme of Arrangement, and undertake to the Court to be bound by the terms of the Scheme of Arrangement insofar as it relates to Purchaser or Parent (as applicable), it being understood, for the avoidance of doubt, that this shall not oblige Purchaser or Parent to waive any of the conditions to Closing or treat them as satisfied;

(b) subject to the terms of this Agreement, afford such cooperation and assistance, and procure that Parent and Purchaser affords such cooperation and assistance, as may reasonably be requested by the Company in respect of the preparation and verification of any document required for the implementation of the Scheme of Arrangement or any other matter covered by Section 3.1, including the prompt and timely provision to the Company of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors, officers or employees as the Company may reasonably request for the purposes of preparing the Transaction Documentation and the Court Documentation;

(c) review and provide comments (if any) in a reasonably timely manner on all Transaction Documentation and Court Documentation submitted to it;

(d) as promptly as reasonably practicable, notify the Company of any matter in respect of Purchaser or Parent of which it becomes aware which would reasonably be expected to prevent, materially delay or materially impair the filing or publication of any Transaction Documentation or Court Documentation;

(e) following the Company Shareholder Meetings, if the Company Shareholder Approvals have been obtained and all other conditions set forth in Article VII are satisfied or (to the extent permitted by applicable Law) waived (other than (A) those conditions that by their nature are to be satisfied at the Closing (but subject to those conditions being able to be satisfied or having been waived by Parent or Purchaser, to the extent waivable by Parent or Purchaser (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied)) and (B) the condition set forth in Section 7.1(b)), give written notice to the Company of such satisfaction or waiver by 9.00 a.m. (London Time) on the date that is two (2) Business Days prior to the date of the hearing of the Court to sanction the Scheme of Arrangement; and

(f) to the extent not covered by the foregoing clauses (a) through (e) of this Section 3.2, use reasonable best efforts to cooperate in good faith, and procure that its Subsidiaries and its and their respective Representatives cooperate in good faith, with the Company and its Representatives in preparing the Transaction Documentation and Court Documentation and convening and holding the Company Shareholder Meetings as expeditiously as reasonably practicable.

Section 3.3. Mutual Provisions in Relation to the Scheme of Arrangement and the Company Shareholder Meetings. If, at any time prior to the receipt of the Company Shareholder Approvals, any of the Company, Purchaser or Parent discovers that any of the Transaction Documentation contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and, as promptly as reasonably practicable thereafter, the Company shall file with the SEC (if such discovery is made prior to the receipt of the Company Shareholder Approvals) and the Court, as applicable, any necessary amendment of, or supplement to, the Transaction Documentation, and convene any necessary Court hearings, and, to the extent required by applicable Law, disseminate the information contained in such amendment or supplement to the Company Shareholders.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in (a) Company SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) (provided that nothing disclosed in the Company SEC Documents shall be deemed a qualification of, or modification to, the representations and warranties set forth in the first sentence of Section 4.1(a) (Organization and Corporate Power), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.3(a) or (e) (Capitalization), Section 4.8(a) (Absence of Certain Developments) and Section 4.22 (No Rights Agreement; Anti-Takeover Provisions)) or (b) the confidential disclosure letter delivered by the Company to Parent and Purchaser prior to the execution and delivery of this Agreement (which shall be arranged and in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article IV to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Purchaser as follows:

Section 4.1. Organization and Corporate Power; Subsidiaries.

(a) The Company is duly incorporated and validly existing under the Laws of England and Wales. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted in all material respects. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.

(b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted in all material respects. The Subsidiaries of the Company are duly qualified or authorized to do business and are in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.

(c) True and complete copies of the articles of association of the Company (the “Company Organizational Documents”), and the equivalent governing documents of each of its Subsidiaries, as in effect as of the date of this Agreement, have been heretofore made available to Parent and Purchaser. The Company is not in material violation of any of the provisions of the Company Organizational Documents. Except as would not have a Company Material Adverse Effect, the Company’s Subsidiaries are not in violation of any provisions of their respective organizational documents.

Section 4.2. Authorization; Valid and Binding Agreement.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Voting and Support Agreements, to perform its obligations hereunder and thereunder and, subject to obtaining the Company Shareholder Approvals and the Court Order, to consummate the Scheme of Arrangement and the Contemplated Transactions.

(b) The Company Board, at a meeting duly called and at which a quorum was present, duly resolved (i) that this Agreement, the Scheme of Arrangement, the Contemplated Transactions, the Voting and Support Agreements and the other transactions contemplated hereby and thereby are in the best interests of the Company and would promote the success of the Company for the benefit of the Company’s Shareholders as a whole, (ii) that the execution, delivery and performance by the Company of its covenants and obligations contained in this Agreement and the Scheme of Arrangement and the consummation of the Contemplated Transactions upon the terms and subject to the conditions set forth herein and therein, be and are approved, and (iii) to recommend to the Company Shareholders the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolution at the Company GM (the matters described in clauses (i) through (iii), the “Company Board Recommendation”), which resolutions have not, as of the date of this Agreement, been rescinded, modified or withdrawn. Except for obtaining the Company Shareholder Approvals and the filing of the Court Order with the Registrar of Companies of England and Wales, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the implementation of the Scheme of Arrangement, the performance by the Company of its covenants and obligations hereunder and thereunder or the consummation of the Contemplated Transactions. The Company has duly executed and delivered this Agreement and the Voting and Support Agreements and, assuming the due authorization, execution and delivery by Purchaser and Parent and such other Persons party to the Voting and Support Agreements, this Agreement and the Voting and Support Agreements constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(c) The Company Shareholder Approvals are the only votes of the Company’s Shareholders or the holders of any Company Securities necessary in connection with this Agreement and the Scheme of Arrangement and the consummation by the Company of the Contemplated Transactions.

Section 4.3. Capitalization.

(a) The authorized capital stock of the Company consists of 184,469,623 Company Shares, £0.002 nominal value per share. As of the close of business on March 27, 2026 (the “Measurement Date”), (i) 154,662,092 Company Shares were in issue (of which (A) none were issued subject to any vesting restrictions, (B) none were held in treasury, (C) 22,839 Company Shares were held by a registered holder other than the Depositary and (D) 154,639,253 Company Shares (represented by 154,639,253 Company ADSs) were deposited with the Depositary pursuant to the Deposit Agreement), (ii) Company Stock Options to purchase 15,577,302 Company Shares (represented by 15,577,302 Company ADSs) were outstanding, (iii) 1,157,321 Company Shares (represented by 1,157,321 Company ADSs) were subject to issuance pursuant to outstanding Company RSUs, (iv) 17,001,289 Company Shares (represented by

17,001,289 Company ADSs) were reserved for future issuance pursuant to the Company Equity Plan and (v) 2,708,515 Company Shares (represented by 2,708,515 Company ADSs) were reserved for future issuance pursuant to the Company ESPP. From the Measurement Date to the execution of this Agreement, the Company has not issued any Company Shares, Company ADSs or other Company Securities, other than (x) Company ADSs under the Deposit Agreement in exchange for the deposit with the Depositary of Company Shares in issue as of the Measurement Date as set forth in the preceding sentence, (y) Company Shares included in the amount specified in clause (i)(D) of the preceding sentence and delivered after the Measurement Date upon the surrender and cancellation of Company ADSs pursuant to the Deposit Agreement or (z) Company ADSs issued (with corresponding Company Shares deposited under the Deposit Agreement) pursuant to the exercise of Company Stock Options or settlement of Company RSUs outstanding as of the Measurement Date as set forth in the preceding sentence. Each Company ADS represents a beneficial ownership interest in one (1) Company Share, subject to the terms and conditions of the Deposit Agreement.

(b) Section 4.3(b) of the Company Disclosure Letter sets forth a true and complete list as of the close of business on the Measurement Date of (i) the outstanding Company Equity Awards, including, to the extent applicable, (A) the number of vested and unvested Company Shares (and corresponding Company ADSs) subject thereto, (B) the names of holders thereof, (C) the exercise price (on a per-Company Share basis) (if any), (D) the date of grant, (E) the expiration date (if applicable), (F) the vesting schedules and current vesting status (including whether presently exercisable, if applicable), and (G) whether such Company Stock Option is presently exercisable and (ii) in the case of each Company Stock Option, whether such Company Stock Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(c) All Company Equity Awards (i) have been granted and administered in accordance with the terms of the Company Equity Plans and award agreement governing the terms of such award and (ii) are not subject to Section 409A of the Code. Each Company Stock Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code complies with all applicable requirements of Section 422 of the Code. Each Company Stock Option has an exercise price that is no less than the fair market value of the underlying Company Shares on the date of grant, as determined in accordance with Section 409A of the Code, and all Company Equity Awards are exempt from Section 409A of the Code. At all times, the Company ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase Company Shares under the Company ESPP (now outstanding or previously exercised or forfeited) have satisfied the requirements of Section 423 of the Code.

(d) Except as disclosed in Section 4.3(d) of the Company Disclosure Letter, the Subsidiaries of the Company are wholly owned by the Company, free and clear of any Liens (other than Permitted Liens), and their outstanding capital stock is set forth on Section 4.3(d) of the Company Disclosure Letter. The Company does not own, directly or indirectly, any capital stock or restricted stock of, or other equity interest or voting security in, or any interest convertible into or exchangeable or exercisable for any capital stock or restricted stock of, or other equity interest or voting security in, any Person other than the Subsidiaries of the Company and Investment Securities.

(e) Except for (x) the Company Shares, the Company ADSs and the Company Equity Awards described in this Section 4.3, (y) pursuant to the Deposit Agreement and (z) as disclosed in Section 4.3 of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any outstanding (i) shares of capital stock, restricted stock or other equity interests or voting securities, including Company ADSs, (ii) securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (iii) options, warrants, purchase rights, subscription rights, preemptive rights, anti-dilutive rights, conversion rights, exchange rights, exercise rights, calls, puts, rights of first refusal or other Contracts that require the Company or its Subsidiaries (as applicable) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable) (other than pursuant to the cashless exercise of Company Stock Options or the withholding of Tax with respect to Company Equity Awards), or securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (iv) obligation to grant, extend or enter into any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, exercise rights, calls, puts, rights of first refusal or other Contracts that require the Company or its Subsidiaries (as applicable) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), including Company ADSs, or securities convertible, exchangeable or exercisable, directly or indirectly, into or for capital stock, restricted stock or other equity interests or voting securities of the Company or its Subsidiaries (as applicable), (v) stock appreciation, phantom stock, restricted stock units, profit participation or similar rights with respect to the Company or its Subsidiaries (as applicable), (vi) options to purchase Company Shares or Company ADSs under the Company ESPP, (vii) bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries (as applicable) having the right to vote on any matters on which the Company’s or its Subsidiaries’ (as applicable) shareholders may vote, or (viii) obligations by the Company or its Subsidiaries to make any payments based on the price or value of any of the foregoing securities or interests covered in clauses (i) through (vii) above (the items in clauses (i) through (viii), collectively, including the Company Shares, Company ADSs and equity interests of the Company’s Subsidiaries, the “Company Securities”).

(f) No Subsidiary of the Company owns any Company Securities (other than interests in other Subsidiaries of the Company). None of the Company or any of its Subsidiaries is party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding with respect to any Company Securities or any other agreement with respect to the disposition or voting of, or dividends with respect to, any Company Securities, other than the Deposit Agreement, the Registration Rights Agreement and the Voting and Support Agreements. The Company is in compliance in all material respects with the Deposit Agreement. The Company has made available to Parent a true and complete copy of the Deposit Agreement. All outstanding Company Shares (including, for the avoidance of doubt, corresponding Company ADSs) are, and all Company Shares (including, for the avoidance of doubt, corresponding Company ADSs) to be purchased pursuant to the Company ESPP and all Company Shares (including, for the avoidance of doubt, corresponding Company ADSs) issued upon exercise of Company Stock Options or settlement of Company RSUs will be, when issued, duly authorized and validly issued, and are, or will be, as applicable, fully paid, non-assessable and free of preemptive rights, rights of first refusal, subscription rights or similar rights of any Person. None of the Company or any of its Subsidiaries has any Contract pursuant to which it is obligated to make any equity investment (in the form of a capital contribution or otherwise) in any Person (other than the Company with respect to its wholly owned direct or indirect Subsidiaries and other than the Subsidiaries with respect to other wholly owned direct or indirect Subsidiaries of the Company).

(g) Except as disclosed in Section 4.3(g) of the Company Disclosure Letter, since November 24, 2025, (i) the Company has not delivered an issuance notice to the Sales Agent; (ii) there are no pending or active issuance notices pursuant to the Sales Agreement; and (iii) no documentation relating to, or notice of, this Agreement is required to be provided to the Sales Agent.

Section 4.4. No Breach. The execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions do not (a) conflict with or violate the Company Organizational Documents or the Deposit Agreement, (b) assuming all consents, approvals, authorizations and other actions described in Section 4.5 have been obtained, and all filings and obligations described in Section 4.5 have been made, conflict with or violate any Law, order, judgment or decree to which the Company or any of its properties or assets is subject, except any conflicts or violations which would not have a Company Material Adverse Effect, or (c) conflict with or result in any breach of, constitute a default under (with or without notice or lapse of time), result in a violation of, give rise to a right of termination, cancellation or acceleration or result in the creation of a Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or its Subsidiaries under, any Company Material Contract, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Company Material Adverse Effect.

Section 4.5. Consents. Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the applicable requirements of the Exchange Act, (c) any filings required by Nasdaq, (d) the filing of applications, consents, approvals, authorizations and notices, as required by the FDA, the DEA, and any other federal, state, local or foreign Governmental Body that is concerned with or regulates the research, development, marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products, controlled substances, listed chemicals, or medical devices or is concerned with or regulates public healthcare programs, (e) the sanction of the Scheme of Arrangement by the Court and (f) any filings with the relevant authorities of states or other jurisdictions in which the Company or its Subsidiaries is qualified to do business, in each case, none of the Company or any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions and, other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those filings, consents, approvals and authorizations the failure of which to obtain would not have a Company Material Adverse Effect.

Section 4.6. Reports; Financial Statements and UK Company Filings; Disclosure Controls and Procedures.

(a) The Company has timely filed and furnished all reports, schedules, forms, statements and other documents (including exhibits thereto and all other information incorporated by reference therein) required to be filed or furnished by the Company with the SEC since January 1, 2024 (such reports, schedules, forms, statements and other documents, the “Company SEC Documents”). As of their respective filing dates (or, if amended, supplemented or superseded by a filing, then on the date of such amendment, supplement or superseding filing) (and, in the case of registration statements on the dates of effectiveness): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or Sarbanes-Oxley, as applicable to such Company SEC Documents, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date of effectiveness (in the case registration statements) and as of their respective SEC filing dates or, if amended, supplemented or superseded, the date of the filing of such amendment, supplement or superseding filing with respect to the portions that are amended, supplemented or superseded (in the case of all other Company SEC Documents) so filed, and (ii) none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC relating to the Company SEC Documents and none of the Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review. The Subsidiaries of the Company are not required to file or furnish any forms, reports, schedules, statements or other documents with the SEC.

(b) The consolidated financial statements contained in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).

(c) The Company has designed and maintains, and at all times since January 1, 2024 has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since January 1, 2024, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (i) any “significant deficiency” or “material weakness” in the design or operation of internal control over financial reporting utilized by the Company; (ii) with respect to the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting, any illegal act (with respect to or pertaining to the Company or when acting in his or her capacity as an employee of the Company) or fraud, whether or not material; or (iii) any claim or allegation in writing regarding any of the foregoing.

(d) The Company (i) has designed and maintains, and at all times since January 1, 2024 has maintained, disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2024, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.

(e) Since January 1, 2024, none of the Company, its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company, has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Neither the Company nor its principal executive officer or principal financial officer has received written notice from any Governmental Body challenging or questioning the Company’s accounting practices, methodologies or methods or the accuracy, completeness, form or manner of filing of any certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley.

(f) None of the Company or any of its Subsidiaries has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) or Regulation S-K under the Exchange Act).

(g) Since January 1, 2024, all returns, resolutions and other documents required under the Companies Act to be delivered by or on behalf of the Company to the Registrar of Companies in England and Wales have, in all material respects, been prepared and delivered in accordance with applicable requirements.

Section 4.7. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the consolidated unaudited balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date, that is included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business, (c) incurred in connection with this Agreement or the Contemplated Transactions, (d) as set forth in Section 4.7 of the Company Disclosure Letter, the Company does not have any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the balance sheet of the Company (or disclosed in the notes to such balance sheet).

Section 4.8. Absence of Certain Developments.

(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have not experienced a Company Material Adverse Effect.

(b) Except in connection with the Contemplated Transactions, from the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have carried on and operated its business in all material respects in the ordinary course of business (except for discussions, negotiations and transactions related to this Agreement or other potential strategic transactions), and none of the Company or any of its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 6.1(b) (other than Section 6.1(b)(i) (Dividends; Acquisition of Company Securities), (ii) (Issuance of Company Securities) and (iii) (Compensation; Benefits)) if such covenants had been in effect as of the Company Balance Sheet Date.

Section 4.9. Proxy Statement and Scheme Document Annex. The Proxy Statement (including the Scheme Document Annex) when filed with the SEC, at the time of any amendment of or supplement thereto, at the time of any publication, distribution or dissemination thereof, at the time made available to the Court, at the time made available to Company Shareholders (including holders of Company ADSs) and at the time of the Company Shareholder Meetings, will comply as to form in all material respects with the applicable requirements of the Exchange Act, the Companies Act and all other applicable Laws and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Purchaser or any of their Representatives.

Section 4.10. Compliance with Laws; Permits.

(a) Each of the Company and its Subsidiaries is, and has been since January 1, 2024, in compliance, in all material respects, with all Laws applicable to it, any of its properties or other assets, or its business or operations.

(b) The Company and its Subsidiaries hold and since January 1, 2024 have held all Permits required to conduct their businesses as then conducted and such Permits are and have been at all times during which such Permits have been required, valid and in full force and effect, except where the failure to hold such Permits would not have a Company Material Adverse Effect.

(c) Since January 1, 2024, (i) none of the Company or any of its Subsidiaries has received any written notice from any Governmental Body that alleges (A) any material violation or noncompliance (or reflects that the Company or its Subsidiaries are under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any material fine, assessment or cease and desist order, or the suspension, revocation/withdrawal or limitation or restriction of any material Permit, and (ii) none of the Company or any of its Subsidiaries has entered into any material agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.

(d) Since January 1, 2024, each of the Company and its Subsidiaries has timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body, including state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all material fees and assessments due and payable in connection therewith.

(e) The Company, its Subsidiaries and each of their officers and directors are in material compliance with, and have complied in all material respects with, (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

Section 4.11. Title to Tangible Properties.

(a) The Company and its Subsidiaries have good and valid title to, or holds pursuant to good, valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, as currently conducted, in each case, free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have a Company Material Adverse Effect.

(b) The leased real property described in Section 4.11(b) of the Company Disclosure Letter (the “Company Real Property”) is a true and complete list of all the Company Real Property leases as of the date of this Agreement and constitutes all of the real property used, occupied or leased by the Company or its Subsidiaries. There are no subleases, licenses, occupancy agreements, consents, purchase agreements, or other Contracts granting to any person (other than the Company) the right to use or occupy the Company Real Property, no other Person (other than the Company and its Subsidiaries) is in possession of the Company Real Property, and the Company has not collaterally assigned or granted a security interest in any Company Real Property lease. The Company Real Property leases are in full force and effect. Except as disclosed in Section 4.11(b) of the Company Disclosure Letter, or as would not have a Company Material Adverse Effect, each of the Company Real Property leases is valid, binding and enforceable on the Company or its Subsidiaries (as applicable) and, to the Knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, and is in full force and effect, and the Company or its Subsidiaries (as applicable) has performed all material obligations required to be performed by it to date under each such lease. None of the Company, its Subsidiaries or, to the Knowledge of the Company, any other party to the applicable Company Real Property leases is in default in any material respect under any of such leases, and none of the Company or any of its Subsidiaries has given or received written notice of termination, cancellation, breach, or default under any such lease. No event has occurred which, if not remedied, would result in a default by the Company or its Subsidiaries in any material respect under the Company Real Property leases, and, to the Knowledge of the Company, no event has occurred which, if not remedied, would result in a default by any party other than the Company or its Subsidiaries in any material respect under the Company Real Property leases. To the Knowledge of the Company, there are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Company Real Property or any portion thereof or interest therein.

(c) None of the Company or any of its Subsidiaries owns any real property.

Section 4.12. Tax Matters.

(a) (i) Each of the Company and its Subsidiaries has timely filed (taking into account any applicable extensions) all income and other material Tax Returns required to be filed by it and all filed Tax Returns are true, complete and correct in all material respects, and (ii) each of the Company and its Subsidiaries has timely paid all Taxes whether or not shown on any Tax Return.

(b) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or its Subsidiaries.

(c) The Company and its Subsidiaries have duly and timely withheld, deducted, collected, remitted and paid over all material Taxes (including sale and use or similar Taxes and VAT) required to have been withheld, deducted, collected, remitted and paid over in connection with any amounts paid or owing to (or received from) any employee, independent contractor, creditor, shareholder or other third party, and have otherwise complied with all applicable law relating to the payment, withholding, deduction, collection, remittance and payment of Taxes (including information reporting requirements and record retention requirements). Neither the Company nor its Subsidiaries have applied for or received any loan (or any employee retention credit) established by the Coronavirus Aid, Relief, and Economic Security Act, as it may be amended or modified (the “CARES Act”), including any Small Business Administration Paycheck Protection Program loan.

(d) None of the Company or any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(e) No deficiency for any Tax has been asserted or assessed by a Tax Authority in writing against the Company or its Subsidiaries which deficiency has not been paid, settled or withdrawn in full or is not being contested in good faith in appropriate proceedings (where full provision for such Tax being contested has been made). No material U.S. federal, state, local or non-U.S. Actions relating to Taxes are being conducted with respect to the Company or its Subsidiaries. None of the Company or any of its Subsidiaries has received written notice of any claim made by a Tax Authority in a jurisdiction where the Company or its Subsidiaries do not pay a certain Tax or file a certain type of Tax Return that the Company or its Subsidiaries are subject to taxation by that jurisdiction or required to file a certain type of Tax Return in that jurisdiction.

(f) There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or its Subsidiaries that is currently in force and no request for any such waiver or extension has been filed or is currently pending.

(g) None of the Company or any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which is the Company) or (iii) has liability for the Taxes of any other Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a successor or transferee.

(h) None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any change in the method of accounting made prior to the Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or any other agreement with a Tax Authority regarding Taxes executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition entered into on or prior to the Closing or (iv) any prepaid amount received or deferred revenue accrued prior to the Closing outside of the ordinary course of business.

(i) None of the Company or any of its Subsidiaries (i) has been a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) within the two (2) years prior to the date hereof or (ii) has been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) All documents to which the Company or its Subsidiaries are a party and under which the Company or its Subsidiaries have any rights or that form part of the Company’s or its Subsidiaries’ title to any asset have been duly stamped and any applicable stamp or any other transfer, registration or documentary Tax in respect of such documents has been paid and no Tax remains to be paid in respect of any such documents that are outside the United Kingdom and have yet to be brought into the United Kingdom.

(k) None of the Company or any of its Subsidiaries has undertaken to present for stamping any document that has been provisionally stamped.

(l) The Company and its Subsidiaries are and have always been resident only in their jurisdiction of incorporation for all Tax purposes, and neither the Company nor any of its Subsidiaries have ever been treated as having a permanent establishment in any other jurisdiction or been liable to Tax on a net income basis (other than any Tax imposed by way of withholding or deduction from payments to the Company or its Subsidiaries) under the laws of any jurisdiction other than its jurisdiction of incorporation.

(m) The Company and each of its Subsidiaries have at all times materially complied with all applicable Laws regarding transfer pricing, including the execution and maintenance of all documentation required to substantiate the transfer pricing practices and methodology of the Company and its Subsidiaries.

(n) None of the Company or any of its Subsidiaries is a party to any advance pricing agreement or any similar agreement or arrangement with any Tax Authority.

(o) The Contemplated Transactions will not result in any asset being deemed to have been disposed of and re-acquired by the Company or its Subsidiaries for UK Tax purposes.

(p) No change of ownership of the Company or its Subsidiaries has taken place in circumstances such that Part 14 of CTA 2010 may be applied to deny relief for a loss or losses incurred by the Company or its Subsidiaries. There has been no cessation of, or major change in the nature or conduct of, any trade or business carried on by the Company of its Subsidiaries.

(q) No Tax Authority has disallowed or challenged the Company’s claims, or any Subsidiary’s claims, for the research and development tax credit for small medium enterprises or the research and development expenditure credit (RDEC) in the UK.

(r) None of the Company or any of its Subsidiaries has been a party to, nor has otherwise been involved in, any transaction, scheme or arrangement containing steps or stages that have no commercial purpose or of which a main purpose was the avoidance (or deferral) of Tax or reducing a liability to Tax or amounts to be accounted for under PAYE or circumventing the intended limits of a Tax relief.

(s) The Company is not and has never been a “controlled foreign corporation” as defined in Section 957 of the Code. To the Knowledge of the Company, it does not have and has never had any shareholder that is a “United States shareholder” within the meaning of Section 951(b) of the Code. None of the Company or any of its Subsidiary is a “passive foreign investment company” within the meaning of Section 1297 of the Code or has any liability for Taxes pursuant to Section 965 of the Code.

Section 4.13. Contracts and Commitments.

(a) Section 4.13 of the Company Disclosure Letter identifies each Contract that constitutes a Company Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed a “Company Material Contract”:

(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or its Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, or any Company SEC Documents filed after the date of filing of such Form 10-K;

(ii) collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body (“Labor Agreements”);

(iii) Contract establishing or relating to the formation, creation, operation, management or control of any joint venture, partnership, collaboration or similar arrangement, in each case, that is reasonably likely to result in payments in excess of $1,000,000;

(iv) Contract (A) prohibiting or materially limiting the right of the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or to sell any material product or service exclusively to a single party, (C) under which any third party has been granted the (1) exclusive right to develop, manufacture, sell, market or distribute the Product, or (2) non-exclusive right to develop, manufacture, sell, market or distribute the Product (excluding, solely for subclause (C)(2), any Routine Services Contracts entered into in the ordinary course of business), (D) provides for “exclusivity” or any similar requirement in favor of any third party or in any geographical area or (E) requiring the Company or any of its Affiliates (including, following the Closing, Parent or any of its Affiliates) to conduct any business on a “most favored nations” basis with any Person;

(v) Contract in respect of Indebtedness of $200,000 or more, or any loan by the Company to any other Person;

(vi) Contract (other than a Company Plan) between the Company or its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand;

(vii) Contract relating to the voting or registration of any securities;

(viii) Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interests or assets;

(ix) Contract that contains any standstill or similar agreement pursuant to which the Company or its Subsidiaries has agreed not to acquire assets or securities of another Person, except for any Contract that is a nondisclosure agreement entered in connection with discussions, negotiations and transactions related to this Agreement or other Acquisition Proposal;

(x) Contract that is not terminable by the Company upon notice of ninety (90) days or less without penalty to the Company, with any Person relating to the supply of any products or services to the Company, under which the Company has paid in the twelve (12) months prior to the date of this Agreement, or expects to pay, individually or in the aggregate, in excess of $2,000,000 in any fiscal year, other than, in each case, a Company Plan;

(xi) corporate integrity agreement, consent decree, deferred prosecution agreement, or other similar type of agreement with Governmental Bodies that have existing or contingent performance obligations;

(xii) Contract of the Company or its Subsidiaries relating to the settlement, conciliation or similar agreement with any Governmental Body or Person that provides for payments in excess of $250,000, or that provides for any continuing material obligations on the part of the Company or its Subsidiaries;

(xiii) Contract of the Company or its Subsidiaries that prohibits, limits or restricts the payment of dividends or distributions in respect of the Company Securities, or otherwise prohibits, limits or restricts the pledging of Company Securities, or prohibits, limits or restricts the issuance of guarantees by the Company or its Subsidiaries, other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;

(xiv) shareholders’, investors rights’, registration rights or similar Contract (excluding Contracts governing Company Equity Awards);

(xv) Contract (including all amendments, extensions and renewals with respect thereto) pursuant to which the Company or any of its Subsidiaries lease or sublease any real property;

(xvi) Contract with or binding upon the Company, its Subsidiaries or any of its respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xvii) IP Contract;

(xviii) Contract with any academic institution, academic research center or Governmental Body (excluding any Routine Services Contracts entered into in the ordinary course of business) that relates to any Owned Intellectual Property or any other material Company Intellectual Property (or the research or development of any of the foregoing or the funding for such research or development activities);

(xix) Contract with respect to commercialization, manufacturing, collaboration, co-promotion, discovery, development or profit sharing (including any such Contracts with any third-party payor or any third party contract research organization that directly conducts clinical trials) and, in each case, that provides for either (A) royalties or other revenue or profit sharing arrangements or (B) the transfer or licensing of Company Intellectual Property other than non-exclusive licenses solely to enable the performance of services under such Contract;

(xx) Contract pursuant to which the Company or its Subsidiaries has continuing, outstanding or unpaid guarantee, “earn-out” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), involving (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones which would result in an aggregate payment by the Company or any of its Subsidiaries in excess of $2,000,000 or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or its Subsidiaries;

(xxi) Contract that obligates the Company or its Subsidiaries to make any capital commitment or capital expenditure in an amount in excess of $1,000,000;

(xxii) Contract for any employment, deferred compensation, severance or bonus arrangement with any current employee, officer, director or other individual service provider of the Company that (A) provides for (1) annual base compensation that exceeds $275,000, (2) payment of any severance benefits or (3) any change in control, retention or other payments that would be triggered solely by the consummation of the Contemplated Transactions or (B) cannot be terminated upon ninety (90) days’ notice or less without further payment, liability or obligation;

(xxiii) Contract with any individual independent contractor or consultant (A) involving payments in excess of $175,000 or (B) cannot be terminated upon sixty days’ notice or less without further payment, liability or obligation; and

(xxiv) Contract to enter into any of the foregoing.

(b) A true and correct copy of all written Company Material Contracts, together with all material amendments, waivers or other changes thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract has been made available to Parent.

(c) Except as would not have a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries (A) is, or has received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under and (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract (excluding expiration of any Contract in accordance with its terms) and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).

Section 4.14. Intellectual Property.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all Owned Intellectual Property and Exclusive Intellectual Property, in each case, that have been registered with or issued by a Governmental Body, or with respect to which the Company or its Subsidiaries have filed an application for registration or issuance (collectively, for clarity even if not listed on the Company Disclosure Letter, “Company Registered Intellectual Property”), indicating for each such item as of the date of this Agreement, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. Section 4.14(a) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all Internet domain names with respect to which the Company or any of its Subsidiaries is the registrant.

(b) Except for U.S. provisional patent applications and PCT patent applications that have expired or as indicated on Section 4.14(a) of the Company Disclosure Letter, all Company Registered Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries is subsisting and, to the Knowledge of the Company, in full force and effect and, to the Knowledge of the Company, all Company Registered Intellectual Property that is Exclusive Intellectual Property is subsisting and in full force and effect. The Company and its Subsidiaries (with respect to the Company Registered Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries) and, to the Knowledge of the Company, the third parties that own the Company Registered Intellectual Property that is Exclusive Intellectual Property (with respect to the Company Registered Intellectual Property that is Exclusive Intellectual Property) (i) have made all necessary filings and paid all necessary registration, maintenance, renewal and other fees required for maintaining the Company Registered Intellectual Property and (ii) have timely filed all necessary documents and certificates in connection therewith with the relevant Patent, Trademark, Copyright, domain name or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property in full force and effect. The Company or one of its Subsidiaries is the exclusive owner of all rights, title and interests in and to all Owned Intellectual Property, free and clear of all Liens (except for Permitted Liens, non-exclusive licenses granted under the IP Contracts or under Routine Services Contracts entered into in the ordinary course of business, and Liens set forth in Section 4.14(b) of the Company Disclosure Letter), and possesses legally sufficient and enforceable rights pursuant to written agreements to use all other Company Intellectual Property as such Intellectual Property is used in the conduct of the Company’s business; provided, however, that the foregoing will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 4.14(d) below. Except as set forth in Section 4.14(f) of the Company Disclosure Letter, no third party has any joint ownership in any inventions claimed by any issued Patents or pending claims in any applications for Patents included in the Owned Intellectual Property (or to the Knowledge of the Company, any licensed Company Registered Intellectual Property).

(c) The Company and its Subsidiaries use commercially reasonable efforts to evaluate promptly whether inventions within the Owned Intellectual Property are patentable and, if so, the Company and its Subsidiaries have used commercially reasonable efforts to file promptly patent applications with respect thereto, except where, in the exercise of reasonable business judgment, the Company or its Subsidiaries (as applicable) have decided not to file or have decided to defer filing, a patent application on a potentially patentable invention. Except for such non-compliance that has not had a Company Material Adverse Effect, the Company and its Subsidiaries have complied with all Laws regarding the duty of disclosure, candor and good faith in connection with each Patent included in the Owned Intellectual Property (or otherwise in the Company Registered Intellectual Property to the extent the Company controls filing or prosecution thereof). Except as has not had a Company Material Adverse Effect, no public disclosure bar by the Company or its Subsidiaries has occurred or on sale bar by the Company or its Subsidiaries has arisen which has rendered or would reasonably be expected to render any Patent contained in the Owned Intellectual Property (or otherwise in the Company Registered Intellectual Property to the extent the Company controls filing or prosecution thereof) unenforceable or invalid.

(d) Since January 1, 2023, to the Knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ business has not misappropriated, infringed or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property of any Person in any material respect. Since January 1, 2023, neither the Company nor its Subsidiaries has received any written notice from any Person (i) claiming any violation, misappropriation or infringement of the Intellectual Property of such Person or (ii) contesting the use, ownership, validity or enforceability of any of the Company Intellectual Property (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any foreign equivalent in the ordinary course of prosecution); except, in the case of each of clauses (i) and (ii), as has not had a Company Material Adverse Effect. As of the date of this Agreement, there is no action pending, or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries claiming or contesting any of the foregoing (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any foreign equivalent in the ordinary course of prosecution). None of the material Company Intellectual Property is subject to any pending or outstanding judgment that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Company Intellectual Property, in each case in any material respect.

(e) Since January 1, 2023, to the Knowledge of the Company, no Person has misappropriated, infringed or otherwise violated or is infringing, misappropriating or otherwise violating any Owned Intellectual Property or Exclusive Intellectual Property in any material respect, and no such claims have been made in writing against any other Person by the Company or its Subsidiaries.

(f) Section 4.14(f) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company is a party. The Company has made available to Parent and Purchaser true and correct copies of all such IP Contracts. To the Knowledge of the Company, (i) each other party to any such IP Contracts has performed all material obligations required to be performed by such party as of the date of this Agreement and (ii) none of the Company or any of its Subsidiaries is in default of any such IP Contracts in any material respect. Except as set forth on Section 4.14(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (A) result in the breach of, or create on behalf of any third party the right to terminate or modify any IP Contract, (B) result in or require the grant, assignment or transfer to any other Person (other than Parent, Purchaser or any of their respective Affiliates) of any license or other right or interest under, to or in any of the Company Intellectual Property or (C) cause a material loss or impairment of any Company Intellectual Property.

(g) No past or present director, officer, employee, consultant or independent contractor of the Company or its Subsidiaries owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property. Each current and former employee, officer and director of the Company or its Subsidiaries, and each current and former independent contractor and consultant of the Company or its Subsidiaries, in each case who is or has been involved in the creation or development of any material Intellectual Property for or on behalf of the Company or its Subsidiaries has executed a valid and enforceable written agreement (i) requiring such Person to maintain the confidentiality of all confidential information of the Company or its Subsidiaries and (ii) providing for the effective assignment to the Company or its Subsidiaries of all rights, title and interest in and to all such Intellectual Property created or developed for the Company or its Subsidiaries in the course of such Person’s employment or retention thereby, insofar as ownership of such Intellectual Property does not already vest in the Company or any of its Subsidiaries by operation of law. There is no material uncured breach by the Company or its Subsidiaries, or, to the Knowledge of the Company, the counterparty, under any such agreement.

(h) The Company and its Subsidiaries have taken commercially reasonable steps to prevent the unauthorized disclosure or use of its material Trade Secrets (and to maintain the secrecy and value thereof). To the Knowledge of the Company, no Trade Secret that is material to the business of the Company and its Subsidiaries as presently conducted has been disclosed to any Person, other than pursuant to a non-disclosure or other agreement restricting the disclosure and use of such Trade Secret.

(i) No funding, facilities or personnel of any Governmental Body or any university, college, academic research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property (or licensed Company Intellectual Property to the extent the Company controls filing or prosecution thereof), except for any such funding or use of facilities or personnel that does not result in the grant of any license, ownership right or other right by the Company or its Subsidiaries to any Company Intellectual Property to any such Governmental Body or educational institution or require or otherwise obligate the Company or its Subsidiaries to grant or offer to any such Governmental Body or educational institution any license, ownership right, or other right to any such Company Intellectual Property (except for use rights during the term of the applicable agreement between the Company or its Subsidiaries, on the one hand, and such Governmental Body or educational institution, on the other hand, solely to conduct activities within the scope of such applicable agreement or non-exclusive licenses solely for the purposes of conducting internal non-clinical research pursuant to Contracts made available to Parent and Purchaser). No current or former employee, consultant or independent contractor of the Company or its Subsidiaries who contributed to the creation or development of any Company Intellectual Property has, to the Knowledge of the Company, performed services for a Governmental Body or any university, college, academic research institute or other educational institution related to the Company’s or its Subsidiaries’ business as presently conducted during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or its Subsidiaries.

(j) Except as has not had a Company Material Adverse Effect: (i) the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company or its Subsidiaries (collectively, the “Company Systems”) are sufficient for the conduct of its business as presently conducted by the Company and its Subsidiaries, (ii) in the twelve (12) months prior to the date of this Agreement, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company and its Subsidiaries as presently conducted, and (iii) to the Knowledge of the Company, in the twelve (12) months prior to the date of this Agreement, there have not been any incidents of unauthorized access or other security breaches of the Company Systems.

(k) Other than as set forth in Section 4.8 and Section 4.13, this Section 4.14 contains the sole and exclusive representations and warranties of the Company with respect to Intellectual Property and other proprietary rights matters.

Section 4.15. Litigation. As of the date of this Agreement, there are no material Actions pending or threatened in writing against or by the Company or its Subsidiaries, or, to the Knowledge of the Company, against another Person for which the Company or its Subsidiaries is providing indemnification or other support, at law or in equity, or before or by any Governmental Body, and none of the Company or any of its Subsidiaries is subject to or in violation of any outstanding material judgment, injunction, rule, order or decree of any court or Governmental Body.

Section 4.16. Insurance. Section 4.16 of the Company Disclosure Letter sets forth each material insurance policy (including policies providing casualty, liability, medical and workers compensation coverage) to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date of this Agreement, each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (a) none of the Company or any of its Subsidiaries is in breach or default under any such insurance policy, (b) no written notice of cancellation or termination has been received with respect to any such insurance policy and (c) to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not have a Company Material Adverse Effect.

Section 4.17. Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Letter lists all material Company Plans, organized by applicable jurisdiction.

(b) With respect to each Company Plan, the Company has made available to Parent and Purchaser true and complete copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments or other funding-related documents, (iv) a copy of the most recent financial statements for the plan, (v) the three (3) most recent annual reports on Form 5500 required to be filed with the Department of Labor, (vi) a copy of all non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last three (3) years and (vii) a current Internal Revenue Service determination or opinion letter.

(c) Each Company Plan that is intended to meet the requirements to be “qualified” under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect the qualification of such Company Plan.

(d) Each Company Plan has been established, maintained, funded and administered in compliance with its terms and complies, in all material respects, in form and in operation with the requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any applicable provisions of the United Kingdom Pensions Act 2008 and United Kingdom laws prohibiting discrimination on the grounds of protected characteristics (as set out in the United Kingdom Equality Act 2010) and other applicable Law. There are no pending audits or investigations by any Governmental Body involving any Company Plan or the assets thereof. With respect to or on behalf of each Company Plan or the assets thereof, there are no Actions or claims pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits.

(e) No Company Plan is and none of the Company, its Subsidiaries or any of their ERISA Affiliates has at any time within the last six (6) years sponsored, contributed to or been required to contribute to, or had or otherwise has any Liability under or in respect of, (i) a plan that is or was at any relevant time subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (v) a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA. None of the Company or any of its Subsidiaries has any Liability by reason of at any time being considered a single employer under Section 414 of the Code with any Person. None of the Company Plans obligates, and the Company and its Subsidiaries do not otherwise have any Liability to provide a current or former owner, officer, director, employee, worker or individual independent contractor (whether engaged directly or via a personal service company) or other service provider (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of ownership or employment or service with the Company or its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other similar state Law at the sole expense of the participant.

(f) None of the Company or any of its Subsidiaries have in the last six years been an “associate” of or “connected” with an “employer” (within the meaning of the United Kingdom Pensions Act 2004) of an “occupational pension scheme” which is not a “money purchase scheme” (as such terms are defined in the United Kingdom Pension Schemes Act 1993). Neither the Company nor any of its Subsidiaries have at any time prior to the date of this Agreement been such an employer, or participated in or had any liability in relation to a defined benefit pension scheme in any jurisdiction.

(g) All contributions, reimbursements, premiums and benefit payments that are due with respect to any Company Plan or any Plan sponsored or maintained by a Governmental Body have been timely made and all such amounts for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. Neither the Company nor its Subsidiaries has incurred any Tax (whether or not assessed) pursuant to Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA or breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan.

(h) With respect to each Company Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) (a “Non-U.S. Plan”): (i) all employer and employee contributions to each Non-U.S. Plan required by Law or by the terms of such plan have been timely made in full or, if applicable, accrued in accordance with normal accounting practices; (ii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; (iii) no Non-U.S. Plan is a defined benefit plan; and (iv) there are no unfunded or underfunded Liabilities with respect to any Non-U.S. Plan.

(i) No United Kingdom-based employee or officer, and no former United Kingdom-based employee or officer, of the Company or any of its Subsidiaries has any entitlement (whether actual or contingent) to enhanced pension rights on early retirement and/or redundancy arising as a result of a transfer of their employment to the Company or any of its Subsidiaries under either the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended) or its predecessor legislation.

(j) Any lump sum, gratuity or other like benefit payable in the event of the death in service of a United Kingdom-based employee or officer of the Company or any of its Subsidiaries is fully insured with an insurance company authorized under the United Kingdom Financial Services and Markets Act 2000 with permission under Part 4A of that Act to effect and carry out contracts of long-term insurance.

(k) Except as otherwise contemplated by this Agreement, or as set forth in Section 4.17(k) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, could, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any compensation or benefit (whether in cash, property or the vesting of property) (including severance, bonus or other similar payment) becoming due to any current or former officer, director, employee, worker, individual independent contractor (whether engaged directly or via a personal service company) of the Company or its Subsidiaries or under a Company Plan or otherwise, (ii) increase or otherwise enhance any benefits or compensation otherwise payable under any Company Plan or otherwise to a current or former officer, employee, worker or individual independent contractor (whether engaged directly or via a personal service company) of the Company or its Subsidiaries, (iii) result in the acceleration of the time of payment or vesting of any payments or benefits or trigger any other obligation under any Company Plan, (iv) require the Company or its Subsidiaries to set aside any assets to fund or trigger any payment or funding of any benefits under any Company Plan, (v) result in any violation of, or default under, any Company Plan, (vi) limit or restrict the right of the Company to merge, amend or terminate any Company Plan or (vii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (whether in cash, property or the vesting of property) or in the imposition of an excise Tax under Section 4999 of the Code.

Section 4.18. Environmental Compliance and Conditions.

(a) Each of the Company and its Subsidiaries is, and since January 1, 2024 has been, in compliance, in all material respects, with all Environmental Laws;

(b) Each of the Company and its Subsidiaries holds, and is in compliance with, all material Permits required under Environmental Laws to operate their business at the Company Real Property as presently conducted;

(c) Since January 1, 2024, none of the Company or any of its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged material violation of Environmental Laws or any material Liabilities or potential material Liabilities under Environmental Laws; and

(d) None of the Company or any of its Subsidiaries has released, transported, disposed or exposed any Person to any Hazardous Substance on, under or about the Company Real Property or any other real property now or formerly owned or operated by the Company or its Subsidiaries in a manner that would reasonably be expected to give rise to material Liability for the Company or its Subsidiaries under any Environmental Laws.

Section 4.19. Employment and Labor Matters.

(a) None of the Company or any of its Subsidiaries is a party to or bound by any Labor Agreement, and no employees of the Company or its Subsidiaries are represented by a labor union, works council or other employee representative body. None of the Company or any of its Subsidiaries has experienced any actual or, to the Knowledge of the Company, threatened labor arbitrations, picketing, handbilling, strikes, slowdowns, work stoppages, lockouts, material labor grievances, claims of unfair labor practices, or other collective bargaining or labor disputes since January 1, 2024, and none of the Company or any of its Subsidiaries has experienced union organization attempts since such date. Since January 1, 2023, no labor union, works council, other labor organization, or group of employees of the Company or its Subsidiaries has made a written demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. None of the Company or any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council in connection with the execution of this Agreement or consummation of the Contemplated Transactions.

(b) No current request made pursuant to: Schedule A1 Part I of the United Kingdom Trade Union and Labour Relations (Consolidation) Act 1992 for recognition of any trade union; Regulation 7 of the United Kingdom Information and Consultation of Employees Regulations 2004 to negotiate an agreement in respect of information or consultation; has been received by the Company or any of its Subsidiaries nor, to the Knowledge of Company, does any trade or labor union, works council, staff association or group of employees currently intend to submit any such request to the Company or any of its Subsidiaries.

(c) Each of the Company and its Subsidiaries is and, since January 1, 2024, has been in compliance, in all material respects, with all applicable Laws relating to labor and employment, including all such Laws relating to wages and hours (including minimum wage and overtime wages), human rights, discrimination, harassment, sexual harassment, retaliation, pay equity, employment equity, paid sick days/leave entitlements and benefits, COVID-19, family and medical leave and other leaves of absence (including the federal Emergency Family and Medical Leave Expansion Act), workers’ compensation, safety and health, immigration and work authorization (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), worker classification (including employee-independent contractor classification and the proper classification of employees as exempt or non-exempt from overtime pay requirements), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Laws (“WARN”)), terms and conditions of employment, whistleblowing, disability rights or benefits, employee trainings and notices, restrictive covenants, pay transparency, labor relations, employee leave issues, affirmative action and unemployment insurance.

(d) There has been no “mass layoff” or “plant closing” (as defined by WARN) implemented or announced by the Company or its Subsidiaries since January 1, 2024 nor has the Company or its subsidiaries given notice or proposed redundancies to the relevant United Kingdom Secretary of State or started consultations under Part IV Chapter II of the United Kingdom Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply in all material respects with Part IV Chapter II of that Act since January 1, 2024.

(e) Neither the Company nor any of its Subsidiaries operates, and since January 1, 2024 has not operated, any custom, policy or practice (whether contractual or non-contractual) pursuant to which employees based in the United Kingdom on or by reason of the termination of their employment or loss of office by reason of redundancy (within the meaning of section 139 of the United Kingdom Employment Rights Act 1996 and/or section 195 of the United Kingdom Trade Union and Labour Relations (Consolidation) Act 1992) are entitled to payments which are in excess of those required to be paid under section 135 of the United Kingdom Employment Rights Act 1996.

(f) Neither the Company or its Subsidiaries has since January 1, 2024 been party to a relevant transfer (as defined in the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006) or provided indemnity protection to any third party in relation to any relevant transfer taking place within that timeframe, in either case having failed to comply in any material respects with any obligations imposed by those Regulations or, to the Company’s knowledge, acquired liability for any other party’s failure to comply.

(g) As of the date of this Agreement, no current employee or worker with base compensation at or above $250,000 has given or received notice of termination of employment or engagement or, to the Knowledge of the Company, otherwise intends to terminate employment or engagement with the Company or its Subsidiaries within the twelve (12) months following the Closing.

(h) All employees in the United States of America are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any material amounts being owed to such individual other than with respect to wages accrued before termination, other amounts ordinarily due on termination, and severance under Company Plans disclosed on Section 4.17(a) of the Company Disclosure Letter or notice and notice pay required under an applicable employment contract or amounts or notice required by applicable Law. The relationships with all individuals who act on their own as contractors or as other service providers can be terminated for any reason with no greater than sixty (60) days’ prior written notice, without any amounts being owed to such individuals, other than with respect to payments earned before the notice of termination. No employee is on disability or other leave of absence, other than short-term absences of less than three (3) weeks. None of the Company or any of its Subsidiaries sponsors any employee for, or otherwise knowingly engage any employee working pursuant to, a nonimmigrant visa.

(i) The Company has made available to Parent a true and complete list of (i) the employee identification number and title of each officer and employee of the Company and its Subsidiaries, (ii) the names of each other individual who has accepted an offer of employment made by the Company and its Subsidiaries but whose employment has not yet commenced and (iii) the names of each other individual to whom an offer of employment is outstanding by the Company and its Subsidiaries, and for each of clauses (i) - (iii), with each such individual’s actual or offered position or function, date of hire, location, employer status as active or inactive, whether such individual is on a time limited visa, base pay, bonus target, whether such position is exempt or non-exempt, work location, leave status and expected return to work date.

(j) Section 4.19(j) of the Company Disclosure Letter lists all individual independent contractors of the Company or its Subsidiaries who are performing services for the Company and its Subsidiaries and who are paid in excess of $175,000 annually.

(k) The Company has made available to Parent a complete and accurate copy of each material written personnel policy and material written personnel rule or procedure generally applicable to employees of the Company and its Subsidiaries.

(l) Each of the Company and its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them received written or oral notice or which have been reported to any of them. With respect to each such allegation with potential merit, each of the Company and its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action. None of the Company or any of its Subsidiaries reasonably expects any material Liabilities with respect to any such allegations or has Knowledge of any allegations relating to officers, directors, employees, contractors, or agents of the Company or its Subsidiaries, that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.

(m) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in violation of a noncompetition agreement, nonsolicitation agreement, confidentiality agreement or other restrictive covenant agreement or obligation (i) owed to the Company or any of its Subsidiaries, or (ii) owed to his or her former employer or another third party.

Section 4.20. Regulatory and Compliance Matters.

(a) Each of the Company and its Subsidiaries holds and since January 1, 2024 has held all material Permits, and has submitted written notices associated with such Permits to all Governmental Bodies, including all authorizations under Healthcare Laws, in each case as necessary for the lawful operation of the business of the Company and its Subsidiaries as conducted with respect to the Products, including any BLAs, INDs and NDAs, as applicable (the “Regulatory Authorizations”), and all such Regulatory Authorizations are (i) in full force and effect, (ii) in compliance with all material filing and maintenance requirements, and (iii) valid and enforceable. There has not occurred any material violation of, or default (with or without written notice or lapse of time or both) under any Regulatory Authorization by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Regulatory Authorizations, and is in compliance in all material respects with the terms of all Regulatory Authorizations. To the Knowledge of the Company, no event has occurred which allows, or after written notice or lapse of time would allow, revocation or termination thereof. Since January 1, 2024, none of the Company or any of its Subsidiaries has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other Action from any Governmental Body alleging that any operation or activity of the Company or its Subsidiaries is in material violation of, or material noncompliance with, any Law that applies to a Regulatory Authorization. The Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any Regulatory Authorization pursuant to the terms of any such Regulatory Authorization.

(b) Since January 1, 2024, all of the Products that are subject to the jurisdiction of the FDA, the DEA or other analogous Governmental Body are being, and have been, manufactured, imported, exported, processed, studied, developed, labeled, stored and tested by or, to the Knowledge of the Company, on behalf of the Company or its Subsidiaries in material compliance with all applicable requirements under any Regulatory Authorization or Law, including applicable Laws administered or enforced by the FDA, the DEA or other analogous Governmental Body. Since January 1, 2024, all applications, notifications, submissions, information, claims, reports and data utilized by the Company or its Subsidiaries as the basis for, or submitted by the Company or its Subsidiaries in connection with, any and all requests for the Regulatory Authorizations when submitted to the FDA, the DEA or other Governmental Body were, to the Knowledge of the Company, true and correct in all material respects as of the date of submission or were subsequently corrected to be so, and any material updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and data required under applicable Laws have been submitted to the FDA, the DEA or other Governmental Body. Since January 1, 2024, none of the Company or any of its Subsidiaries has received any notice or other communication, in writing, via telephone or other forms of rapid communication, from any Governmental Body withdrawing, placing or threatening to withdraw or place any clinical studies of the Products on “clinical hold” or requiring, or threatening to require, the termination or suspension or investigation of any pre-clinical studies or clinical trials of the Products (collectively, “Healthcare Correspondence”). There are no investigations, suits, claims, proceedings or other Actions pending or threatened in writing against the Company or its Subsidiaries with respect to any of the Products, or alleging any material violation or noncompliance by the Company, its Subsidiaries or the Products of any such applicable Law. There exist no facts or circumstances related to the Products that, to the Knowledge of the Company, would warrant issuance by the FDA, the DEA or any other Governmental Body of a clinical hold on the investigation of the Products or termination of any pre-clinical studies or clinical trials of the Products.

(c) The Company has implemented a compliance infrastructure, including, but not limited to, internal policies and procedures, compliance audits, whether internal or external, and corrective and preventative action procedure, that materially addresses compliance with applicable Healthcare Laws.

(d) The compensation that the Company or any of its Subsidiaries has paid to licensed health care professionals (i) is for bona fide purposes, (ii) is for commercially reasonable services required by the Company or any of its Subsidiaries for its business or operations, and (iii) contemplates compensation consistent with fair market value for such services.

(e) Since January 1, 2024, none of the Company or any of its Subsidiaries has (i) made an untrue statement of a material fact or fraudulent statement to any Governmental Body, including the Centers for Medicare and Medicaid Services, the U.S. Department of Health and Human Services (“HHS”), HHS Office of Inspector General or the Center for Medicare and Medicaid Innovation, (ii) failed to disclose a material fact required to be disclosed to any Governmental Body, including the Centers for Medicare and Medicaid Services, HHS, HHS Office of Inspector General or the Center for Medicare and Medicaid Innovation or (iii) committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy or any other Law regarding the communication or submission of false information to any applicable Governmental Body. None of the Company or any of its Subsidiaries has committed or engaged in any fraud or falsification or forgery of any research or development data, report, studies or publications or of any document or statement voluntarily submitted or required to be submitted to any Governmental Body, including the Centers for Medicare and Medicaid Services, HHS, HHS Office of Inspector General or the Center for Medicare and Medicaid Innovation. None of the Company, any of its Subsidiaries, or any of their respective officers or employees or, to the Knowledge of the Company, any agents or clinical investigator acting for the Company or any of its Subsidiaries, is or has been convicted of any crime or engaged in any conduct that has resulted in, or would reasonably be expected to result in, debarment from participation in any program related to pharmaceutical products pursuant to 21 U.S.C. Section 335a (a) or (b) or exclusion from participation in any Federal Health Care Program pursuant to 42 U.S.C. Section 1320a 7.

(f) Neither the Company nor any of its respective officers, managers, directors, employees, to the Knowledge of the Company, contractors, vendors, or agents, in each case when acting for the Company or its Subsidiaries, are or have been: (i) party to, or bound by, any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Body, and no such action is currently contemplated, proposed or pending; (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act in connection with any material violation of any Federal Health Care Program requirement; (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) the target or subject of any investigation, charged with, convicted of or entered into a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a Federal Health Care Program.

(g) Since January 1, 2024, the manufacture of Products, including the Products used in any clinical trials, by or, to the Knowledge of the Company, on behalf of the Company or its Subsidiaries has been and is being conducted in material compliance with all applicable Laws including then current Good Manufacturing Practices. Since January 1, 2024, none of the Company, its Subsidiaries or, to the Knowledge of the Company, any Person acting on its or their behalf has, with respect to the Products, (i) been subject to a Governmental Body shutdown or import or export prohibition or (ii) received any FDA Form 483, or other Governmental Body notice of material adverse inspectional observations, “warning letters,” “untitled letters” or any similar written correspondence from any Governmental Body in respect of the Company or its Subsidiaries, in each case alleging or asserting material noncompliance with any applicable Law, Regulatory Authorization, or Permit and, to the Knowledge of the Company, no Governmental Body is considering such action. Between January 1, 2024 and the date of this Agreement, none of the Company or any of its Subsidiaries has either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any investigator notice, recall, stock recovery, or other notice or adverse action relating to an alleged lack of quality, safety or efficacy or material regulatory noncompliance of any Product.

(h) Each of the Company and its Subsidiaries is, and at all times between January 1, 2024 and the date of this Agreement has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, there is no civil, criminal, administrative, or other subpoena, suit, demand, claim, hearing, proceeding, written notice or demand, or other Action pending, received by or overtly threatened in writing against the Company or its Subsidiaries related to noncompliance with such Healthcare Laws. Since January 1, 2024, none of the Company or any of its Subsidiaries has experienced: (i) a theft or significant loss of controlled substances or listed chemicals that would require reporting to the DEA or other applicable Governmental Bodies; (ii) any diversion of controlled substances or listed chemicals; or (iii) any material breaches of the security systems or procedures required under applicable Laws for such controlled substances or listed chemicals.

(i) None of the Company or any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body.

(j) None of the Company or any of its Subsidiaries has, at any time since January 1, 2022, (i) violated or been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or been in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) violated or been in violation of any provision of the UK Bribery Act of 2010 (the “UK Bribery Act”), (iv) violated any applicable anti-bribery or anti-corruption Law or a Law governing interactions with healthcare professionals or healthcare organizations and public disclosure of transfers of value in any foreign jurisdiction, (v) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA, the UK Bribery Act, or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (vi) received written notice that it is subject to any investigation by any Governmental Body with regard to any Prohibited Payment, or (vii) violated or been in violation of any other applicable Laws regarding use of funds for political activity or commercial bribery. Since April 8, 2025, none of the Company or any of its Subsidiaries has been a “covered person” as defined in Executive Order 14117 and rules and regulations issued thereunder, including 28 C.F.R. Part 202, as implemented or amended from time to time (the “DSP”), or knowingly engaged in or directed any “covered data transaction” as that term is defined in the DSP, except in compliance with the DSP.

(k) None of the Company or any of its Subsidiaries, or any of their respective directors, officers, managers or employees, or, to the Knowledge of the Company, any of their respective agents, contractors or any other Person acting on behalf of the Company or its Subsidiaries, is currently or has in the past five (5) years (or since April 24, 2019 in the case of Sanctions Laws) been: (i) a Sanctioned Person; (ii) operating in, conducting business with, or otherwise engaging in unlawful dealings, whether directly or indirectly (A) with or for the benefit of any Sanctioned Person, or (B) in or for the benefit of any Sanctioned Country; or (iii) in violation of any Sanctions Laws, Ex-Im Laws or U.S. anti-boycott laws. During the past five (5) years (or since April 24, 2019 in the case of Sanctions Laws), neither the Company nor any of its Subsidiaries has received from any Governmental Body or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Body; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to anti-corruption Laws, Ex-Im Laws or Sanctions Laws. The Company and its Subsidiaries have implemented and maintain a system of internal controls sufficient to provide reasonable assurance that violations of anti-corruption Laws will be prevented, detected and deterred.

(l) Between January 1, 2024 and the date of this Agreement, the Company has complied in all material respects with all applicable Privacy Laws, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment, in each case, to the extent material, required under applicable Privacy Laws (including the Personal Information of clinical trial participants, patients, patient family members, caregivers or advocates, employees, physicians and other healthcare professionals, clinical trial investigators, researchers and pharmacists). The Company has in place all required, and since January 1, 2024 has complied in all material respects with each of its, written and published policies and procedures concerning the privacy and security of Personal Information (the “Privacy Policies”) and all applicable Privacy Laws. As of the date of this Agreement, to the Knowledge of the Company, there are no pending claims that have been asserted or threatened in writing against the Company by any Person alleging a violation of Privacy Laws or Privacy Policies.

(m) Between January 1, 2024 and the date of this Agreement, none of the Company or any of its Subsidiaries: (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program, (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program, (iii) has had a civil monetary penalty assessed against it, him or her under 42 U.S.C. § 1320a-7a, (iv) has been listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies, (v) has received written notice that it is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense or (vi) has engaged in any activity that is in violation of, or is cause for civil penalties, debarment, or mandatory or permissive exclusion under federal or state Laws.

(n) With respect to the Products, to the Knowledge of the Company, there is no material clinical data or material written correspondence between the Company and the applicable Governmental Bodies that has not been made available to Parent as of the date of this Agreement.

Section 4.21. Brokerage. Other than Centerview Partners LLC and Jefferies LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Agreement, the Scheme of Arrangement or the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company or any of its Affiliates (each a “Broker Fee”). The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract pursuant to which Broker Fees will be triggered in connection with the execution of this Agreement or Scheme of Arrangement or the consummation of the Contemplated Transactions or the transactions contemplated in the Scheme of Arrangement.

Section 4.22. No Rights Agreement; Anti-Takeover Provisions. There are no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar statute or other anti-takeover Laws (“Anti-Takeover Laws”) applicable to the Contemplated Transactions, the Scheme of Arrangement or the CVR Agreement. The United Kingdom City Code on Takeovers and Mergers does not apply to the Company, the Contemplated Transactions or the Scheme of Arrangement and none of the Company, the Contemplated Transactions or the Scheme of Arrangement is subject to the jurisdiction of the United Kingdom Panel on Takeovers and Mergers.

Section 4.23. Opinions.

(a) The Company Board has received, on or prior to the date of this Agreement, the oral opinion, to be subsequently confirmed in writing, of Centerview Partners LLC that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the cash consideration to be paid to the holders of Company Shares (other than (a) Company Shares that are held in the treasury of the Company or owned by the Company and (b) Company Shares which are registered in the name of or beneficially owned by Parent, Purchaser or by any affiliate of Parent or Purchaser or by any of their respective nominees) pursuant to this Agreement and the CVR Agreement is fair, from a financial point of view, to such holders. The Company shall provide an executed copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company; provided that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Purchaser.

(b) The Company Board (in its capacity as such) has received, on or prior to the date of this Agreement, the oral opinion (which has been or will be subsequently confirmed in writing, dated as of the same date), of Jefferies LLC to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Transaction Consideration to be paid to the holders of Company Shares (other than (a) Company Shares that are held in the treasury of the Company or owned by the Company, (b) Company Shares owned by Parent, Purchaser or any direct or indirect wholly owned Subsidiary of Parent or Purchaser and (c) any Company Shares held by any Affiliate of the Company or Parent) pursuant to this Agreement and the CVR Agreement is fair, from a financial point of view, to such holders. The Company shall provide an executed copy of such written opinion to Parent solely for informational purposes and on a non-reliance basis, promptly following the date of this Agreement.

Section 4.24. Affiliate Transactions. No present or former officer or director of the Company or its Subsidiaries, or any Person owning five percent (5%) or more of the voting or equity securities of the Company, and no immediate family member of any such natural Person, is a party to any Contract with or binding upon the Company, its Subsidiaries or any of their properties or assets, or has any material interest in any property owned, leased or occupied by the Company or its Subsidiaries, and the Company and its Subsidiaries have not engaged in any material transaction with any of the foregoing within the twelve (12) months preceding the date of this Agreement (each, an “Affiliate Transaction”), other than (a) compensation of directors and officers of the Company or its Subsidiaries in the ordinary course and (b) equity interests granted to directors and officers of the Company or its Subsidiaries.

Section 4.25. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS (AND PARENT ACKNOWLEDGES THAT IT HAS NOT RELIED UPON) ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT AND PURCHASER

Parent and Purchaser, jointly and severally, hereby represent and warrant to the Company as follows:

Section 5.1. Organization and Corporate Power. Each of Parent and Purchaser is validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Each of Parent and Purchaser has all requisite corporate power and authority and all authorizations, licenses and Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not have a Parent Material Adverse Effect. Parent, directly or indirectly, owns beneficially and of record all of the outstanding capital stock of Purchaser free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws).

Section 5.2. Authorization; Valid and Binding Agreement. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the CVR Agreement, to perform their respective obligations hereunder and thereunder and to consummate the Scheme of Arrangement and the Contemplated Transactions. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Purchaser is organized, on the part of the Parent and Purchaser, is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement or the CVR Agreement, the performance by Parent and Purchaser of their respective covenants and obligations hereunder or thereunder or the consummation by Parent and Purchaser of the transactions contemplated hereby or thereby. Each of Parent and Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes, and at the Effective Time, assuming the due authorization, execution and delivery by the Rights Agent, the CVR Agreement will constitute, the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.3. No Breach. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation of the Scheme of Arrangement and the Contemplated Transactions do not, and the execution, delivery and performance of the CVR Agreement by Parent and Purchaser will not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 5.5 have been obtained, and all filings and obligations described in Section 5.5 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Purchaser, either of their Subsidiaries or any of their properties or assets is subject, except any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that would not have a Parent Material Adverse Effect.

Section 5.4. Proxy Statement and Scheme Document Annex. None of the information provided or to be provided in writing by or on behalf of Parent or Purchaser or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement (including the Scheme Document Annex) will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5. Consents. Except for (a) the applicable requirements of the HSR Act, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange and (d) the sanction of the Scheme of Arrangement by the Court, Parent and Purchaser are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement, the CVR Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or Purchaser in connection with its execution, delivery and performance of this Agreement, the CVR Agreement or the consummation of the Contemplated Transactions.

Section 5.6. Litigation. As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that seeks to enjoin the Scheme of Arrangement or the Contemplated Transactions, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect.

Section 5.7. Brokerage. Other than Morgan Stanley & Co. LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Purchaser.

Section 5.8. Operations of Purchaser. Purchaser has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation.

Section 5.9. Ownership of Company Shares. Neither Parent nor Purchaser, nor any of their affiliates and associates, beneficially owns any Company Shares or other securities of the Company or any options, warrants or other rights to acquire any economic interest in, the Company.

Section 5.10. Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Scheme of Arrangement or the Contemplated Transactions. The vote or consent of the sole stockholder of Purchaser (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve this Agreement, the CVR Agreement, the Scheme of Arrangement or the Contemplated Transactions.

Section 5.11. Funds. At the Effective Time, Parent will have, and shall cause Purchaser to have, available the cash necessary to, consummate the Contemplated Transactions, including payment in cash of the aggregate Cash Consideration and ADS Cash Consideration at the Effective Time and to pay all related fees and expenses, and to discharge all of Parent’s and Purchaser’s other liabilities as they become due. On each date on which the applicable Milestone Payment shall be paid (if any), Parent will have, or shall cause Purchaser to have, available to it sufficient funds for the satisfaction of all of Parent’s and Purchaser’s applicable obligations under the CVR Agreement, including the payment of the applicable Milestone Payment and to pay all related fees and expenses required to be paid by Parent and Purchaser pursuant to the terms of the CVR Agreement. Parent and Purchaser acknowledge that their obligations under this Agreement and the CVR Agreement are not contingent or conditioned in any manner on obtaining any financing.

Section 5.12. Investigation by Parent and Purchaser; Disclaimer of Reliance.

(a) Each of Parent and Purchaser (i) is a sophisticated purchaser and has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the businesses, assets, condition, operations, and prospects of the Company and its Subsidiaries, (ii) has been furnished with or given adequate access to such information about the

Company as it has requested and (iii) in determining to proceed with the Contemplated Transactions has not relied on any statements or information other than the representations and warranties set forth in this Agreement. Each of Parent and Purchaser acknowledges that neither the Company nor any of its Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has Parent or Purchaser or any of their respective Affiliates or Representatives relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Company, its Subsidiaries, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries, or the Contemplated Transactions, other than those expressly set forth in this Agreement. Each of Parent and Purchaser acknowledges and agrees that, subject to Section 8.5(a) with respect to the making of an express representation or warranty set forth herein, none of the Company, its Subsidiaries or any other Person (including any officer, director, member or partner of the Company or any of its Affiliates) will have or be subject to any liability to Parent, Purchaser or any other Person, resulting from Parent’s or Purchaser’s use of any information, documents or material made available to Parent, Purchaser or their Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Contemplated Transactions. Each of Parent and Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article IV and in any certificate delivered pursuant to this Agreement, the assets and the business of the Company and its Subsidiaries are being transferred on a “where is” and, as to condition, “as is” basis. Each of Parent and Purchaser acknowledges (A) that it is an informed and sophisticated Person, and has engaged advisors experienced in the evaluation and purchase of companies such as the Company and its Subsidiaries as contemplated hereunder and (B) has had the opportunity to negotiate the terms and conditions of this Agreement and the Contemplated Transactions and that the representations and warranties in this Agreement cover all of the material topics on which it is making its decision to proceed with the consummation of the Contemplated Transactions.

(b) In connection with Parent’s and Purchaser’s investigation of the Company, each of Parent and Purchaser may have received from the Company and its Representatives certain projections and other forecasts and certain business plan information of the Company and its Subsidiaries. Each of Parent and Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that each of Parent and Purchaser is familiar with such uncertainties, that each of Parent and Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that each of Parent, Purchaser, and their Representatives will have no claim against any Person with respect thereto, subject to Section 8.5(a) with respect to the making of an express representation or warranty set forth herein. Accordingly, each of Parent and Purchaser acknowledges that, without limiting the generality of this Section 5.12(b), none of the Company, its Subsidiaries or any Person acting on behalf of the Company or its Subsidiaries has made any representation or warranty with respect to such projections and other forecasts and plans.

Section 5.13. Other Agreements. Parent and Purchaser have disclosed to the Company all Contracts, agreements, or understandings (and, with respect to those that are written, Parent and Purchaser has furnished to the Company correct and complete copies thereof) between or among Parent, Purchaser or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand. None of Parent or any of its Affiliates (including Purchaser) has entered into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract or other agreement, arrangement or understanding (in each case, whether oral or written), pursuant to which: (a) any shareholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Transaction Consideration or the ADS Transaction Consideration, or, other than the Voting and Support Agreements, pursuant to which any shareholder of the Company (i) has agreed to approve the Scheme of Arrangement or (ii) has agreed to vote against or otherwise oppose any Superior Proposal or (b) any third party has agreed to provide, directly or indirectly, equity capital to Parent, Purchaser or the Company to finance in whole or in part the Contemplated Transactions and the Scheme of Arrangement. None of Parent, Purchaser or any of their Affiliates is party to any Contract or other agreement, arrangement or understanding that would be required to be disclosed under Item 1005(e) of Regulation M-A promulgated under the Exchange Act.

Section 5.14. Investment Intention. Parent is acquiring through the Scheme of Arrangement and the Contemplated Transactions the shares of capital stock of the Company for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Company will not be registered under the Securities Act or any “blue sky” laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” laws or pursuant to an exemption from any such registration.

Section 5.15. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V OF THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, NEITHER PARENT NOR PURCHASER MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND EACH OF PARENT AND PURCHASER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

ARTICLE VI

COVENANTS

Section 6.1. Covenants of the Company.

(a) Except (i) as set forth in Section 6.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly required or permitted by this Agreement, or (iv) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts (A) to carry on its business in all material respects in the ordinary course of business, (B) to preserve intact its current business organization and keep available the services of its current officers, employees and consultants and (C) to preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors, Governmental Bodies and any others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date.

(b) Except (x) as set forth in Section 6.1(b) of the Company Disclosure Letter, (y) as required by applicable Law or (z) as expressly required or permitted by this Agreement, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):

(i) authorize, declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any Company Securities, including Company ADSs, except for dividends or distributions by a wholly owned Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company;

(ii) directly or indirectly redeem, repurchase, split, combine, subdivide or otherwise acquire or reclassify any Company Securities, including Company ADSs, except, in each case, (1) as provided by the Company Equity Plan or related award agreements, (2) as a result of net share settlement of any Company Stock Option or Company RSU outstanding on the date of this Agreement or issued in accordance with the terms of this Agreement to satisfy the applicable exercise price or applicable withholding Tax obligations, in each case, in accordance with the terms thereof or (3) any forfeitures or repurchases of Company Equity Awards, in each case, outstanding on the date of this Agreement or issued in accordance with the terms of this Agreement and in accordance with the terms thereof;

(iii) issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, any Company Securities or any equity interests in the Subsidiaries or securities convertible into or exchangeable for such Company Securities or equity interests or issue or grant any Company Equity Awards, options, warrant, calls, subscription rights or other rights of any kind to acquire such Company Shares, including Company ADSs, other equity interests or securities of the Company or a Subsidiary, except for (1) issuances of Company Shares or Company ADSs, as applicable, in respect of the exercise of a Company Stock Option or the settlement of a Company RSU, in either case with respect to Company Equity Awards outstanding on the date of this Agreement (and in accordance with the terms thereof as of the date of this Agreement) or issued in accordance with the terms of this Agreement, (2) Company Shares issued upon the surrender and cancellation of Company ADSs pursuant to the Deposit Agreement or (3) transactions solely between the Company and a wholly owned Subsidiary of the Company or solely between wholly owned Subsidiaries of the Company;

(iv) except as required by the terms of a Company Plan as in effect as of the date of this Agreement and set forth in Section 4.17(a) of the Company Disclosure Letter, (A) increase or decrease the wages, salary or other compensation or benefits with respect to any of the Company’s or any of its Subsidiaries’ officers, directors, employees or other individual service providers, (B) pay or award, or commit to pay or award, any cash or equity or equity-based incentive awards, bonuses, commissions or other incentive compensation, retention, change in control or transaction payments or benefits, or severance or separation payments or benefits, (C) accelerate any rights or benefits, or the vesting or funding of any payments or benefits, under any Company Plan (or any plan, program, arrangement, practice, policy or agreement that would be a Company Plan if in effect on the date hereof), (D) establish, adopt, enter into, modify, amend in any material respect or terminate any Company Plan (or any plan, program, arrangement, practice, policy or agreement that would be a Company Plan if in effect on the date hereof), (E) hire, engage, promote, terminate (without cause), furlough, or temporarily layoff any employee with annual base cash compensation in excess of $275,000 or any individual independent contractor or consultant with annual base cash compensation in excess of $175,000 or (F) implement or announce any employee layoffs, reductions in force, or furloughs;

(v) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(vi) amend, or propose to amend, any Company Organizational Document (including by merger, consolidation or otherwise) or the Deposit Agreement or adopt a shareholders’ rights plan, or enter into any agreement with respect to the voting of any Company Securities (other than the Voting and Support Agreements);

(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of any Company Securities;

(viii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(ix) subject to clause (xii), make any capital expenditures that are in the aggregate in excess of $250,000 above amounts indicated in the capital expenditure budget set forth on Section 6.1(b)(ix) of the Company Disclosure Letter;

(x) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Person, by purchase of stock, securities or assets, or enter into any joint venture, partnership, strategic alliance, limited liability company or similar arrangement with any third Person in any one transaction or series of related transactions, excluding, for the avoidance of doubt, the purchase of materials from suppliers or vendors or investments in marketable securities, in each case, in the ordinary course of business;

(xi) (A) incur, assume, become liable for, or materially modify the terms of (including by extending the maturity date thereof) any Indebtedness, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiaries, or enter into any agreement or arrangement having the economic effect of any of the foregoing, (B) make any loans or advances to any other Person (other than intra-Company loans in the ordinary course of business and advances to directors, officers, employees and other service providers for business and travel expenses in the ordinary course of business or pursuant to existing indemnification agreements), (C) make any capital contributions to, or investments in, any other Person (other than investments in marketable securities and capital contributions to any of the Company’s Subsidiaries made in the ordinary course of business) or (D) repurchase, prepay, refinance or otherwise reduce or materially change the commitments of any Indebtedness, in each case, in an amount greater than $200,000;

(xii) sell, transfer, license, assign, mortgage, encumber, lease (as lessor), subject to any Lien (other than Permitted Liens) or otherwise abandon, withdraw or dispose of, in a single transaction or a series of related transactions, any tangible assets with a fair market value in excess of $500,000 in the aggregate;

(xiii) sell, assign, license or otherwise encumber (other than Permitted Liens) or transfer any Company Intellectual Property, except for non-exclusive licenses or sublicenses to Intellectual Property granted in the ordinary course of business or pursuant to Routine Services Contracts;

(xiv) abandon, cancel, fail to renew or permit to lapse any material Company Registered Intellectual Property owned by the Company or its Subsidiaries or where the Company or its Subsidiaries controls the filing and prosecution thereof (excluding any abandonment of any Company Registered Intellectual Property at the end of the applicable statutory term or in the ordinary course of prosecution);

(xv) disclose to any third party any material Trade Secret included in the Company Intellectual Property other than pursuant to a non-disclosure agreement restricting the disclosure and use of such Trade Secret, except for any such disclosures made as a result of publication of a Patent application filed by the Company or its Subsidiaries, or in connection with any required regulatory filing;

(xvi) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions, other than solely for monetary consideration not to exceed $1,000,000;

(xvii) change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xviii) (A) make (other than in the ordinary course of business consistent with past practice, which for the avoidance of doubt, shall not include any entity classification elections), change or revoke any Tax election, (B) file any amended Tax Return, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes) or any other agreement with any Tax Authority relating to or affecting any Tax liability, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax, (E) make any election under Section 174 or 174A of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) to materially accelerate any tax deduction or amortization, (F) fail to timely file any material Tax Return in a manner inconsistent with past practices or (G) settle or compromise any Tax liability or Tax refund claim (other than by reason of passage of time);

(xix) waive, release, exercise or assign any material rights or claims under, or enter into, renew, materially amend, materially modify, exercise any material options or material rights of first offer or refusal under or terminate, any Company Material Contract or any Contract that, if existing as of the date of this Agreement, would have been a Company Material Contract, except (A) for the expiry of any Contracts on their terms or the entry into or renewal of Contracts in the ordinary course of business and (B) with respect to purchase orders in the ordinary course of business; provided that in no event shall the Company or any of its Subsidiaries be permitted to enter into any Contract that would be a Company Material Contract under Section 4.13(a)(iii) (Joint Venture Agreements; Partnership Agreements), Section 4.13(a)(iv) (Contracts with Restrictive Covenants), Section 4.13(a)(viii) (Contracts with Rights of First Refusal or Offer), Section 4.13(a)(xiii) (Contracts Restricting Dividends) or Section 4.13(a)(xix) (Contracts Relating to Commercialization, Co-Promotion, etc.);

(xx) voluntarily abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any material Permits or Regulatory Authorizations;

(xxi) enter into a research or collaboration arrangement (except for Routine Services Contracts) that contemplates payments by or to the Company or its Subsidiary in excess of $500,000 in any twelve (12) month period;

(xxii) amend, cancel or terminate any material insurance policy naming the Company or its Subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining substitute insurance coverage;

(xxiii) enter into any new material line of business;

(xxiv) (A) commence any clinical study of which Parent has not been informed prior to the date of this Agreement, (B) unless mandated by any Governmental Body, discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any ongoing clinical study, (C) unless mandated by any Governmental Body, discontinue, terminate, suspend or materially modify (including a material acceleration or delay thereof) any ongoing preclinical study without first consulting with Parent in good faith, (D) initiate or commence a chemistry, manufacturing, and controls campaign or process for which Parent has not been informed of prior to the date of this Agreement or (E) unless mandated by any Governmental Body, release or disclose publicly any information on the outcomes of any ongoing clinical or preclinical study without first providing Parent with the proposed disclosure and a reasonable opportunity to review and comment thereon, which the Company shall consider in good faith;

(xxv) enter into an Affiliate Transaction;

(xxvi) convene any regular or special meeting (or any adjournment or postponement thereof) of the Company Shareholders other than, to the extent required by applicable Law or an order of a court of competent jurisdiction, an annual meeting of Company Shareholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters; or

(xxvii) authorize, agree or commit to take any of the actions described in clauses (i) through (xxvi) of this Section 6.1(b).

Section 6.2. Access to Information; Confidentiality.

(a) From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable advance notice, (A) give Parent and Purchaser and their respective Representatives reasonable access during normal business hours to relevant employees and facilities and to relevant books, contracts and records of the Company and its Subsidiaries, (B) permit Parent and Purchaser to make such non-invasive inspections as they may reasonably request and (C) cause its officers to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Purchaser may from time to time reasonably request, in each case of clauses (A) - (C), solely for the purpose of effectuating the Contemplated Transactions and any planning for post-Closing integration, and (ii) reasonably promptly notify Parent of any Healthcare Correspondence.

(b) Subject to Section 9.7, Parent, Purchaser and the Company hereby acknowledge and agree that the confidentiality agreement set forth on Section 6.2(b) of the Company Disclosure Letter (the “Confidentiality Agreement”) will continue in full force and effect in accordance with its terms; provided that, notwithstanding anything to the contrary in the Confidentiality Agreement, the term of the Confidentiality Agreement will automatically be extended, if necessary, through to the earlier of (i) the date of termination of this Agreement and (ii) the Effective Time.

(c) Nothing in Section 6.2(a) requires the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) violate any of its or its Affiliates’ respective obligations with respect to confidentiality, (ii) result in a violation of applicable Law or (iii) result in loss of legal protection, including the attorney-client privilege and work product doctrine; provided that the Company will use its reasonable best efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without (x) jeopardizing such attorney-client privilege or work product doctrine or (y) violating applicable Law or any of the Company’s or its Affiliates’ respective obligations with respect to confidentiality, as applicable.

Section 6.3. Acquisition Proposals.

(a) The Company shall not, and shall cause its directors and officers not to, and shall instruct its Representatives not to: (i) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) directly or indirectly engage in, enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or (iii) provide any non-public information to, or afford access to the business, properties, assets, books or records of the Company and its Subsidiaries to, any Person (other than Parent, Purchaser, or any designees of Parent or Purchaser) in connection with any Acquisition Proposal. The Company shall and shall cause its directors and officers to, and shall instruct its Representatives to, (x) immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Purchaser, or any designees of

Parent or Purchaser) with respect to any Acquisition Proposal, (y) as soon as reasonably practicable (and in any event within three (3) Business Days after the date of this Agreement) request in writing the prompt return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person and (z) as soon as reasonably practicable (and in any event within three (3) Business Days after the date of this Agreement) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives may, solely in response to an inquiry or proposal that did not result from a material breach of this Section 6.3(a), (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely if and to the extent necessary to determine whether such inquiry or proposal constitutes or would reasonably be expected to lead to an Acquisition Proposal and (B) inform a Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.3.

(b) Notwithstanding Section 6.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the receipt of the Company Shareholder Approvals, (i) the Company has received a written Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 6.3(a) and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and a financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided that the Company may only take the actions described in clauses (A) or (B) above if the Company Board determines in good faith, after consultation with outside counsel, that the failure to take any such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law; provided, further, that (1) the Company shall not, and shall instruct its Representatives not to, disclose any material non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with terms governing confidentiality that, taken as a whole, are not materially less restrictive or materially more favorable to the other Person than those contained in the Confidentiality Agreement, and does not prohibit the Company from providing any information to Parent in accordance with this Section 6.3 or otherwise prohibit the Company from complying with its obligations under this Section 6.3, and (2) the Company shall, concurrently therewith or as promptly as reasonably practicable thereafter, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company provided or made available to such other Person that was not previously provided or made available to Parent and Purchaser. The Company shall not, directly or indirectly, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any agreement to which the Company is a party; provided that if the Company Board determines in good faith, after consultation with its outside counsel, that the failure to take such action would be, or would reasonably be expected to be, inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit the applicable Person (if such Person has not been solicited in breach of this Section 6.3) to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Person agreeing that the Company shall not be prohibited from providing any information to Parent (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, this Section 6.3.

(c) The Company shall promptly (and in any event within one (1) Business Day) notify Parent in writing (email being acceptable) of the receipt by the Company of any Acquisition Proposal, inquiry, request for information or other indication by any Person that would reasonably be expected to lead to an Acquisition Proposal. The Company shall (i) provide Parent promptly (and in any event within such one (1) Business Day period) the material terms and conditions of any such inquiry or Acquisition Proposal (including any subsequent material amendments, modifications or supplements thereto), together with copies of all material written proposals or offers related thereto, and the identity of the Person making any such inquiry or Acquisition Proposal and (ii) keep Parent reasonably informed of any material developments regarding any Acquisition Proposal (including any material changes to the terms thereof).

(d) The Company Board and each committee thereof shall not, subject to the terms and conditions of this Agreement, (i) approve or recommend, or propose publicly to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, license agreement, merger agreement, joint venture agreement, partnership agreement, collaboration agreement, revenue sharing agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 6.3(b)) relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.

(e) Notwithstanding Section 6.3(d) or any other provision of this Agreement, prior to the receipt of the Company Shareholder Approvals:

(i) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 6.3(a) and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement and (C) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to terminate this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period;

(ii) the Company Board or a committee thereof may make a Change of Board Recommendation if (A) the Company receives an Acquisition Proposal that did not, directly or indirectly, result from a material breach of Section 6.3(a), and the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the Acquisition Proposal constitutes a Superior Proposal, (B) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (C) no earlier than the end of the Notice Period, the Company Board or a committee thereof determines in good faith that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal, after consultation with outside counsel and taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period; and

(iii) other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if (A) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (B) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and considering the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(iv) The provisions of this Section 6.3(e) apply to any amendment to the financial or other material terms of any applicable Superior Proposal with respect to Section 6.3(e)(i) and Section 6.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to clause (i)(C) or (ii)(C) as the case may be. During the Notice Period, if requested by Parent, the Company shall negotiate in good faith with Parent regarding potential changes to this Agreement in such a manner that would eliminate the need for taking the actions set forth in Section 6.3(e)(i), Section 6.3(e)(ii) and Section 6.3(e)(iii) (and in respect of a Superior Proposal, would cause such Superior Proposal to no longer constitute a Superior Proposal).

(f) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Company Shares a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or (B) making any public statement if the Company Board or a committee thereof determines in good faith, after consultation with outside counsel, that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided that any such action that would otherwise constitute a Change of Board Recommendation shall be made only in compliance with Section 6.3(d) and Section 6.3(e) (it being understood that: (x) any “stop, look and listen” letter or similar communication limited to the information described in Rule 14d-9(f) under the Exchange Act and (y) any disclosure of information to the holders of Company Shares that only describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected a Change of Board Recommendation, in each case, shall be deemed not to be a Change of Board Recommendation).

(g) The Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 6.3 has occurred, the actions of the Company’s directors and Representatives acting solely in their authorized capacities on behalf of the Company shall be deemed to be the actions of the Company, and the Company shall be responsible for any breach of this Section 6.3 by its directors and Representatives acting solely in their authorized capacities on behalf of the Company.

Section 6.4. Employment and Employee Benefits Matters.

(a) For twelve (12) months following the Closing Date (or, if earlier, until the termination date of a Current Employee, as defined below), Parent shall, or shall cause the Company to, provide each individual employed by the Company or its Subsidiaries at the Effective Time (each, a “Current Employee”), to the extent they continue to be employed by Parent or the Company (i) total base compensation or base hourly wage (as applicable) and target annual cash incentive compensation opportunity (excluding, for the avoidance of doubt, any long-term incentive or equity or equity-based opportunities) at least as favorable, in the aggregate, for each such Current Employee, as the total base compensation or base hourly wage rate (as applicable) and target cash annual incentive opportunity provided to the Current Employee as of immediately prior to the Effective Time (subject to the same exclusions), and (ii) employee benefits that are substantially comparable in the aggregate to those benefits maintained for and provided to the Current Employees under the Company Plans that are disclosed in Section 4.17(a) of the Company Disclosure Letter (excluding cash incentive opportunities, severance, equity and equity-based awards, long-term incentive, retention, change in control-related payments or benefits, nonqualified deferred compensation, defined benefit plan and post-employment or retiree welfare benefits, collectively, the “Excluded Benefits”) and in effect as of immediately prior to the Effective Time or, to the extent a Current Employee becomes covered by an employee benefit plan or program of Parent (or one of its Affiliates other than the Company) during such period, employee benefits at least as favorable (other than the Excluded Benefits) as those maintained for and provided to similarly situated employees of Parent (or its relevant Affiliate).

(b) For a period of one year following the Effective Time, Parent shall provide, or cause to be provided, to each Current Employee who suffers a termination of employment under circumstances that would have given the Current Employee a right to severance payments and benefits under any Company Plan set forth on Section 6.4(b) of the Company Disclosure Letter and in effect immediately prior to the Closing Date with severance payments and benefits no less favorable than those that would have been provided to such Current Employee under such applicable Company Plan.

(c) Parent shall, and shall cause the Company to, cause service rendered by each Current Employee to the Company or its Subsidiaries prior to the Effective Time to be taken into account with respect to only the employee benefit plans of Parent and the Company which provide benefits for vacation, paid time-off or 401(k) savings (and for the avoidance of doubt, not for any purpose under any Excluded Benefit), for purposes of determining eligibility to participate, level of benefits and vesting, in each case to the same extent and for the same purpose as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided that the foregoing will not apply to (i) the extent that its application would result in a duplication of benefits or compensation with respect to the same period of service, (ii) any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population or (iii) to the extent such service would not be credited to similarly situated employees of Parent or its Affiliates. Without limiting the generality of the foregoing, for the plan year in which the Effective Time occurs, Parent shall, or shall cause the

Company to, use commercially reasonable efforts to waive for the Current Employees any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any health plan of Parent or the Company for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated immediately prior to the Effective Time.

(d) If requested by Parent, the Company shall, at least one (1) day prior to the Effective Time, (i) adopt written resolutions (or take other necessary and appropriate actions) to terminate each Company Plan intended to be qualified under Section 401(a) of the Code (the “401(k) Plan”), (ii) cease all contributions to the 401(k) Plan for any compensation paid after such termination date, and (iii) one hundred percent (100%) vest all participants under the 401(k) Plan, with such termination, cessation and vesting to be effective no later than the day preceding the Effective Time.

(e) Prior to making any written or broad-based oral communications to any current or former officer, director, employee, worker or individual independent contractor (whether engaged directly or via a personal service company) of the Company or its Subsidiaries pertaining to compensation or benefit matters described in this Agreement or to compensation or benefits that will be provided by Parent or Purchaser or an Affiliate thereof following the Closing, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith (it being understood that after Parent has been so provided with such opportunity, the Company shall not be required to provide Parent with any other communication if the content thereof is substantially the same as that previously reviewed by Parent).

(f) Without limiting the generality of Section 6.4, no provision of this Agreement (i) prohibits Parent, Purchaser or the Company from amending, modifying or terminating any individual Company Plan or any other benefit or compensation plan, program, contract, agreement, policy or arrangement in a manner that does not conflict with or contravene the obligations of Parent, Purchaser, the Company or any of their respective Affiliates under this Section 6.4, (ii) requires Parent, Purchaser or the Company to keep any Person employed or otherwise providing services for any period of time, or (iii) constitutes or shall be construed to constitute the establishment or adoption of, or amendment to, any Company Plan or other benefit or compensation plan, program, contract, agreement, policy or arrangement. This Section 6.4 shall not confer upon any Current Employee or any other Person (including any beneficiary or dependent thereof) not a party to this Agreement any third-party beneficiary or similar rights or remedies.

Section 6.5. Directors’ and Officers’ Indemnification and Insurance.

(a) To the extent permitted by applicable Law, Parent and Purchaser shall cause the Company’s articles of association and the organizational documents of the Company’s Subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company and its Subsidiaries than are currently provided in the Company Organizational Documents and the organizational documents of the Company’s Subsidiaries, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until six (6) years from the Effective Time, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification, or repeal is required by applicable Law, in which case Parent shall, and shall cause the Company to, make such changes to such organizational documents as to have the least adverse effect on the rights of the individuals referenced in this Section 6.5.

(b) Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time, Parent shall cause the Company to indemnify and hold harmless each present (as of the Effective Time) or former director or officer of the Company and its Subsidiaries (each, together with such Person’s heirs, executors, administrators, or Affiliates, an “Indemnified Party”), against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any pending, threatened or actual Action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of the fact that the Indemnified Party is or was an officer, director, employee, Affiliate, fiduciary, or agent of the Company, its Subsidiaries or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, Parent shall cause the Company to advance to each Indemnified Party reasonable and documented out-of-pocket expenses incurred in the defense of the Action (provided that any Person to whom expenses are advanced shall have provided, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification). The Company shall reasonably cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party could seek indemnification hereunder. The Company’s obligations under this Section 6.5 shall continue in full force and effect for the period beginning upon the Effective Time and ending six (6) years from the Effective Time; provided that all rights to exculpation, indemnification and advancement in respect of any Action asserted or made within such period shall continue until the final disposition of such Action. Parent shall guarantee the performance by the Company of its obligations under this Section 6.5(b).

(c) Notwithstanding anything to the contrary in this Agreement, at or prior to the Effective Time, following good faith consultation with Parent and, if requested by Parent, utilizing a broker of Parent’s choice which is of similar reputation and standing as the Company’s broker, the Company may purchase a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided that the aggregate premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time (the “Maximum Amount”). Parent shall cause such policy to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Company; provided that neither Parent nor the Company shall be required to pay an aggregate premium for such insurance policies in excess of the Maximum Amount; provided, further, that if the aggregate premium of such insurance coverage exceeds such amount, the Company shall be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

(d) Without limiting any of the rights or obligations under this Section 6.5, from and after the Effective Time, the Company shall keep in full force and effect, and shall comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company and any Indemnified Party providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Company pursuant to such agreements, each as set forth on Section 6.5(d) of the Company Disclosure Letter.

(e) This Section 6.5 will survive the consummation of the Contemplated Transactions and is intended to benefit, and is enforceable by, any Person or entity referred to in this Section 6.5. The indemnification and advancement provided for in this Section 6.5 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract, or otherwise. If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent shall make proper provisions such that the successors and assigns of the Company assume the applicable obligations set forth in this Section 6.5.

(f) If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.5 that is denied by Parent and/or the Company, and a court of competent jurisdiction makes a final and non-appealable determination that the Indemnified Party is entitled to such indemnification or advancement of expenses, then Parent or the Company shall pay the Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred by the Indemnified Party in connection with pursuing his or her claims to the fullest extent permitted by law.

(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.5 is not prior to or in substitution for any such claims under such policies.

Section 6.6. Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement and the Scheme of Arrangement, prior to the Effective Time, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Contemplated Transactions as promptly as practicable and, in any event, by or before the Outside Date. Notwithstanding anything in this Agreement to the contrary, the Parties agree to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions as promptly as reasonably practicable and in any event prior to the expiration of any applicable legal deadline

(provided that, unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within fifteen (15) Business Days from the date hereof) and (ii) to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law. The parties also shall consult and cooperate with one another, and consider in good faith the reasonable views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Antitrust Laws. The Parties shall jointly direct, devise and implement the strategy to obtain any necessary approvals from, submit filings to, respond to any request from or inquiry or investigation by (including directing the timing, nature and substance of all such responses), and shall have the right to co-lead all meetings and communications with, any Governmental Body that has the authority to enforce any Antitrust Law; provided that, subject to its undertakings in this Section 6.6, the final determination as to the appropriate course of action shall be made by Parent. Without limiting the foregoing, the Parties agree (A) to give each other reasonable advance notice of all substantive meetings with any Governmental Body relating to any Antitrust Laws, (B) to the extent reasonably practicable, to give each other an opportunity to participate in each of such meetings, (C) to the extent reasonably practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Laws, (D) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party (and its outside legal counsel) of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Laws and (F) to provide each other (and its outside legal counsel) with copies of all written communications to or from any Governmental Body relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel/in-house counsel basis, if appropriate. Each Party may, as each deems advisable and necessary, reasonably designate any such disclosures or provision of copies by one party to the other party under this Agreement as “outside counsel/in-house counsel only.” Such designated materials and the information contained therein shall be given only to the outside legal counsel and in-house counsel of the recipient and shall not be disclosed by such outside counsel and in-house counsel to employees (other than in-house counsel), officers or directors of the recipient, unless express permission is obtained in advance from the source of the materials or its legal counsel; it being understood that materials provided pursuant to this Agreement may be redacted (1) to remove references concerning the valuation of the Company or the Contemplated Transactions, (2) as necessary to comply with contractual obligations and (3) as necessary to protect privileged attorney-client communications or attorney work product.

(b) Each Party shall, and shall cause each of their respective Subsidiaries to, use its reasonable best efforts to obtain any consents, clearances, or approvals required under or in connection with the Antitrust Laws to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Body, in each case, to cause the Contemplated Transactions to occur as promptly as practicable and, in any event, by or before the Outside Date, including (i) as promptly as reasonably practicable complying with any requests for additional information (including any second request) by any Governmental Body and (ii) contesting and defending any threatened or pending preliminary or permanent injunction or other order or any claim or determination, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any Party to consummate the Contemplated Transactions and taking other actions to prevent the entry, enactment, or promulgation thereof, it being understood that, notwithstanding Section 6.6(a) above, Parent shall have the right to direct, devise and control such litigation. Parent shall pay all filing fees incurred by the parties in connection with any filings which may be required by such party to obtain clearance under any Antitrust Law for the consummation of the Contemplated Transactions (other than, for the avoidance of doubt, fees and expenses of counsel or other advisors to the Company). Notwithstanding anything to the contrary in this Section 6.6(b) or otherwise in this Agreement, neither Parent nor any of its Affiliates shall have any obligation to offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, or other disposition of any or all of the capital stock, assets, equity holdings, rights, products, or businesses of Parent or any of its Subsidiaries (including, following the Effective Time, the Company), or any other restrictions on the activities of Parent or any of its Subsidiaries (including, following the Effective Time, the Company). In addition, the Company shall not offer or commit to take any of such actions without Parent’s prior written consent, which includes taking or committing to take actions that limit Parent or any of its Subsidiaries (including, following the Effective Time, the Company), as applicable, freedom of action with respect to, or their ability to retain, any of the businesses, employees, or assets of the Company, and Parent and its Affiliates shall not be required to commit to any provision (in any consent decree or otherwise) requiring the prior approval of a Governmental Body to engage, or agree not to engage in any present or future transaction involving Parent or any of its Affiliates. Parent shall not require the Company to, and the Company shall not be required to, take any action with respect to any consent decree, hold separate order or other applicable Law that binds the Company prior to the Effective Time. Neither Parent nor the Company shall enter any agreement with a Governmental Body not to consummate or to delay consummation of the Contemplated Transactions without the prior written consent of the other party to the extent permissible by Laws; provided that Parent shall be permitted without the Company’s consent (it being understood that Parent may exercise this right only one time) to withdraw their filing under the HSR Act in connection with the Contemplated Transactions and promptly refile the notification and report forms within two (2) Business Days (as required by the HSR Act) with respect to the Contemplated Transactions.

(c) From the date of this Agreement through the date that is ninety (90) days after the date of this Agreement, Parent shall not, and shall cause its Subsidiaries and Affiliates not to, acquire or agree to acquire a majority of the equity interests of, or all or substantially all assets of, any Persons or divisions thereof (through acquisition, license, joint venture, collaboration or otherwise), or the exclusive license of the commercial rights of an asset, if such an acquisition or license (A) involves an orexin-2 or sodium oxybate asset or program in clinical development, and (B) would reasonably be expected to materially delay or prevent the receipt of any authorizations, consents, orders, declarations or approvals of any Governmental Body necessary to close the Contemplated Transactions.

(d) Prior to the Effective Time, each party shall use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance, or consummation of the Contemplated Transactions; provided that, in no event will the Company be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third party to obtain any consent, approval, or waiver required with respect to any such Contract.

Section 6.7. Public Announcements. The Company shall not, and Parent shall not, and shall cause each of its Subsidiaries to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other (which consent may not be unreasonably withheld, conditioned, or delayed), except any release or announcement required by applicable Law or any rule or regulation of Nasdaq, the New York Stock Exchange or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. The Parties agree that the initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent. The restrictions of this Section 6.7 do not apply to communications by the Company in connection with, or following, an Acquisition Proposal, Superior Proposal, Change of Board Recommendation, Intervening Event or any action taken pursuant thereto (or communications made or proposed to be made by Parent in response thereto), in each case, that does not violate Section 6.3.

Section 6.8. Conduct of Parent and Purchaser. Parent shall, immediately following execution of this Agreement, cause the sole stockholder of Purchaser to execute and deliver a written consent of the sole stockholder adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Purchaser.

Section 6.9. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Purchaser, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.10. Operations of Purchaser. Prior to the Effective Time, Purchaser shall not engage in any other business activities and shall not incur any liabilities or obligations other than as contemplated herein.

Section 6.11. Shareholder Litigation. The Company shall promptly notify Parent of any Actions or claims instituted against the Company, its Subsidiaries or any of their directors or officers, in each case, relating to this Agreement or the Contemplated Transactions (each such item described in this Section 6.11, “Shareholder Litigation”). Parent shall have the right to participate in the defense of any such Shareholder Litigation, the Company shall consult with Parent (which advice the Company shall consider in good faith) regarding the defense of any such Shareholder Litigation, and the Company shall not settle or compromise any Shareholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned, unless (a) such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) or (b) such settlement relates solely to the provision of additional disclosure in the Proxy Statement (including the Scheme Document Annex), but in each case only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Affiliates. The Company shall notify Parent promptly of the commencement or written threat of any proceedings of which it has received notice or become aware and shall keep Parent promptly and reasonably informed regarding any such proceedings. Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel as described in Section 6.5, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Shareholder Litigation relating to the Company.

Section 6.12. Regulatory Matters. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, the Company and its Subsidiaries shall make available to Parent and its Representatives complete and accurate copies of (a) all material clinical and non-clinical data relating to the Products and (b) all material written or oral correspondence between the Company or its Subsidiaries, on the one hand, and the applicable Governmental Bodies, on the other hand, relating to the Company, its Subsidiaries, or the Products, in the case of each of clauses (a) and (b) above, that comes into the Company’s or its Subsidiaries’ possession or control during such time period promptly (and in any event no later than three (3) Business Days) after the Company obtains such possession or control thereof and subject to the limitations set forth in Section 6.2 (it being understood that data and correspondence in the possession of a contract research organization or similar third party acting on behalf of the Company shall not be deemed to be in possession of the Company solely by reason of its being in the possession of such third party). The Company shall, and shall cause its Subsidiaries to, and shall direct its and their Representatives to reasonably consult and cooperate with Parent, as and to the extent reasonably requested by Parent, and consider in good faith the views and comments of Parent in connection with any material communications (including meetings or teleconferences) with any Governmental Body relating to clinical and preclinical trials related to the Products.

Section 6.13. Cash Management. Prior to the Effective Time, the Company shall convert all Investment Securities to Cash and Cash Equivalents.

Section 6.14. Stock Exchange De-listing. The Company shall cause the Company ADSs to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Section 6.15. Termination of Certain Agreements. At or prior to the Effective Time, the Company shall terminate, or cause to be terminated, the Contracts set forth on Section 6.15 of the Company Disclosure Letter, with such termination(s) becoming effective no later than as of the Effective Time.

Section 6.16. CVR Agreement. At or prior to the Effective Time, each of Parent and Purchaser shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and/or the Depositary (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR). Parent, Purchaser and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Section 6.17. Tax Matters. The Company and Parent shall (and shall, in the case of the Company, procure that its Subsidiaries and its and their Representatives shall) provide such assistance and information as such other Party may reasonably request in connection with any matters relating to Tax in respect of the Contemplated Transactions and with respect to tax periods of the Company and its Subsidiaries, including in respect of any Tax clearances or consents that any such Party may consider necessary or desirable in connection with the Contemplated Transactions (including in connection with any UK stamp duty or stamp duty reserve tax). The Company shall, as soon as reasonably practicable after the date hereof, apply for confirmation from His Majesty’s Revenue & Customs that the Court Order is not subject to United Kingdom stamp duty or stamp duty reserve tax. For the avoidance of doubt, failure to obtain such confirmation shall not constitute a breach of the Company’s obligations under this Agreement.

Section 6.18. Company Indebtedness. Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, deliver notices of prepayment and notices of termination of commitments (including any certifications or calculations to be provided therewith) relating to the prepayment in full of outstanding indebtedness under the Company Credit Agreement at the Closing. The Company and its Subsidiaries shall use their reasonable best efforts to (a) obtain and deliver to Parent prior to the Closing payoff letters in customary form from the lenders (or their applicable Representatives) with respect to the Company Credit Agreement stating the amounts required to pay in full all indebtedness thereunder at the Closing and (b) obtain and deliver to Parent documents and filings in customary form acknowledging the termination of obligations and release of Liens related to the Company Credit Agreement upon the payoff of the outstanding indebtedness under the Company Credit Agreement. The Company shall use reasonable best efforts to assist Parent (and Parent shall use reasonable best efforts to assist the Company in connection therewith) in the prepayment in full of all indebtedness under the Company Credit Agreement and the termination of the Company Credit Agreement as of the Effective Time and the release of any related Liens, guaranties and other credit support thereunder upon the occurrence of such prepayment (provided that no such prepayment shall be required that is not contingent on the occurrence of the Closing). Without limiting the generality of the foregoing, the Company and its Subsidiaries shall use reasonable best efforts to deliver to Parent at least three (3) Business Days prior to the Closing Date draft payoff letters, termination acknowledgments and release documentation, and the Company shall give due consideration to all reasonable comments thereto requested in writing by Parent or its counsel.

Section 6.19. Switching. Neither Purchaser nor Parent may elect to implement the acquisition of the entire issued share capital of the Company as contemplated by this Agreement by means of a takeover offer within the meaning of section 974 of the Companies Act, or otherwise announce any such takeover offer in respect of the Company, at any time without the Company’s prior written consent (to be granted in the Company’s sole discretion).

Section 6.20. Anti-Takeover Laws. If any state Anti-Takeover Law becomes or is deemed to be applicable to this Agreement or the Contemplated Transactions, then Parent, Purchaser and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board (or a committee thereof) to take any action that would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or following a Change of Board Recommendation pursuant to Section 6.3. The Company shall not take (or omit to take) any action that would reasonably be expected to result in (a) the United Kingdom City Code on Takeovers and Mergers applying to the Company or the Contemplated Transactions or (b) the Contemplated Transactions becoming subject to the jurisdiction of the United Kingdom Panel on Takeovers and Mergers; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board (or a committee thereof) to refrain from taking any action that would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law or any other action following a Change of Board Recommendation pursuant to Section 6.3.

ARTICLE VII

CONDITIONS OF THE CONTEMPLATED TRANSACTIONS

Section 7.1. Conditions to the Obligations of Each Party to Effect the Contemplated Transactions. The respective obligations of each Party to effect the Contemplated Transactions are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) The Company Shareholder Approvals shall have been obtained.

(b) The Scheme of Arrangement shall have been sanctioned by the Court.

(c) Any applicable waiting period under the HSR Act in respect of the Contemplated Transactions and any agreement with a Governmental Body not to consummate or to delay consummation of the Contemplated Transactions shall have expired or been terminated.

(d) There shall not have been issued by any Governmental Body of competent jurisdiction any order, decree or ruling that remains in effect and enjoins, prevents or prohibits the consummation of any Contemplated Transactions, nor shall any statute, rule, regulation, order, injunction, or decree have been enacted, entered, promulgated, or enforced (and still be in effect) by any Governmental Body that prohibits or makes illegal the consummation of the Contemplated Transactions.

Section 7.2. Conditions to the Obligations of Parent and Purchaser to Effect the Contemplated Transactions. The respective obligations of Parent and Purchaser to effect the Contemplated Transactions are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) (i) The representations and warranties set forth in Section 4.1 (Organization and Corporate Power), Section 4.2 (Authorization; Valid and Binding Agreement), Section 4.3 (other than Section 4.3(a) or (e)) (Capitalization), Section 4.21 (Brokerage), Section 4.22 (No Rights Agreement; Anti-Takeover Provisions) and Section 4.23 (Opinions) shall be true and correct in all material respects, as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects, as of such earlier date), (ii) the representation set forth in Section 4.8(a) (Absence of Certain Developments)

shall be true in all respects, as of the Closing Date as though made on and as of such date (except to the extent such representation expressly speaks as of an earlier date, in which case such representation shall be true in all respects, as of such earlier date), (iii) the representations set forth in Section 4.3(a) and (e) (Capitalization) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct except for any de minimis inaccuracies, as of such earlier date) and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).

(c) Since the date of this Agreement, there shall not have occurred any change, event, occurrence or effect that has had a Company Material Adverse Effect that is continuing as of the Closing Date.

(d) The Company shall have delivered to Parent and Purchaser a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company in his or her capacity as such an officer to the effect that the conditions set forth in Section 7.2(a), (b) and (c) have been satisfied as of the Closing Date.

Section 7.3. Conditions to the Obligations of the Company to Effect the Contemplated Transactions. The obligations of the Company to effect the Contemplated Transactions are subject to the satisfaction or waiver in writing (where permissible) at or prior to the Effective Time of each of the following conditions:

(a) Each of the representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Purchaser shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date (or any failure to comply or perform shall have been cured by such time).

(c) Parent shall have delivered to the Company a certificate dated as of the Closing Date signed on behalf of Parent by an officer of Parent in his or her capacity as such an officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied as of the Closing Date.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1. Termination by Mutual Agreement. This Agreement may be terminated, and the Contemplated Transactions may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.

Section 8.2. Termination by Either Parent or the Company. This Agreement may be terminated, and the Contemplated Transactions may be abandoned, at any time prior to the Effective Time, by Parent or the Company, if:

(a) any Governmental Body has issued a final order, decree or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Contemplated Transactions, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that this termination right is not available to any Party, if the issuance of such order, decree, ruling or other action is primarily attributable to the failure on the part of such Party to comply with its obligations under this Agreement in any material respect, including Section 6.6;

(b) the Closing has not occurred on or prior to 11:59 p.m. Eastern Time, on the date that is six (6) months after the date of this Agreement (the “Outside Date”); provided, however, that if as of such date, all of the conditions set forth in Article VII (other than Section 7.1(c) or Section 7.1(d)) (solely with in respect of Antitrust Laws) shall have been satisfied or waived by Parent or Purchaser, to the extent waivable by Parent or Purchaser (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), then the Outside Date will automatically be extended by six (6) months until 11:59 p.m. Eastern Time, on the date that is twelve (12) months after the date of this Agreement (and such date will then be the Outside Date); provided, however, that this termination right is not available to any Party, if the failure of the Effective Time to occur prior to the Outside Date is primarily attributable to the failure on the part of such Party to comply in any material respect with its obligations under this Agreement, including Section 6.6;

(c) the Scheme Meeting or the Company GM (including, in each case, any postponements or adjournments thereof) shall have been completed and any Company Shareholder Approval voted on at such meeting shall not have been obtained; or

(d) the Court declines or refuses to sanction the Scheme of Arrangement; provided that if an appeal has been submitted by either Parent or the Company in respect of any such decline or refusal, the right to terminate the Agreement pursuant to this Section 8.2(d) may not be exercised until such appeal has been denied in a final determination.

Section 8.3. Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, by the Company, if:

(a) there has been a breach of any covenant or agreement made by Parent or Purchaser in this Agreement, or any representation or warranty of Parent or Purchaser is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period it has not been cured within such period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in breach of any of its covenants, agreements, representations, or warranties hereunder such that Parent would be entitled to terminate this Agreement pursuant to Section 8.4(a); or

(b) at any time prior to obtaining the Company Shareholder Approvals, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.3(e)(i); provided that, promptly following such termination, the Company enters into an Alternative Acquisition Agreement in respect of such Superior Proposal and pays (or causes to be paid) the termination fee due pursuant to Section 8.5(b).

Section 8.4. Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time by Parent, if:

(a) there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if Parent or Purchaser is then in breach of any of its covenants, agreements, representations or warranties hereunder such that the Company would be entitled to terminate this Agreement pursuant to Section 8.3(a); or

(b) at any time prior to obtaining the Company Shareholder Approvals, the Company Board or any committee thereof effects a Change of Board Recommendation.

Section 8.5. Effect of Termination.

(a) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than Section 6.2(b), Article VIII and Article IX, each of which will survive any termination hereof) will become void and of no effect with no liability on the part of any Party (or of any of its Representatives); provided, however, that except in a circumstance where the termination fee is paid by the Company pursuant to Section 8.5(b) below, no such termination will relieve any Party of any liability for damages resulting from material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching Party with the actual knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”), including with respect to the making of a representation set forth herein, or would constitute fraud. For purposes of this Section 8.5(a), “fraud” means actual (and not constructive, including claims based on recklessness) common law fraud under Delaware law with respect to the making of an express representation or warranty contained in this Agreement.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.3(b) (Superior Proposal);

(ii) this Agreement is terminated by Parent pursuant to Section 8.4(b) (Change of Board Recommendation); or

(iii) (A) this Agreement is terminated (x) by either Parent or the Company pursuant to (1) Section 8.2(b) (Outside Date) (in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the second proviso in Section 8.2(b) (Outside Date)), (2) Section 8.2(c) (Company Shareholder Approval) or (3) Section 8.2(d) (Scheme of Arrangement), or (y) by Parent pursuant to Section 8.4(a) (Material Breach), (B) any Person has publicly disclosed an Acquisition Proposal (which has not been irrevocably publicly withdrawn at least one (1) day (1) prior to the Outside Date in the case of Section 8.5(b)(iii)(A)(x)(1), (2) prior to the date of the action or event giving rise to termination in the case of Section 8.5(b)(iii)(A)(x)(2) and Section 8.5(b)(iii)(A)(x)(3) or (3) prior to the date of such material breach in the case of Section 8.5(b)(iii)(A)(y)) after the date of this Agreement and prior to such termination and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal (and the transactions contemplated by such Acquisition Proposal are subsequently consummated before or after the expiration of such twelve (12)-month period) or the Acquisition Proposal is consummated (provided that, for purposes of clause (C) of this Section 8.5(b)(iii), references to “20%” in the definition of Acquisition Proposal will be substituted with “50%”);

Then, in any such case, the Company shall pay (or cause to be paid to) Parent a termination fee of $63,058,601.76, by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 8.5(b) will be paid substantially concurrently with such termination, (2) pursuant to clause (ii) of this Section 8.5(b) will be paid no later than two (2) Business Days after such termination and (3) pursuant to clause (iii) of this Section 8.5(b) will be payable to Parent upon consummation of the Contemplated Transactions. The Company will not be required to pay the termination fee pursuant to this Section 8.5(b) more than once.

(c) In the event the termination fee payable pursuant to Section 8.5(b) is paid to Parent in accordance with Section 8.5(b), (i) Parent’s receipt of the termination fee shall be the sole and exclusive remedy of Parent and Purchaser in respect of any breach of, or inaccuracy contained in, the Company’s covenants, agreements, representations or warranties in this Agreement and (ii) none of the Parent, Purchaser, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates or any Representative of the Company or any of its Affiliates arising out of this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination; provided that nothing in this Section 8.5(c) shall relieve the Company from liability for damages arising from an Intentional Breach of Section 6.3(a).

(d) The Company acknowledges that the agreements contained in Section 8.5(b) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent and Purchaser would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) when due and, in order to obtain such payment, Parent or Purchaser commences a suit that results in a judgment against the Company for the amount set forth in Section 8.5(b), the Company shall pay to Parent or Purchaser interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(e) The Parties intend that any payment of the termination fee payable pursuant to Section 8.5(b) shall be compensatory in nature and shall not be treated (in whole or in part) as consideration for a supply for the purposes of VAT and, accordingly, the Company shall pay the full amount of any such termination fee free and clear of any withholdings, deductions or adjustments. To the extent that it is determined by a Tax Authority that such termination fee constitutes all or part of the consideration for a taxable supply made for VAT purposes, then the Purchaser shall issue a VAT invoice to the Company and the Company shall pay any VAT due in addition to the termination fee.

Section 8.6. Expenses; Transfer Taxes. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the Contemplated Transactions. All United Kingdom stamp duty and stamp duty reserve tax and any other similar transfer Taxes incurred in connection with the transfer of the Scheme Shares pursuant to this Agreement (the “Transfer Taxes”) shall be paid by Purchaser. Purchaser shall prepare and file, at its expense, all necessary documentation with respect to such Transfer Taxes.

Section 8.7. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the Parties prior to the Effective Time. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article IX.

Section 9.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when delivered by email, which notice will not be effective unless either (i) a duplicate copy of such email notice is sent on the same day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (ii) the receiving Party delivers a written confirmation of receipt to the sender of such notice (excluding “out of office,” delivery failure or similar automated replies), (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a Party as have been specified by like notice):

(i) if to Parent or Purchaser, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President / Deputy General Counsel,

Transactions, LRL & Manufacturing (TLM)

with an additional copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Email: sarkis.jebejian@kirkland.com;

keri.schicknorton@kirkland.com;

steven.choi@kirkland.com

Attention: Sarkis Jebejian, P.C.; Keri Schick Norton, P.C.;

Steven M. Choi

Kirkland & Ellis International LLP

40 Leadenhall Street

London EC3A 2AA

United Kingdom

Telephone: +44 20 7953 2853

Email: dipak.bhundia@kirkland.com;

bonian.wu@kirkland.com

Attention: Dipak Bhundia; Bonian Wu

(ii) if to the Company, to:

Centessa Pharmaceuticals PLC

3rd Floor 1 Ashley Road

Altrincham, Cheshire

United Kingdom, WA14 2DT

Email: legal@centessa.com

Attention: Chief Legal Officer

with an additional copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Telephone: (617) 570-1000

Email: scable@goodwinlaw.com;

lhaddad@goodwinlaw.com;

bliggio@goodwinlaw.com

Attention: Stuart M Cable; Lisa R Haddad; Blake Liggio

Section 9.3. Certain Definitions. For purposes of this Agreement the term:

“Acquisition Proposal” means any inquiry, offer or proposal made or renewed by a Person or Group (other than Parent or Purchaser) relating to any (a) direct or indirect issuance, exchange, purchase or other acquisition (in each case, whether in a single transaction or a series of related transactions) by any Person or Group, whether from the Company or any other Person(s), of the Company Shares or other Company Securities representing more than twenty percent (20%) of the voting or equity securities of the Company outstanding after giving effect to the consummation of such issuance, exchange, purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than twenty percent (20%) of the voting or equity securities of the Company outstanding after giving effect to the consummation of such tender or exchange offer; (b) direct or indirect purchase, exchange, transfer or other acquisition (including by license, partnership, collaboration, distribution, disposition or revenue sharing arrangement) (in each case, whether in a single transaction or a series of related transactions) by any Person or Group, or shareholders of any such Person or Group, of more than twenty percent (20%) of the consolidated total assets (including through the acquisition of stock in its Subsidiaries, measured on a fair market value basis as of the date thereof) of the Company and its Subsidiaries, taken as a whole; or (c) merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction (in each case, whether in a single transaction or a series of related transactions) involving the Company or its Subsidiaries pursuant to which any Person or Group, or shareholders of any such Person or Group (other than the Company), would hold Company Shares or other Company Securities representing more than twenty percent (20%) of the voting or equity securities of the Company outstanding after giving effect to the consummation of such transaction.

“Action” means any cause of action, audit, examination, mediation, action, suit, arbitration, proceeding, investigation or other legal proceeding.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Antitrust Laws” means the HSR Act, and any other federal, state or foreign law, regulation, or decree designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade or significant impediment of effective competition.

“BLA” means a Biologics License Application submitted to be approved by the FDA pursuant to 21 C.F.R. Part 601 (as amended from time to time) or the equivalent application or filing submitted to any equivalent agency or Governmental Body outside the United States of America (including any supra-national agency such as the European Medicines Agency), and all supplements, amendments, variations, extensions and renewals thereof that may be submitted with respect to the foregoing.

“Business Day” means any day (other than Saturday or Sunday) on which banks are open in New York, New York or London, England.

“Cash and Cash Equivalents” means the Company’s and its Subsidiaries’ cash and cash equivalents which are highly liquid investments with a maturity of three (3) months or less from the date of purchase determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.

“Change of Board Recommendation” means (a) the withdrawal, qualification or modification (in a manner adverse to Parent or Purchaser) of the Company Board Recommendation or the public announcement of any proposal to withdraw, qualify or modify (in a manner adverse to Parent or Purchaser) the Company Board Recommendation (or any resolution or agreement to take any such action), (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Company Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of the Company Shares reject such Acquisition Proposal and not tender any Company Shares into such tender or exchange offer, (c) the adoption, endorsement, approval or recommendation (or any public proposal with respect to the same) of any Acquisition Proposal (or any resolution or agreement to take such action), (d) the failure to include the Company Board Recommendation in the Proxy Statement (including the Scheme Document Annex) when disseminated to the holders of Company Shares pursuant to the terms herein, (e) the communication by the Company to the Court at the hearing to sanction the Scheme of Arrangement that the Company Board no longer supports the consummation of the Contemplated Transactions or no longer wishes the Court to sanction the Scheme of Arrangement, or (f) the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal; provided that Parent may deliver only one (1) such request with respect to any single Acquisition Proposal (other than with respect to material amendments, modifications or supplements thereto).

“Closing Amount” means the Cash Consideration or the ADS Cash Consideration, as applicable.

“Companies Act” means the United Kingdom Companies Act 2006, as amended from time to time, and any statutory instruments made under it, and every statutory modifications or re-enactment thereof for the time being in force.

“Company ADS” means American depositary shares, each of which represents, as of the date hereof, a beneficial ownership interest in one (1) Company Share on deposit with the Depositary or its Custodian or other nominee under the Deposit Agreement, subject to the terms and conditions of the Deposit Agreement.

“Company Balance Sheet Date” means September 30, 2025.

“Company Credit Agreement” means that certain Loan and Security Agreement, dated December 30, 2024, as amended from time to time, by and among the Company, Centessa Pharmaceuticals Holdings, Inc., Centessa Biosciences, Inc. and Centessa Pharmaceuticals LLC, the lenders from time to time party thereto and Oxford Finance LLC.

“Company Equity Awards” means Company RSUs and Company Stock Options.

“Company GM” means the general meeting of the Company Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme of Arrangement in order to vote on the Company Shareholder Resolution, expected to be held as soon as the preceding Scheme Meeting shall have been concluded (it being understood that if the Scheme Meeting is adjourned or postponed, the Company GM shall be correspondingly adjourned or postponed).

“Company Intellectual Property” means all Owned Intellectual Property, Exclusive Intellectual Property, and all other Intellectual Property used or held for use for the operation of the business of the Company and its Subsidiaries.

“Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that (x) would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets and liabilities (taken as a whole), operations, or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents the ability of the Company to consummate the Contemplated Transactions on or before the Outside Date; provided that for purposes of clause (x), any changes, effects, events, inaccuracies, occurrences, or other matters resulting from any of the following will not (either alone or in combination) be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred or may, would or could reasonably be expected to occur: (a) matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions (including a government shutdown or executive orders by the President of the United States or similar actions by the leader of the applicable country or region), or the industry in which the Company and its Subsidiaries, taken as a whole, operate, except to the extent such matters have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries, taken as a whole, operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect); (b) the announcement of this Agreement or the Contemplated Transactions or the identity of Purchaser or any of its Affiliates as the acquiror of the Company (or any facts and circumstances concerning Purchaser or any of its Affiliates), including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, investors, contractors, lenders, suppliers, vendors, clinical trial sites and investigators, partners, licensors, licensees, payors, Governmental Body or other third parties; (c) any change in the market price or trading volume of the Company Shares or Company ADSs; provided that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (d) acts of war or terrorism (including cyberattacks and computer hacking), national emergencies, natural disasters, force majeure events, weather or environmental events or health emergencies, including pandemics (including COVID-19) or epidemics (or the escalation or general worsening of any of the foregoing), except to the extent such matters have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries, taken as a whole, operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect); (e) changes in Laws or regulations, or the authoritative interpretations thereof, except to the extent such changes have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries, taken as a whole, operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect); (f) the performance of this Agreement and the Contemplated Transactions, including compliance with covenants set forth herein (excluding the requirement that the Company and its Subsidiaries operate in the ordinary course of business), or any action taken or omitted to be taken by the Company or its Subsidiaries at the express request or with the prior written consent of Parent or Purchaser; (g) any adverse safety event, adverse regulatory development or other adverse development relating to or affecting the Company’s or its Subsidiaries’ development activities, manufacturing process, preclinical studies or clinical trials (including the results thereof or data derived therefrom), product candidates (including the Products) or development timelines; (h) any preclinical or clinical development or announcement that occurs in connection with, or approval by the FDA or another Governmental Body (or other preclinical or clinical regulatory developments), market entry or threatened market entry of, any product or product candidate competitive with any Product or product candidates of the Company; (i) any recommendations, statements, decision or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Body or representatives of any of the foregoing, or any panel or advisory body empowered or appointed thereby, relating to any Product or product candidates of the Company or any product or product candidate competitive with or related to any Product or product candidates of the Company; (j) the initiation or settlement of any legal proceedings commenced by or involving (i) any Governmental Body in connection with this Agreement or the Contemplated Transactions or (ii) any holder of Company Shares or Company ADS (on their own or on behalf of the Company or its Subsidiaries) arising out of or related to this Agreement or the Contemplated Transactions; (k) matters expressly disclosed on the Company Disclosure Letter or in the Company SEC Documents solely to the extent the effects or consequences thereof were known or reasonably foreseeable by Parent; or (l) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period; provided that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless expressly excluded under another clause; except, in the case of clauses (g), (h) or (i), (x) for any such events or developments arising from (i) fraud by the Company or its Subsidiaries, or (ii) the FDA or any other Governmental Body issuing one (1) or more orders that impose a clinical hold on the investigation of cleminorexton (formerly ORX750), the result of which would reasonably be likely to result in a termination of, or delay of twelve (12) months or more in dosing patients in, such investigation, or (y) to the extent a patient meets the criteria for Hy’s Law with respect to cleminorexton (formerly ORX750) or ORX142 (in which case such event or development to the extent resulting from clause (x) or (y) may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Plan” means a Plan that the Company or its Subsidiaries sponsors, maintains, contributes to or is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee, worker or individual independent contractor (whether engaged directly or via a personal service company) or other service provider (who is a natural person) of the Company or its Subsidiaries, or under or with respect to which the Company or its Subsidiaries has any Liability, other than any Plans sponsored or maintained by a Governmental Body. For clarity, “Company Plans” includes the Company Equity Plans, Non-U.S. Plans and the Company ESPP.

“Company Share” means the ordinary shares in the capital of the Company, each with a nominal value £0.002 per share (which, for the avoidance of doubt, shall include ordinary shares in the capital of the Company held by the Depositary, the Custodian or their respective nominees in accordance with the Deposit Agreement).

“Company Shareholder” means a registered holder of Company Shares, from time to time, as shown from time to time on the Company’s register of members.

“Company Shareholder Approvals” means (a) the approval of the Scheme of Arrangement by a majority in number representing not less than three-fourths (75%) in value of the members or class of members (as the case may be) present and voting (either in person or by proxy) at the Scheme Meeting (including any separate class meeting which may be required by the Court) and (b) the passing of the Company Shareholder Resolution by members representing not less than three-fourths (75%) of the total voting rights of eligible members present and voting (either in person or by proxy) at the Company GM.

“Company Shareholder Meetings” means the Scheme Meeting and the Company GM.

“Company Shareholder Resolution” means the special resolutions to (A) authorize the directors of the Company (or a duly authorized committee of the directors) to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect; (B) amend the Company Organizational Documents and approve such other matters as may be necessary to facilitate the implementation of the Contemplated Transactions and/or the Scheme of Arrangement; and (C) direct the Company Board to deliver the Court Order to the Registrar of Companies in England and Wales if the Court Order is obtained, substantially in the form set out in Annex II with or subject to any modification or addition that Purchaser, Parent and the Company may mutually agree.

“Contemplated Transactions” means each of the transactions contemplated by this Agreement and the Scheme of Arrangement.

“Contract” means any written agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, work order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates, excluding any Company Plan.

“Copyrights” means all works of authorship (whether or not copyrightable, including all software, whether in source code or object code format) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.

“Court” means the High Court of Justice of England and Wales.

“Court Order” means the order of the Court sanctioning the Scheme of Arrangement under section 899 of the Companies Act.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“CTA 2010” means the United Kingdom Corporation Tax Act 2010.

“Custodian” means the “Custodian” of the deposited property under and as such term is defined in the Deposit Agreement.

“Deposit Agreement” means the Deposit Agreement dated as of June 2, 2021, by and among the Company, the Depositary and all holders and beneficial owners of the Company ADSs issued thereunder, as such agreement is amended, modified or supplemented from time to time.

“Depositary” means Citibank, N.A., or such other entity as may from time to time act as the “Depositary” under and as such term is defined in the Deposit Agreement.

“Depositary Shares” means those Scheme Shares in respect of which the registered holder (as shown in the register of members of the Company) is the Depositary or its Custodian or other nominee under the Deposit Agreement holding those Scheme Shares for the Depositary in accordance with the Deposit Agreement.

“DR Nominee” means such company falling within section 67(6) and section 93(3) of the Finance Act 1986 as Purchaser may in its sole discretion appoint in order to act as transferee of the Depositary Shares pursuant to this Scheme of Arrangement.

“DEA” means the U.S. Drug Enforcement Administration and any successor Governmental Body thereto.

“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 6.3(e)(i)(B), Section 6.3(e)(ii)(B) or Section 6.3(e)(iii)(A), which (a) in respect of a Superior Proposal, shall specify the identity of the Person who made such Superior Proposal and the material terms and conditions of such Superior Proposal and attach the most current version of the relevant transaction agreement and (b) in respect of an Intervening Event, shall include a reasonably detailed description of the underlying facts giving rise to such action.

“Environmental Laws” means any Law, relating to (a) the protection, investigation, remediation or restoration of the environment, human health and safety, natural resources or (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of, or exposure to, any Hazardous Substance.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company or its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code or is or was at the relevant time, a member of the same “controlled group” as the Company or its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exclusive Intellectual Property” means all Intellectual Property that is exclusively licensed to the Company or its Subsidiaries.

“Ex-Im Laws” means all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Federal Health Care Program” has the meaning set forth in 42 U.S.C. 1320a-7b(f), including but not limited to Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act (42 U.S.C. 1395 et seq.), any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other state or federal healthcare program administered by a Governmental Body.

“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).

“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.

“Good Clinical Practices” means all applicable current Good Clinical Practice requirements for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use E6(R3) and any other applicable guidelines for good clinical practice for trials on medicinal products, (b) the Declaration of Helsinki (2004) as last amended at the 76th World Medical Association in October 2024 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, and 312, as may be amended from time to time, (d) the Clinical Trials Regulation (EU) 536/2014, as may be amended from time to time, (e) The UK Medicines for Human Use (Clinical Trials) Regulations 2004 until such time that it is superseded by the UK Medicines for Human Use (Clinical Trials) (Amendment) Regulations 2024, as may be amended from time to time, and (f) the equivalent applicable Laws in any relevant jurisdiction, each as may be amended and applicable from time to time and in each case, that provide for equivalent standards to assure that the clinical data and reported results are credible and accurate and to protect the rights, integrity, and confidentiality of trial subjects.

“Good Documentation Practices” means all applicable requirements and standards and practices of creating and maintaining records that are accurate, attributable, verified as genuine, legible, contemporaneous and complete, and are created and stored using security measures that protect the confidential nature (if applicable) and integrity of the records, and prevent unauthorized access to, and alteration, corruption or loss of such records in a manner sufficient to satisfy the requirements contained in 21 C.F.R. Parts 11, 58, 312, 210, and 211, the FDA’s relevant guidance documents including E6(R3) Good Clinical Practice (September 2025), and all comparable standards of any other applicable Governmental Body.

“Good Laboratory Practices” means the then-current applicable requirements for laboratory activities for drugs, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the EU Directive 2004/10/EC, as amended, the principles for Good Laboratory Practice and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (“OECD”), the UK Statutory Instrument 2004 No. 994: The Good Laboratory Practice (Codification Amendments etc.) Regulations and such standards of good laboratory practice as are required by any Governmental Body of any relevant jurisdiction to the extent such standards are not less stringent than United States Good Laboratory Practice.

“Good Manufacturing Practices” means all applicable current Good Manufacturing Practices requirements including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 314, 600-610, and (b) EU Directive 2017/1572/EU, Commission Delegated Regulation (EU) 2017/1569, EU Regulation 1252/2014, EU Directive 2001/83/EC, EU Directive 2001/20/EC, Regulation (EU) 536/2014, as may be amended from time to time, the UK Human Medicines Regulations 2012, and Eudralex Volume 4, (c) the principles detailed in the WHO TRS 986 Annex 2, TRS 961 Annex 6, TRS 957 Annex 2 and TRS 999 Annex 2, (d) ICH Q7 guidelines, and (e) the equivalent applicable Laws in any relevant jurisdiction, each as may be amended and applicable from time to time.

“Governmental Body” means any federal, state, provincial, local, municipal, foreign, national, supranational or other government or governmental authority, including, any arbitrator or arbitral body (whether public or private), mediator and applicable securities exchanges, of any competent jurisdiction, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, regulatory body, institutional review board or ethics committee with authority over the clinical study or protocol, court or other tribunal of any relevant jurisdiction (and shall include any Tax Authority).

“Group” has the meaning as used in Section 13 of the Exchange Act.

“Hazardous Substance” means (a) any petroleum products or byproducts, radioactive materials, friable asbestos, or biomedical or biohazardous materials or waste or (b) any waste, material or substance defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “pollutant” or terms of similar import under any Environmental Law.

“Healthcare Laws” means all Laws applicable to the Products or the conduct of the Company’s or its Subsidiaries’ business the purpose of which is to govern the safety, efficacy, quality, research integrity, design, development, manufacturing, testing, clinical investigation, packaging, labeling, approval, authorization, registration, storage, use, distribution, dispensing, administration, advertising and promotion, reporting or sale of pharmaceutical products and their component parts, controlled substances, or listed chemicals, including, in each case to the extent applicable to the conduct of such business (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)) and the regulations promulgated pursuant to such statutes, (b) HIPAA and the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§ 669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) and the regulations promulgated thereunder, (c) Titles XVIII (42 U.S.C. § 1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (e) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, including but not limited to the French Sunshine Act (Loi n° 2011-2012 du 29 décembre 2011), each as may be amended and applicable from time to time, (f) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs and legislation and procedures governing pricing in non-U.S. jurisdictions, (g) the Federal Food, Drug and Cosmetic Act of 1938, as amended, the Public Health Service Act of 1944, as amended, all applicable Laws or judgments administered by the U.S. Food and Drug Administration (the “FDA”) and other analogous Governmental Bodies, including those governing or relating to Good Clinical Practices, Good Documentation Practices, Good Laboratory Practices, and Good Manufacturing Practices, as well as foreign Laws and codes of conduct including

Directive (EU) 2001/83/EC, Regulation (EC) No 726/2004, Regulation (EU) 536/2014, The UK Human Medicines Regulations 2012 as amended, the UK Medicines for Human Use (Clinical Trials) Regulations 2004 until such time that it is superseded by the UK Medicines for Human Use (Clinical Trials) (Amendment) Regulations 2024, and, in each case, any successor legislation, (h) the Federal Controlled Substances Act (21 U.S.C. § 801 et seq.), the Controlled Substances Import and Export Act (21 U.S.C. § 951 et seq.), state equivalents of the foregoing, and all Laws promulgated thereunder, and (i) any and all other healthcare Laws and regulations applicable to Parent, Parent’s Subsidiaries or the Company or the Company’s Subsidiaries, or affecting their respective businesses.

“HIPAA” means collectively: (a) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, including the Standards for Privacy of Individually Identifiable Health Information (45 CFR Part 160 and Part 164, Subparts A, D and E), the Transactions and Code Set Standards (45 CFR Part 162), and the Security Standards for the Protection of Electronic Protected Health Information (45 CFR Part 164, Subparts A and C); (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Reg. 5566), and other implementing rules regulations at 45 CFR Parts 160 and 164 and related binding guidance from the United States Department of Health and Human Services; and (d) any federal, state and local laws regulating the privacy or security of individually identifiable information, including, the U.S. Department of Justice Data Security Program requirements and the regulations promulgated thereunder, in each case, as the same may be amended, modified or supplemented from time to time.

“Hy’s Law” has the meaning set forth by the FDA under current guidance.

“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable, (b) all obligations of such Person -issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business), (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (d) all obligations of such Person under Finance Leases; (e) payroll Tax liabilities deferred pursuant to Section 2302 of the CARES Act, (f) all obligations of the type referred to in clauses (a) through (e) of any other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability), and (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (g) will be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.

“Intellectual Property” means all rights, title and interest in, or arising out of or associated with intellectual property or other proprietary rights, in each case, whether protected, created or arising under the Laws of the United States or any other jurisdiction worldwide and whether registered or unregistered, including all rights in, arising out of, or associated therewith, including: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; and (e) Internet domain names.

“Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter material to the Company that was not known to the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known to the Company Board or any committee thereof as of the date of this Agreement), which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof prior to the Effective Time; provided that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event; provided, further, that in no event shall any of the following constitute an Intervening Event: (a) changes in the financial or securities markets or general economic or political conditions in the United States, (b) changes (including changes of applicable Law) or conditions generally affecting the industry in which the Company and its Subsidiaries, taken as a whole, operate, (c) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying reasons for such changes may constitute or be taken into account in determining whether there has been an Intervening Event) or (d) any change, effect, event, circumstance, occurrence, or other matter that occurs in connection with the Company’s, or its Subsidiaries’, their competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, or approval by the FDA or any other Governmental Body (or other preclinical or clinical or regulatory developments), market entry or threatened market entry of any product competitive with any of the Products.

“Investment Securities” means the Company’s and its Subsidiaries’ investment securities, including available for sale marketable debt securities, determined in accordance with GAAP, applied on a basis consistent with the Company’s application thereof in the Company’s consolidated financial statements.

“IP Contracts” means all: (a) Contracts pursuant to which any Person grants to the Company or its Subsidiaries any license, sublicense, or covenant not to sue with respect to any Intellectual Property material to the business of the Company and its Subsidiaries as of the date of this Agreement, including all Exclusive Intellectual Property (excluding non-exclusive licenses for Off-the-Shelf Software); (b) Contracts pursuant to which the Company or its Subsidiaries grants any Person any license, sublicense, or covenant not to sue with respect to any Intellectual Property material to the business of the Company and its Subsidiaries as of the date of this Agreement; (c) co-existence agreements and settlement agreements relating to any Owned Intellectual Property or Exclusive Intellectual Property; (d) Contracts that provide for the invention, creation, conception or development of any material Intellectual Property (i) by the Company or its Subsidiaries for any Person or (ii) by any other Person for the Company or its Subsidiaries (excluding consulting agreements or employee agreements that contain assignments of Intellectual Property to the Company or its Subsidiaries substantially on the Company’s form of such agreement); (e) Contracts that provide for the assignment or other transfer of any material

Intellectual Property (i) to the Company or its Subsidiaries by any Person (excluding consulting agreements or employee agreements that contain assignments of Intellectual Property to the Company or its Subsidiaries substantially on the Company’s form of such agreement) or (ii) by the Company or its Subsidiaries to any Person; and (f) Contracts pursuant to which the Company or its Subsidiaries is restricted in any material respect from using or practicing any Intellectual Property that is material to the continued operation of the business of the Company and its Subsidiaries as of the date of this Agreement (disregarding for these purposes (i) field limitations that may apply to Intellectual Property licensed to the Company or its Subsidiaries, (ii) use limitations that may apply to Intellectual Property to which the Company or its Subsidiaries has been granted rights (e.g., limitations to use products manufactured for the Company or its Subsidiaries solely for specified purposes, such as solely for research) and (iii) customary confidentiality obligations); excluding, in each case of clauses (a), (b), (d), (e) and (f), Routine Services Contracts.

“Knowledge” of Parent or the Company, as applicable means the actual knowledge, after reasonable inquiry, of the individuals listed in Section 9.3(a) of the Company Disclosure Letter.

“Law” means any foreign or U.S. federal, state, national, supranational or local law (including common law), treaty, act, directive, statute, code, order, ordinance, Permit, rule, regulation, judgment, injunction, decree, writ, constitution, treaty, convention, ruling or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, and, for the sake of clarity, includes, but is not limited to, Healthcare Laws and Environmental Laws.

“Liability” means, with respect to any Person, any debt, liability, expense, commitment or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, primary or secondary, matured or unmatured, billed or unbilled, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.

“Milestone” has the meaning set forth in the CVR Agreement.

“Milestone Payment” has the meaning set forth in the CVR Agreement.

“Milestone Payment Date” has the meaning set forth in the CVR Agreement.

“Nasdaq” means The Nasdaq Global Select Market.

“NDA” means a new drug application for a drug submitted to the FDA pursuant to 21 C.F.R. Part 314 (as amended from time to time), and all amendments or supplements thereto, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market such drug in the United States, and any equivalent application submitted to any other health authority, including the European Medicines Agency.

“Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the fourth (4th) Business Day thereafter at 5:00 p.m. Eastern Time; provided that, with respect to any material change in the financial terms of any Superior Proposal, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) Business Day after delivery of such revised Determination Notice.

“Off-the-Shelf Software” means software, other than open source software, obtained from a third party (a) on general, non-negotiated commercial terms and that continues to be widely available on such commercial terms, (b) that is not distributed with or incorporated in any product or services of the Company or its Subsidiaries, (c) that is used for business infrastructure or other internal purposes and (d) was licensed for fixed payments of less than $250,000 in the aggregate or annual payments of less than $250,000 per year.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or its Subsidiaries.

“Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Purchaser to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.

“Patents” means all patents, issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.

“Permits” means all approvals, authorizations, certificates, registrations (including controlled substance and listed chemical registrations), enrollments, exemptions, consents, waivers, licenses, orders and permits and other similar authorizations of all Governmental Bodies.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the Company SEC Documents, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are not delinquent and that are not, individually or in the aggregate, significant, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the leased Company Real Property which are not violated by the current use and operation of the leased Company Real Property, (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the leased Company Real Property that do not materially impair the occupancy, marketability or use of such leased real property for the purposes for which it is currently used or proposed to be used in connection with the Company’s or its Subsidiaries’

business, (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) purchase money liens for personal property and liens securing rental payments under Finance Leases for personal property, (g) with respect to licensed Intellectual Property licensed on a non-exclusive basis in the ordinary course of business, the terms and conditions of the license applicable thereto and (h) those matters identified in the Permitted Liens Section of the Company Disclosure Letter, as applicable.

“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.

“Personal Information” means data and information concerning an identifiable natural person that is defined as “personal data” or “personally identifiable information” or “PII” by applicable Privacy Laws, or by any Party in any of its own privacy policies, notices or contracts, and all information that identifies or could be used to identify an individual person.

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, policy, program, arrangement or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not, and covering one (1) or more natural Persons, including any stock purchase, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, other equity-based, phantom equity, severance, separation, termination, retention, employment, consulting, change in control, bonus, incentive, deferred compensation, pension, profit sharing, retirement, supplemental retirement, employee loan, hospital, medical, health, welfare, 401(k), dental, vision, workers’ compensation, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance or other fringe benefit plan, policy, program, arrangement or agreement, other than any “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

“Privacy Laws” mean all foreign or domestic Laws (including HIPAA) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information.

“Product(s)” means the product candidates referred to as cleminorexton (formerly ORX750), ORX142 and/or ORX489.

“Registration Rights Agreement” means the registration rights agreement, dated January 29, 2021, by and among the Company and certain holders of the Company’s ordinary shares and convertible preferred shares.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, or migration in, into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.

“Remnant Shares” has the meaning set forth in the Scheme of Arrangement.

“Representative” means the officers, directors, managers, members, employees, accountants, consultants, legal counsel, financial advisors and other agents and representatives of a party.

“Routine Services Contracts” means (a) materials transfer agreements, manufacturing services agreements, clinical contract services agreements, clinical scale agreements, master services agreements, clinical trial agreements, contract research agreement, consulting agreements or other ordinary course services agreements, in each case, that do not involve a grant of rights to use any Company Intellectual Property for the research, supply, manufacturing, development or commercialization of any Product, except non-exclusive rights to use such Company Intellectual Property solely as required to conduct research, manufacturing, clinical trial activities, or other services within the scope of the applicable agreement and for academic research and customary publication purposes (excluding any such agreements that contain (i) an assignment of material Intellectual Property by the Company or its Subsidiaries to a third party or (ii) an assignment of material Intellectual Property by a third party to the Company or its Subsidiaries, except for an assignment to the Company of Intellectual Property developed by a third party in the conduct of the research, manufacturing, clinical trial activities, or other services within the scope of the applicable agreement) or (b) Contracts pursuant to which the Company or its Subsidiaries are granted non-exclusive rights to use the Company Systems or any research tools and that do not otherwise involve any assignment, transfer or grant of rights with respect to any Company Intellectual Property (except, with respect to research tools, non-exclusive licenses to use modified versions of the research tools granted back to the provider of such research tools).

“Sales Agent” means Leerink Partners LLC (formerly SVB Securities LLC), as sales agent and/or principal under the Sales Agreement.

“Sales Agreement” means that certain Amended and Restated Sales Agreement, dated November 24, 2025, by and between the Company and Sales Agent.

“Sanctioned Country” means a country or territory, or the government thereof, which is the subject or target of any Sanctions Laws (at the time of this Agreement, Belarus, Cuba, Crimea, Russian Controlled Regions of Ukraine (currently Donetsk and Luhansk), Iran, North Korea, Russia, Sudan, Syria and Venezuela).

“Sanctioned Person” means a Person: (a) listed on any Sanctions Laws or Ex-Im Laws-related list of designated Persons maintained by a Governmental Body, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Foreign Sanctions Evaders List, OFAC’s Sectoral Sanctions Identification List, the U.S. Department of Commerce’s Entity, Denied Persons, or Unverified Lists, the U.S. Department of State’s Nonproliferation Sanctions Lists or Debarred List, the EU Consolidated List, the UN Security Council Consolidated List, or His Majesty’s Treasury’s Consolidated List of Financial Targets, (b) located, organized, or ordinarily resident in, or the government, or any agency or instrumentality of the government of, a Sanctioned Country, or (c) fifty percent (50%) or greater owned by controlled by, or otherwise acting for or on behalf of one (1) or more Persons as described in clauses (a) - (b) above.

“Sanctions Laws” means any applicable U.S. or non-U.S. laws related to economic or trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom.

“Scheme Meeting” means such meeting(s) (and any adjournment or postponement thereof) convened with the permission of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme of Arrangement.

“Scheme of Arrangement” means the proposed scheme of arrangement of the Company under Part 26 of the Companies Act to effect the Contemplated Transactions pursuant to this Agreement, substantially in the form set out in Annex III, with or subject to any modification, addition or condition which (a) Purchaser, Parent and the Company mutually agree and which (if required) is approved by the Court or (b) is otherwise imposed by the Court and mutually acceptable to Purchaser, Parent and the Company each acting reasonably and in good faith, in each case in accordance with the Companies Act and this Agreement.

“Scheme Shareholders” has the meaning set forth in the Scheme of Arrangement.

“Scheme Shares” has the meaning set forth in the Scheme of Arrangement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Proxy Clearance” means the earliest of (a) the first (1st) Business Day immediately following the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, (b) the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement and (c) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one (1) or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.

“Superior Proposal” means any written bona fide (as reasonably determined by the Company Board or a committee thereof in good faith) Acquisition Proposal received after the date of this Agreement that did not, directly or indirectly, result from a material breach of Section 6.3(a) (except (x) the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)” and (y) a non-exclusive license or other non-exclusive rights with respect to an asset shall not be deemed a purchase, exchange, transfer or other acquisition of such asset) that the Company Board or a committee thereof has determined in good faith, after consultation with outside counsel and its independent financial advisor, is superior to the Acquisition Proposal reflected in this Agreement, taking into account all of the terms and conditions (including all of the financial, regulatory, financing, timing, conditionality, legal and other terms, as well as the likelihood of consummation thereof) and all other aspects of such Acquisition Proposal (including any changes to the terms of this Agreement proposed by Parent).

“Tax” or “Taxes” means any and all forms of direct and indirect tax, and statutory, governmental, federal, state, provincial, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, deduction, social security (or similar, including FICA and employee and employer national insurance contributions in the United Kingdom), unemployment, disability, tariff, import, export, escheat or unclaimed property, real property, personal property, sales, use, value added, transfer, ad valorem, registration, alternative or add-on minimum, charges, impost, duty, excise, customs, tariffs, or estimated tax or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, fee, charge or addition thereto, whether disputed or not.

“Tax Authority” means any Governmental Body that has the power to impose, assess, determine, administer or collect any Taxes.

“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or attachments thereto and any amendments thereof) filed or required to be filed with any Tax Authority in connection with the administration, determination, assessment or collection of any Tax.

“Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto, formulation, clinical, analytical and stability information and data, inventions (including conceptions or reductions to practice), invention and technical reports, pricing information, research and development information, technology, techniques, procedures, processes, formulae, methods, formulations, discoveries, specifications, designs, drawings, algorithms, plans, improvements, models, techniques and methodologies.

“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for any of the foregoing and all renewals and extensions thereof, and all goodwill associated therewith and symbolized thereby (whether or not registered).

“Transfer Taxes” has the meaning given to it in Section 8.6.

“VAT” means (a) any value added tax imposed by the United Kingdom Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

Section 9.4. Terms Defined Elsewhere. For purposes of this Agreement each of the following terms (capitalized below) when used in this Agreement will have the meaning ascribed to such term in the Section set forth opposite such term:

401(k) Plan	Section 6.4(d)
ADS Cash Consideration	Section 2.1(a)
ADS Transaction Consideration	Section 2.1(a)
Affiliate Transaction	Section 4.24
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.3(d)
Ancillary Scheme Documentation	Section 3.1(a)(ii)
Anti-Takeover Laws	Section 4.22
Broker Fee	Section 4.21
CARES Act	Section 4.12(c)
Cash Consideration	Section 2.1(a)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.4
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 4.2(b)
Company Cash-Out Stock Option	Section 2.2(a)(i)
Company Disclosure Letter	Article IV
Company Equity Plan	Section 2.2(a)
Company Equity Plans	Section 2.2(a)
Company ESPP	Section 2.2(a)
Company Material Contract	Section 4.13(a)
Company Organizational Documents	Section 4.1(c)
Company Real Property	Section 4.11(b)
Company Registered Intellectual Property	Section 4.14(a)
Company RSU	Section 2.2(a)(iii)
Company SEC Documents	Section 4.6(a)
Company Securities	Section 4.3(e)
Company Stock Option	Section 2.2(a)(i)
Company Systems	Section 4.14(j)
Company Underwater Option	Section 2.2(a)(ii)
Confidentiality Agreement	Section 6.2(b)
Converted Direct Shareholder	Section 3.1(a)(xx)

Court Documentation	Section 3.1(a)(vii)
Current Employee	Section 6.4(a)
CVRs	Section 2.1(a)
CVR Agreement	Recitals
DSP	Section 4.20(j)
Effective Time	Section 1.3
ERISA	Section 4.17(d)
Excluded Benefits	Section 6.4(a)
FCPA	Section 4.20(j)
FDA	definition of Healthcare Laws
Forms of Proxy	Section 3.1(a)(ii)
Healthcare Correspondence	Section 4.20(b)
HHS	Section 4.20(e)
HSR Act	Section 4.5
Indemnified Party	Section 6.5(b)
Intentional Breach	Section 8.5(a)
Labor Agreements	Section 4.13(a)(ii)
Maximum Amount	Section 6.5(c)
Measurement Date	Section 4.3(a)
Non-U.S. Plan	Section 4.17(h)
OECD	definition of Good Laboratory Practices
OECD Convention	Section 4.20(j)
OFAC	definition of Sanctions Laws
Other Required SEC Filing	Section 3.1(a)(iii)
Outside Date	Section 8.2(b)
Parent	Preamble
Parties	Preamble
Paying Agent	Section 2.1(b)
Payment Fund	Section 2.1(b)
Pre-Closing Period	Section 6.1(a)
Privacy Policies	Section 4.20(l)
Prohibited Payment	Section 4.20(j)
Proxy Statement	Section 3.1(a)(i)
Purchaser	Preamble
Regulatory Authorizations	Section 4.20(a)
Rights Agent	Recitals
Sarbanes-Oxley	Section 4.10(e)
Scheme Document Annex	Section 3.1(a)(i)
Securities Act	Section 4.6(a)
Shareholder Litigation	Section 6.11
Transaction Consideration	Section 2.1(a)
Transaction Documentation	Section 3.1(a)(iv)
Treasury Regulations	Section 2.4
UK Bribery Act	Section 4.20(j)
Voting and Support Agreements	Recitals
WARN	Section 4.19(c)

Section 9.5. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule, law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

Section 9.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided that Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Purchaser of any of its obligations under this Agreement; provided, further, that any such assignment shall not materially impede or delay the consummation of the Contemplated Transactions or otherwise materially impede the rights of the shareholders of the Company under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.7. Entire Agreement; Third-Party Beneficiaries. This Agreement (together with the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein) and the Voting and Support Agreements constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remains in full force and effect until the expiration thereunder; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. Except for (a) the rights of the holders of Company Shares to receive the Transaction Consideration, Company ADSs to receive the ADS Transaction Consideration, and Company Equity Awards to receive the consideration described in Section 2.2, (b) the right of the Company, on behalf of the holders of Company Shares (and Company ADSs) and the holders of Company Equity Awards (each of which are third party beneficiaries hereunder only to the extent required for this clause (b) to be enforceable), to pursue specific performance as set forth in Section 9.16 or, if specific performance is not sought or granted as a remedy, damages (which damages the parties agree may, if ordered by a court of competent jurisdiction, be based upon a decrease in share value or lost premium) in the event of Parent’s or Purchaser’s breach of this Agreement, and (c) as provided in Section 6.5 and the last sentence of Section 6.11 (which are intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies.

Section 9.8. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the Parties acknowledge and agree that the Scheme of Arrangement shall, to the extent required by the Laws of England and Wales, and the interpretation of the duties of directors of the Company shall be subject to, and construed in accordance with, the Laws of England and Wales.

Section 9.9. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.10. Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including, DocuSign and AdobeSign) in each case transmitted by email) in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 9.11. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Purchaser under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.

Section 9.12. Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the Contemplated Transactions, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the Contemplated Transactions in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction. Notwithstanding the foregoing, the Scheme of Arrangement, matters related to the sanction thereof and the interpretation of the duties of directors of the Company shall be governed by and subject to the exclusive jurisdiction of the Courts of England and Wales.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.13. Service of Process. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.12(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing will not limit the right of a Party to effect service of process on the other Party by any other legally available method.

Section 9.14. Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 9.15. Cooperation. Except from and after a Change of Board Recommendation, the parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties to evidence or effect the Contemplated Transactions and to carry out the intent and purposes of this Agreement (including providing Parent with information reasonably requested to support calculations under Section 280G of the Code).

Section 9.16. Specific Performance.

(a) The Parties acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each Party will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

(b) Notwithstanding the Parties’ rights to specific performance pursuant to Section 9.16(a), each Party may pursue any other remedy available to it at law or in equity, including monetary damages.

Section 9.17. Interpretation. When reference is made in this Agreement to an Article, Section or Exhibit, such reference will refer to Articles and Sections of, and Exhibits to, this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. All references to “£” and “pounds” shall refer to the lawful currency of the United Kingdom. Any dollar, pound or percentage thresholds set forth herein shall not necessarily be used as a benchmark for the determination of what is or is not “material” or a Company Material Adverse Effect under this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “made available” and words of similar import refer to documents posted to the virtual data room hosted by Intralinks titled “Project Vineyard” or otherwise delivered via e-mail by or on behalf of the Company to Parent, Purchaser or their Representatives, in each case, at least one (1) day prior to the execution hereof. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. References to Company Shareholders or other holders of Company Shares shall be deemed to include holders of any Company ADS unless the context otherwise requires (it being understood, for the avoidance of doubt, that Company ADSs are not themselves being acquired under the Scheme of Arrangement and do not constitute Scheme Shares). This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption of burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of this Agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELI LILLY AND COMPANY

By:	/s/ Carole Ho
Name: Carole Ho
Title: Executive Vice President and President, Lilly Neuroscience

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LDH XV CORPORATION

By:	/s/ Jonathan R. Haug
Name: Jonathan R. Haug
Title: President

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, each of Parent, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Mario Alberto Accardi
Name: Mario Alberto Accardi
Title: Chief Executive Officer

[Signature Page to Transaction Agreement]

Annex I

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

Annex I

CONTINGENT VALUE RIGHTS AGREEMENT1

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2026 (this “Agreement”), is entered into by and among Eli Lilly and Company, an Indiana corporation (“Parent”), LDH XV Corporation, a Delaware corporation and direct wholly owned Subsidiary of Parent (“Purchaser”), and [Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare Trust” and, together with Computershare], the “Rights Agent” (as defined herein) and, collectively with Parent and Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Transaction Agreement (as defined herein).

RECITALS

WHEREAS, Parent, Purchaser and Centessa Pharmaceuticals plc, a public limited company registered in England and Wales (the “Company”), have entered into a Transaction Agreement, dated as of March [30], 2026 (as it may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Transaction Agreement”), pursuant to which the entire issued and to be issued share capital of the Company will be acquired by Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee) by means of the Scheme of Arrangement on the terms and subject to the conditions set out in the Transaction Agreement; and

WHEREAS, pursuant to and subject to the terms and conditions of the Transaction Agreement and the Scheme of Arrangement, holders of Scheme Shares (including, for the avoidance of doubt, the Depositary Shares) and Company Covered Awards, in each case, that are outstanding as of immediately prior to the Effective Time (any such holders, the “Initial Holders”) will become entitled to receive (without interest) one (1) CVR, which shall represent the right to receive up to three contingent cash payments, each such payment being contingent upon, and subject to, the achievement of the applicable Milestone (as defined below) prior to the earlier of the applicable Milestone Expiration (as defined below) and the Termination (as defined below), in all cases subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the Parties agree, for the equal and proportionate benefit of all Holders, as follows:

[1]	Note to Draft: Subject to review of Rights Agent.

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, the following terms will have the following meanings:

“Acting Holders” means, at the time of determination, Holders of not less than forty percent (40%) of outstanding CVRs (including, for the avoidance of doubt, Equity Award CVRs) as set forth in the CVR Register.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignee” has the meaning set forth in Section 6.3(a).

“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), (b) a merger or consolidation involving Parent in which Parent is not the surviving entity (other than a merger or consolidation in which the direct or indirect holders of the Voting Stock of the surviving entity immediately following the transaction are substantially the same as the holders of Parent’s Voting Stock immediately prior to such transaction), and (c) any other transaction involving Parent in which Parent is the surviving or continuing entity but in which the stockholders of Parent immediately prior to such transaction (as stockholders of Parent) own less than 50% of Parent’s Voting Stock immediately after the transaction.

“Commercially Reasonable Efforts” means, with respect to a particular task or obligation, a level of efforts that is consistent with the general practice followed by Parent relating to other pharmaceutical compounds, products or therapies owned by it, or to which it has exclusive rights, which are of similar market potential at a similar stage in their development or product life (“Relevant Products”), taking into account issues of safety, tolerability and efficacy, product profile, the competitiveness of other products in development and in the marketplace, manufacturing and supply chain management considerations, the proprietary position of the Relevant Products (including with respect to patent or regulatory exclusivity), and the regulatory structure involved, and, in each case, other relevant technical, commercial, legal, scientific or medical factors. For clarity, “Commercially Reasonable Efforts” shall be determined on an indication-by-indication, product-by-product and country-by-country basis, and it is anticipated that the level of efforts for different indications, products and countries may differ or change over time, reflecting changes in the status of the products, indications and country(ies) involved.

“Company” has the meaning set forth in the recitals hereto.

“Company Covered Award” means the Company Cash-Out Options and Company RSUs.

“Computershare” has the meaning set forth in the preamble hereto.

“Computershare Trust” has the meaning set forth in the preamble hereto.

“CVRs” means the rights of Holders hereunder (granted to Initial Holders as part of the Contemplated Transactions pursuant to the terms of the Transaction Agreement and the Scheme of Arrangement) to receive contingent cash payments on the terms and subject to the conditions of this Agreement.

“CVR Beneficial Owners” has the meaning set forth in Section 2.3(b).

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“CVR Product” means any product that constitutes, incorporates, comprises or contains any of the Company’s orexin 2 receptor agonist product candidates known as “ORX750” or “ORX142”, as each such exists as of the date of this Agreement, together with any modifications or improvements to such applicable product candidate.

“CVR Register” has the meaning set forth in Section 2.3(b).

“DTC” means The Depository Trust Company or any successor thereto.

“Eligible Company ADS Holders” means the holders of record of Company ADSs [immediately prior to the Effective Time],2 which shall include Cede &. Co. in respect of all Company ADSs held through DTC at such time.

“Equity Award CVR” means a CVR received by an Initial Holder in respect of Company Covered Awards.

“Equity Award CVR Payment” means the applicable Milestone Payment that becomes payable in respect of any CVR that was issued in respect of a Company Covered Award pursuant to the Transaction Agreement.

“FDA” means the United States Food and Drug Administration, or any successor agency or authority thereto with comparable responsibilities.

“Final Determination” means with respect to (a) U.S. federal income Taxes, a “determination” within the meaning of Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and (b) Taxes other than U.S. federal income Taxes, any final determination of liability in respect of a Tax that, under applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

“Funds” has the meaning set forth in Section 2.6.

“Holder” means a Person in whose name a CVR is registered in the CVR Register as of the applicable date and time of determination.

“IH Milestone” means the receipt of the first Regulatory Approval in the United States for a CVR Product for the treatment of idiopathic hypersomnia (“IH”).

“IH Milestone Expiration” means 11:59 p.m., Eastern Time, on [•].3

“IH Milestone Payment” means (a) if the IH Milestone is achieved before both (i) the IH Milestone Expiration and (ii) the Termination, an amount equal to $5.00, in cash, without interest, per CVR, and (b) if the IH Milestone is achieved at or after (i) the IH Milestone Expiration or (ii) the Termination, $0 per CVR. For the avoidance of doubt, the IH Milestone Payment shall only be due once, if at all, subject to the achievement of the IH Milestone prior to the earlier of the IH Milestone Expiration and the Termination.

[2]	Note to Draft: To be discussed and confirmed with Depositary and Computershare.
[3]	Note to Draft: To be fifth anniversary of the Closing Date.

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“Indication Milestone” means the receipt of the first Regulatory Approval in the United States for a CVR Product for the treatment of any indication (including either IH or NT2).

“Indication Milestone Expiration” means 11:59 p.m., U.S. Eastern Time, on December 31, 2029.

“Indication Milestone Payment” means (a) if the Indication Milestone is achieved before both (i) the Indication Milestone Expiration and (ii) the Termination, an amount equal to $2.00 in cash, without interest, per CVR, and (b) if the Indication Milestone is achieved at or after (i) the Indication Milestone Expiration or (ii) the Termination, $0 per CVR. For the avoidance of doubt, the Indication Milestone Payment shall only be due once (including for the first achievement of the Indication Milestone in either IH or NT2, but not both), if at all, subject to the achievement of the Indication Milestone prior to the earlier of the Indication Milestone Expiration and the Termination.

“Initial Holders” has the meaning set forth in the recitals hereto.

“IRS” means the Internal Revenue Service.

“Milestone” means each of the NT2 Milestone, the IH Milestone and the Indication Milestone.

“Milestone Expiration” means, as applicable, (a) with respect to the NT2 Milestone, the NT2 Milestone Expiration, (b) with respect to the IH Milestone, the IH Milestone Expiration and (c) with respect to the Indication Milestone, the Indication Milestone Expiration.

“Milestone Notice” has the meaning set forth in Section 2.4(a).

“Milestone Payment” means, as applicable, (a) with respect to the NT2 Milestone, the NT2 Milestone Payment, (b) with respect to the IH Milestone, the IH Milestone Payment and (c) with respect to the Indication Milestone, the Indication Milestone Payment.

“Milestone Payment Amount” means, for a given Holder, the product of (a) the applicable Milestone Payment and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice.

“Milestone Payment Date” has the meaning set forth in Section 2.4(a).

“NT2 Milestone” means the receipt of the first Regulatory Approval in the United States for a CVR Product for the treatment of narcolepsy type 2 (“NT2”).

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“NT2 Milestone Expiration” means 11:59 p.m., U.S. Eastern Time, on [•].4

“NT2 Milestone Payment” means (a) if the NT2 Milestone is achieved before both (i) the NT2 Milestone Expiration and (ii) the Termination, an amount equal to $2.00, in cash, without interest, per CVR, and (b) if the NT2 Milestone is achieved at or after (i) the NT2 Milestone Expiration or (ii) the Termination, $0 per CVR. For the avoidance of doubt, the NT2 Milestone Payment shall only be due once, if at all, subject to the achievement of the NT2 Milestone prior to the earlier of the NT2 Milestone Expiration and the Termination.

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Parent” has the meaning set forth in the preamble hereto.

“Permitted CVR Transfer” means a transfer of CVRs: (a) by will or intestacy upon death of a Holder; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger of the Holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any Holder that is a corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form (including CVRs held through DTC on behalf of CVR Beneficial Owners), from a nominee to a beneficial owner (and if applicable, through an intermediary, so long as such transfer ends with such beneficial owner); (f) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; provided that, in each case, any such distribution or transfer does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; or (g) as provided in Section 2.8. For the avoidance of doubt, the distribution of CVRs by the Depositary to the Eligible Company ADS Holders as contemplated by this Agreement, the Scheme of Arrangement, the Deposit Agreement and the Transaction Agreement shall be a “Permitted CVR Transfer” for all purposes hereunder.

“Purchaser” has the meaning set forth in the preamble hereto.

“Regulatory Approval” means the approval of a New Drug Application, determined by the date of approval, as defined in the United States Federal Food, Drug, and Cosmetic Act and FDA regulations, each as amended, permitting marketing of a CVR Product in interstate commerce in the United States, including approval through the FDA’s Accelerated Approval program.

“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent is appointed pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Rights Agent Account” has the meaning set forth in Section 2.4(a).

[4]	Note to Draft: To be fifth anniversary of the Closing Date.

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“Termination” has the meaning set forth in Section 6.8.

“Transaction Agreement” has the meaning set forth in the recitals hereto.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.2 Rules of Construction. When reference is made in this Agreement to an Article, Section or Exhibit, such reference will refer to Articles and Sections of, and Exhibits to, this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “ordinary course of business” shall mean the ordinary course of business consistent with past practice. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement. References to Company Shares shall be deemed to include Company ADSs, unless otherwise stated or the context otherwise requires.

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 CVRs. Each CVR represents the contractual right of a Holder to receive the applicable Milestone Payment(s) subject to, if it occurs, achievement of the applicable Milestone(s), in all cases pursuant to, and subject to the terms and conditions of, this Agreement. For clarity, (i) if the IH Milestone is achieved prior to the earlier of the Indication Milestone Expiration and the Termination, both the IH Milestone Payment and the Indication Milestone Payment will become due and payable in accordance with this Agreement, (ii) if the NT2 Milestone is achieved prior to the earlier of the Indication Milestone Expiration and the Termination, both the NT2 Milestone Payment and the Indication Milestone Payment will become due and payable in accordance with this Agreement, and (iii) if both the IH Milestone and NT2 Milestone are achieved prior to the earlier of the Indication Milestone Expiration and the Termination, the Indication Milestone Payment, IH Milestone Payment and NT2 Milestone Payment will become due and payable in accordance with this Agreement; provided, however, in the event all three Milestones are achieved as described in this clause (iii), the Indication Milestone Payment will become payable only once upon the first achievement of the associated Milestone (including with respect to either IH or NT2 if either is met in accordance with the terms of the Agreement as set forth in this clause (iii)) and no amounts will be due for subsequent or repeated achievements of any Milestone.

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Section 2.2 Nontransferable. The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted CVR Transfer; the foregoing restrictions shall apply notwithstanding that certain of the CVRs will be held through DTC. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will be issued in book entry format and will not be evidenced by a certificate or other instrument.

(b) The Rights Agent will create and maintain a register (the “CVR Register”) for the purpose of registering CVRs and Permitted CVR Transfers as provided herein. In the case of CVRs to be received by the holders of Company Covered Awards pursuant to the Transaction Agreement or CVRs to be received by registered holders of Scheme Shares (other than the Depositary Shares [and Company Covered Awards granted in respect of Depositary Shares]), such CVRs shall initially be registered in the name and address of the holder of such Company Covered Awards or registered holder of Scheme Shares, as applicable, as set forth in the records of Company at the Effective Time; provided that the CVR Register shall include, and shall be updated at each applicable Milestone Payment Date, with respect to the holders of Company Covered Awards, such Holder’s employment status with the Company. [In the case of CVRs to be received by the Depositary in respect of the Depositary Shares [and Company Covered Awards granted in respect of Depositary Shares], (i) the CVR Register will initially show one position for Cede & Co. (as nominee of DTC) representing all of the CVRs that are distributed in respect of Company ADSs held through DTC on behalf of the Beneficial Owners (as defined in the Deposit Agreement) of such Company ADSs (“CVR Beneficial Owners”) and (ii) the CVR Register shall be updated to reflect the distribution of such CVRs to the Eligible Company ADS Holders as set forth in the records of the Depositary in accordance with instructions of the Depositary. Only Holders of CVRs registered on the CVR Register shall be entitled to any CVRs or rights as Holders under this Agreement. For the avoidance of doubt, Parent and its Affiliates (including Purchaser) and the Rights Agent will have no responsibility whatsoever directly to the CVR Beneficial Owners or any DTC participants, including with regard to the distribution of payments, unless and until such Persons are registered as Holders on the CVR Register.]5

[5]	Note to Draft: To be discussed and confirmed with Depositary and Computershare.

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(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR (including, for the avoidance of doubt, a transfer to CVR Beneficial Owners from Eligible Company ADS Holders) must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent or Parent, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the requested transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Body any transfer, stamp or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All CVRs duly transferred in accordance with Section 2.2 that are registered in the CVR Register will be the valid obligations of Parent and Purchaser and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Notices.

(a) If a Milestone is achieved prior to the applicable Milestone Expiration for such Milestone and before the Termination, then on or prior to the date that is twenty (20) Business Days following the achievement of such Milestone (such date, the “Milestone Payment Date”), (i) Parent shall deliver to the Rights Agent (x) a written notice indicating that such Milestone has been achieved (the “Milestone Notice”), (y) an Officer’s Certificate certifying the date of such achievement and a statement that the Holders are entitled to receive the applicable Milestone Payment and (z) a letter of instruction reasonably required by the Rights Agent, which shall set forth the applicable Milestone Payment in respect of such Milestone as of the date of the Milestone Notice, and shall include confirmation of the Holders of Company Covered Awards who shall be paid through the Company’s payroll, and (ii) Parent shall, or shall cause Purchaser or its Affiliate to, deliver to Computershare (or to Parent, the Company or their Affiliates, as applicable, in the case of payments with respect to Equity Award CVRs) the payment required by Section 4.2, if being delivered to Computershare to the account set forth on Annex I hereto, which account information may be updated from time to time by Computershare by prior written notice to Parent and Purchaser (the “Rights Agent Account”). For the avoidance of doubt, for all

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purposes under this Agreement, each Milestone Payment shall only be due once, if at all, subject to the conditions set forth herein, including the achievement of the applicable Milestone prior to the earlier of the applicable Milestone Expiration and the Termination, and the maximum aggregate potential amount payable under this Agreement shall be $2.00 with respect to the NT2 Milestone, $5.00 with respect to the IH Milestone and $2.00 with respect to the Indication Milestone, in each case, subject to achievement of the applicable Milestone prior to the earlier of the applicable Milestone Expiration and the Termination. If a Milestone has not been achieved prior to the earlier of the applicable Milestone Expiration and the Termination, then Purchaser will not be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement in respect of such Milestone.

(b) The Rights Agent will promptly, and in any event within ten (10) Business Days of receipt of a Milestone Notice as well as any letter of instruction as required by the Rights Agent, (i) send each Holder at its registered address (or, in the case of Cede & Co., pursuant to the applicable procedures of DTC) a copy of the Milestone Notice and (ii) pay the applicable Milestone Payment Amount (excluding certain Equity Award CVR Payments to be paid via payroll systems as contemplated below) to each of the Holders (x) with respect to any holder of Remnant Shares or holder of Equity Award CVRs that is not an employee of the Company or its Affiliates as of such date, by check mailed to the address of each such Holder as reflected in the CVR Register as of 5:00 p.m. U.S. Eastern Time on the date of the applicable Milestone Notice, (y) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of applicable Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions or (z) with respect to Cede & Co., by wire transfer of immediately available funds pursuant to the applicable procedures of DTC. Parent will, or will cause Purchaser to, pay the applicable Milestone Payment Amount to each holder of Equity Award CVRs who remains employed by the Company or its Affiliates as of such date within ten (10) Business Days of delivery of a Milestone Notice to the Rights Agent through the Company’s or its Affiliates’ (including Purchaser’s, the Company’s or any of their respective Subsidiaries’) payroll system or any successor system for former employees, subject to Section 2.4(c) of this Agreement.

(c) Parent and its Affiliates (including Purchaser) and the Rights Agent shall deduct and withhold from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts, including for or in respect of Tax, as are required to be deducted and withheld therefrom under applicable Law (including, but not limited to, employee National Insurance Contributions in the United Kingdom or any similar social security contribution in any other jurisdiction). With respect to holders of Equity Award CVRs who remain employed by the Company or its Affiliates as of the applicable Milestone Payment Date, any such withholding shall be effected, or caused to be effected, by Parent through the Company’s or its Affiliates’ (including Purchaser’s, the Company’s or any of their respective Subsidiaries’) payroll system, as relevant, or any successor payroll system. Prior to paying any Milestone Payment Amount to the Holders, the Rights Agent shall provide the opportunity for each Holder to provide a copy of a duly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable, or any other forms or information that the Rights Agent may reasonably request in order to avoid or reduce

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any applicable withholding amount. The Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts deducted or withheld in respect of Taxes to the appropriate Governmental Body (except to the extent such amounts have already been withheld or deducted and processed through payroll systems in accordance with this Section 2.4(c)). To the extent any amounts are so deducted and withheld and properly remitted, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. The parties intend that each Equity Award CVR is exempt from or in compliance with Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance therewith. None of the Parties or any of their employees, directors or representatives shall have any liability to a Holder or transferee or other Person in respect of Section 409A of the Code.

(d) Any portion of a Milestone Payment Amount that remains undistributed six (6) months after the date of the delivery of the applicable Milestone Notice will be delivered by the Rights Agent to Parent or Purchaser, upon demand, and any Holder will thereafter look only to Parent and Purchaser for payment of the applicable Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent and Purchaser than those accorded to general unsecured creditors of Parent and Purchaser under applicable Law.

(e) None of Parent, any of its Affiliates (including Purchaser) or the Rights Agent will be liable to any person in respect of any Milestone Payment Amount or portion thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite efforts by the Rights Agent to deliver such Milestone Payment Amount to the applicable Holder pursuant to the Rights Agent’s customary unclaimed funds procedures, such Milestone Payment Amount has not been paid prior to the two (2) year anniversary of the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body), such Milestone Payment Amount will, to the extent permitted by applicable Law, become the property of Purchaser, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Purchaser agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Purchaser.

(f) The Rights Agent shall be responsible for information reporting required under applicable Law with respect to the CVRs, including reporting the fair market value of the CVRs upon the Holders’ receipt of such CVRs on Internal Revenue Service Form 1099-B and reporting any Milestone Payments hereunder on Internal Revenue Service Form 1099-B or other applicable form to the extent required under applicable Law. The Rights Agent shall use commercially reasonable efforts to cooperate with Purchaser for reporting the fair market value of the CVR to Holders of CVRs (other than Equity Award CVRs) that are subject to U.S. federal income taxes and that the Rights Agent is not required by applicable Law to report such amount on Internal Revenue Service Form 1099-B or other applicable form. Purchaser shall provide the Rights Agent with properly

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completed “Standard Tax Reporting Instructions” contained in Annex II hereto, which shall contain the fair market value of the CVRs and Purchaser shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any other information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(f).

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.

(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b) The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Transaction Agreement or any of their respective Affiliates or Subsidiaries (including Purchaser).

(c) Neither Parent or its directors and officers nor Purchaser or its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.

Section 2.6 Holding of Funds. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of its services hereunder (the “Funds”) shall be held by Computershare as agent for Parent and deposited in one or more segregated bank accounts to be maintained by Computershare in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this Section 2.6, including any losses resulting from a default by any bank or financial institution; provided that in the event the Funds are diminished below the level required for Computershare to make the Milestone Payment Amounts (to the extent remaining due) to Holders (other than Holders of Equity Award CVRs who are to be paid via payroll as set forth in Section 2.4(c)), as required under this Agreement, including any such diminishment as a result of investment losses, Parent shall promptly pay additional cash to Computershare in an amount equal to the deficiency in the amount required to make such payments. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to Parent, any Holder or any other Person.

Section 2.7 No Assurance. It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of the control of Parent, Purchaser, the Company and their respective Affiliates, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. By accepting one or more CVRs, each Holder is deemed to acknowledge that it is highly possible that the Milestones will not occur. Each Holder is further deemed to acknowledge and agree that none of Parent, Purchaser, the Company nor their respective

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Affiliates owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders or the Rights Agent, and Parent, Purchaser, the Company and their respective Affiliates intend solely that the express provisions of this Agreement govern their contractual relationship with respect to the CVRs. It is acknowledged and agreed that this Section 2.7 is an essential and material term of this Agreement.

Section 2.8 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates (including Purchaser) from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its or their sole discretion. Any CVRs acquired by Parent or any of its Affiliates (including Purchaser) shall be automatically deemed extinguished and no longer outstanding or entitled to the Milestone Payments for purposes of this Agreement, or to count for the purpose of any vote or determination of Acting Holders for purposes of this Agreement.

Section 2.9 Tax Treatment. The Parties agree to treat the CVRs (other than the Equity Award CVRs) for all U.S. federal, and applicable state and local income Tax purposes as (x) except to the extent treated as imputed interest, additional consideration for, or in respect of, the Company Shares, and (y) a “closed transaction” in which the fair market value of the CVRs, as determined by Purchaser in its sole discretion, is included in income in the taxable year of the Closing, and, in each case, none of the Parties (and none of the applicable Holders of CVRs (other than the Equity Award CVRs)) will take any position to the contrary on any Tax Return, any other filing with a Governmental Body, in each case, related to U.S. federal, and applicable state and local income Tax purposes, except as otherwise required by a Final Determination. Purchaser, Parent, the Company or the Rights Agent, as applicable, shall report imputed interest on the CVRs pursuant to Section 483 of the Code, to the extent required by applicable Law and in accordance with properly completed “Standard Tax Reporting Instructions” contained in Annex II hereto.

ARTICLE III

THE RIGHTS AGENT

Section 3.1 No Liability. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of its willful or intentional misconduct, bad faith, fraud or gross negligence (in each case as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, other than in the case of willful or intentional misconduct, bad faith, fraud or gross negligence (in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction), any liability of the Rights Agent under this Agreement will be limited to two (2) times the amount of fees paid (but not including reimbursable expenses) in the twelve (12) months preceding the event for which recovery is sought in connection with this Agreement. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.

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Section 3.2 Certain Duties and Responsibilities. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at Law or otherwise or to make any demand upon Parent or Purchaser; provided that this Section 3.2 shall not affect the Rights Agent’s obligation to make payments in accordance with and subject to Section 2.4.

Section 3.3 Certain Rights of the Rights Agent.

(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(i) the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper party or parties;

(ii) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, fraud, gross negligence or willful or intentional misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(iii) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and that does not constitute gross negligence or willful or intentional misconduct;

(iv) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(v) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(vi) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

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(vii) the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(viii) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s performance of its duties under this Agreement (excluding any Taxes imposed on the fees owed to the Rights Agent hereunder), including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss arising out of or in connection with the execution, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, unless such loss has been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s willful or intentional misconduct, bad faith, fraud or gross negligence;

(ix) Parent agrees (x) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing in a fee schedule by the Rights Agent and Parent on or prior to the date hereof, which shall include reimbursement from Parent, for all reasonable, documented and necessary out-of-pocket expenses and disbursements paid or incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance by the Rights Agent of its duties hereunder and (y) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); provided that if the Rights Agent determines in the absence of bad faith that it has received a refund of any Tax or governmental charge borne by Parent pursuant to this clause (y), the Rights Agent shall promptly repay such refund to Parent;

(x) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(xi) in the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, provide written notice to Parent describing in detail the ambiguity or uncertainty it believes exists, and the Rights Agent shall seek clarification. Parent will respond to such request for clarification

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as promptly as reasonably practicable, and in any event within ten (10) Business Days. If such clarification is not provided within ten (10) Business Days, the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent or any Holder or any other Person for refraining from taking such action, unless and until the Rights Agent receives written instructions from Parent which reasonably eliminate such ambiguity or uncertainty;

(xii) the Rights Agent shall not be deemed to have knowledge of any event of which it was entitled to receive notice pursuant to the terms of this Agreement, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection with such event, in each case, unless and until such notice has been given in accordance with Section 6.1;

(xiii) subject to Section 6.3, the Rights Agent may perform any of its duties hereunder either directly or, with the prior written consent of Parent, by or through nominees, correspondents, designees, or subagents; provided, however, that in the event the Rights Agent performs any of its duties hereunder by or through any nominee, correspondent, designee, or subagent, the Rights Agent shall not be answerable, accountable or liable hereunder for any act, omission, default, neglect or misconduct of such nominee, correspondent, designee, or subagent, as applicable, to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful or intentional misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection or continued employment thereof;

(xiv) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of the Transaction Agreement, nor shall the Rights Agent be required to determine if any Person has complied with the Transaction Agreement, nor shall any additional obligations of the Rights Agent be inferred from the terms of the Transaction Agreement even though reference thereto may be made in this Agreement;

(xv) the Rights Agent shall act hereunder solely as agent for Parent and shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the CVRs; and

(xvi) the recitals or statements of fact contained herein shall be taken as statements of Parent (other than the Rights Agent’s representations, warranties and statements under this Agreement), and the Rights Agent assumes no responsibility for their correctness nor shall it be required to verify the same (other than the Rights Agent’s representations, warranties and statements under this Agreement). The Rights Agent shall be under no responsibility for the validity or sufficiency of this Agreement with respect to any other Party or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of the CVRs, nor shall it be responsible for any breach by Parent or Purchaser of any covenant or condition contained in this Agreement or any CVR.

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(b) The obligations of Parent and the rights of the Rights Agent under this Section 3.3, Section 3.1 and Section 3.2 shall survive the Milestone Expirations and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.

Section 3.4 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) days prior to the date so specified and such resignation will become effective on the date so specified. Parent has the right to remove Rights Agent at any time by specifying a date when such removal will take effect and such removal will become effective on the date so specified. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.4(a) or becomes incapable of acting, Parent will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent.

(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.5, the successor Rights Agent will cause the notice to be mailed at the expense of Parent; provided that failure to give any notice provided for in this Section 3.4(a) shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.4.

(d) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by Parent or assume any additional liability in connection with the foregoing.

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Section 3.5 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.4(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent and all references to the “Rights Agent” or “Computershare” herein shall be deemed to refer to such successor Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent, except such rights which survive its resignation or removal under the terms hereunder.

ARTICLE IV

COVENANTS

Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to the Company Shares and Company Covered Awards), the names and addresses of the Initial Holders of CVRs within thirty (30) Business Days after the Effective Time.

Section 4.2 Payment of Milestone Payment Amounts. If a Milestone has been achieved prior to the earlier of (x) the applicable Milestone Expiration for such Milestone and (y) the Termination, Parent shall, or shall cause Purchaser to, on or prior to the applicable Milestone Payment Date, (i) deposit in the Rights Agent Account, for payment to the Holders who are not Holders of Equity Award CVRs, in all cases subject to, and in accordance with Section 2.4, the aggregate amount necessary to pay the applicable Milestone Payment Amount to each Holder who is not a Holder of an Equity Award CVR, (ii) deposit with the Rights Agent, for payment to the Holders of Equity Award CVRs (other than the Holders who are to be paid via payroll as set forth in Section 2.4(b)), in accordance with Section 2.4, the aggregate amount necessary to pay the applicable Milestone Payment to the Holders of Equity Award CVRs (other than the Holders who are to be paid via payroll as set forth in Section 2.4(c)) and (iii) deposit with the Company or its Affiliates the aggregate amount necessary to pay the applicable Milestone Payment Amount to each Holder of an Equity Award CVR who is to be paid via payroll as set forth in Section 2.4(b), in accordance with Section 2.4.

Section 4.3 Additional Covenants.

(a) Parent shall, and shall cause its Affiliates, (sub)licensees and rights transferees to, use Commercially Reasonable Efforts to achieve each Milestone as promptly as practicable following the Effective Time and prior to the applicable Milestone Expiration; provided that use of Commercially Reasonable Efforts does not guarantee that Parent will achieve any Milestone by a specific date or at all.

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(b) In the event that any Milestone has not yet been achieved and Parent desires to consummate a Change of Control prior to the earlier of (x) the applicable Milestone Expiration for such Milestone and (y) the Termination, Parent or the Company, as applicable, depending upon the structure of the Change of Control, will cause the Person acquiring Parent to assume Parent’s and the Company’s (as applicable depending upon the structure of the Change of Control) obligations, duties and covenants under this Agreement (including, for the avoidance of doubt, Section 6.11). No later than five (5) Business Days prior to the consummation of any Change of Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control complies with this Section 4.3(b) and that all conditions precedent herein relating to such transaction have been complied with.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments without Consent of Holders.

(a) Parent, Purchaser and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, without the consent of any Holders, for any of the following purposes:

(i) to evidence the succession of another Person to Parent or Purchaser and the assumption by any such successor of the covenants of Parent or Purchaser herein as provided in Section 4.3(b) or Section 6.3;

(ii) to add to the covenants of Parent and Purchaser such further covenants, restrictions, conditions or provisions as Parent, Purchaser and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);

(iii) to cure any ambiguity or mistake, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders (as a group and in their capacity as such);

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and, in each case, the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus publication requirement under applicable U.S. state securities or “blue sky” laws or any applicable securities laws outside of the United States (including, but not limited to, the Prospectus Regulation (EU) 2017/1129 (including as it has been retained in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended)); provided that, in each case, such provisions do not change the Milestones, any Milestone Expiration or the Milestone Payments;

(v) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Section 3.4 and Section 3.5;

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(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change adversely affects the interests of the Holders (as a group and in their capacity as such); or

(vii) if required, to reduce the number of CVRs in the event any Holder agrees to abandon or renounce such Holder’s rights under this Agreement in accordance with Section 2.8 or Section 6.4.

(b) Promptly after the execution by Parent, Purchaser and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail at the expense of Parent) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.

Section 5.2 Amendments with Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, Purchaser and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b) Promptly after the execution by Parent, Purchaser and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.

Section 5.3 Execution of Amendments. As a condition precedent to executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent (which may include internal counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. Notwithstanding anything to the contrary herein, the Rights Agent may, but is not obligated to, enter into any such amendment that materially and adversely affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. Each amendment to this Agreement shall be evidenced by a writing signed by each of the Rights Agent, Parent and Purchaser.

Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

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ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, or by overnight courier, or three (3) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Rights Agent, to it at:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Telephone:  [•]

Email:    [•]

Attention:   [•]

If to Parent, to it at:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President and Head of Corporate Business Development

With a copy (which shall not constitute notice) to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President – Transactions and Contracting

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:   Sarkis Jebejian, P.C.;

       Keri Schick Norton, P.C.;

       Steven M. Choi

Telephone:   (212) 446-5944

       (212) 446-4827

       (212) 390-4069

Email:     Sarkis.Jebejian@kirkland.com;

       Keri.SchickNorton@kirkland.com;

       Steven.Choi@kirkland.com

Any party may specify a different address by giving notice in accordance with this Section 6.1.

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Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

Section 6.3 Successors and Assigns.

(a) Each of Parent and Purchaser may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party, (i) to any wholly-owned Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent; (ii) to any purchaser, transferee, licensee, or sublicensee that is a company in the pharmaceutical industry, of substantially all of the Intellectual Property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and Contracts, in each case, (A) held, owned or entered into by Parent or its Subsidiaries immediately after the Effective Time and (B) necessary for the production, development or sale of the CVR Product; (iii) in compliance with Section 4.3(b); or (iv) otherwise with the prior written consent of the Acting Holders, to any other Person (any permitted assignee under clause (i), (ii), (iii) or (iv), an “Assignee”), in each case, provided that the Assignee agrees in writing to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent or Purchaser, as applicable, pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (i) above in this Section 6.3, each of Parent or Purchaser, as applicable, (and the other assignor) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent or Purchaser, as applicable, hereunder with such Assignee substituted for Parent or Purchaser, as applicable, under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee and each of Purchaser’s successors and each Assignee, as applicable. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.3(b), this Agreement shall not restrict Parent’s, Purchaser’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors and Assignees, and each of Purchaser’s successors and Assignees, as applicable, shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent or Purchaser, as applicable.

(b) The Rights Agent may not assign this Agreement without Parent’s written consent other than as permitted by this Section 6.3(b). Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3(b) shall be void and of no effect. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or

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consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.4(b). The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 6.3(b).

Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, Purchaser, Purchaser’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Except for the rights and immunities of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights (provided that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 4.2 solely to the extent such payment amount has been finally determined in accordance with this Agreement and has not been paid within the period contemplated by this Agreement). Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. The Acting Holders acting pursuant to this provision on behalf of all Holders shall have no liability to any of the Holders for such actions. For the avoidance of doubt, for all purposes under this Agreement, each Milestone shall be treated independently for all purposes of this Agreement (including for purposes of determining liability, damages, and any other remedies), and no claim by any Holder or group of Holders alleging a breach of Section 4.3(a) or any other provision of this Agreement with respect to a particular Milestone shall entitle such Holder or Holders to damages measured by reference to, or otherwise based upon, the Milestone Payment applicable to any other Milestone. Any damages recoverable by any Holder or group of Holders in connection with a breach of this Agreement with respect to a particular Milestone shall be limited solely to the applicable Milestone Payment for such Milestone, and shall not include consequential, indirect, special, or punitive damages or damages attributable to any other Milestone or Milestone Payment.

Section 6.5 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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(b) Each of the Parties hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the Parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(C).

Section 6.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule, law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.7 Counterparts. This Agreement may be executed and delivered (including by executed signatures in electronic format (including “pdf”) and other electronic signatures (including DocuSign and AdobeSign) in each case transmitted by email) in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 6.8 Termination. This Agreement will automatically terminate and be of no force or effect, the Parties will have no liability or obligations hereunder (other than with respect to monies due and owing by Parent or Purchaser to the Rights Agent in respect of the Rights Agents’ services hereunder and any services to be performed by the Rights Agent under Section 2.4(f) hereof), and no payments will be required to be made, upon the earliest to occur of

23

(such time, the “Termination”) (a) each of (i) the NT2 Milestone not being achieved prior to the NT2 Milestone Expiration and (ii) the IH Milestone not being achieved prior to the IH Milestone Expiration, (b) (i) the mailing by the Rights Agent to the address or (ii) the payment by the Rights Agent by wire transfer of immediately available funds to the account, of each Holder as reflected in the CVR Register, all Milestone Payment Amounts (if any) required to be paid under the terms of this Agreement (for the avoidance of doubt, subject to achievement of the applicable Milestone(s)), and (c) the delivery of a written notice of termination duly executed by Parent, Purchaser and the Acting Holders. Notwithstanding the foregoing, no termination shall affect any rights or obligations under Section 4.2 accrued prior to the effective date of such termination or Sections 6.4, 6.5, 6.6, 6.7, 6.9, 6.13 or this Section 6.8, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent. The right of any Holder to receive the applicable Milestone Payment with respect to any Milestone, and any covenants and obligations of Parent and Purchaser, shall be irrevocably terminated and extinguished if such Milestone is not achieved before the earlier of the applicable Milestone Expiration and the Termination.

Section 6.9 Entire Agreement. This Agreement and the Transaction Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the Parties and thereto with reference to the transactions and matters contemplated hereby and thereby and supersede all prior agreements, written or oral, among the Parties with respect hereto and thereto. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Transaction Agreement, then solely with respect to the Rights Agent, this Agreement will govern and be controlling.

Section 6.10 Force Majeure. Notwithstanding anything to the contrary contained herein, none of the Rights Agent, Parent or any of its Subsidiaries will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor disputes, strikes, or shortages, war or civil unrest, it being understood that such parties shall use commercially reasonable efforts to resume performance as soon as reasonably practicable under the circumstances.

Section 6.11 Legal Holiday. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.

Section 6.12 Obligation of Parent. Parent shall ensure that Purchaser and the Company duly perform, satisfy and discharge each of the covenants, obligations and liabilities applicable to Purchaser or the Company under this Agreement, and Parent shall be jointly and severally liable with Purchaser and the Company for the performance and satisfaction of each of said covenants, obligations and liabilities. References to Purchaser herein apply to the Company from and after the Effective Time.

24

Section 6.13 Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by a valid order of a Governmental Body of competent jurisdiction or is otherwise required by Law or regulation.

[Remainder of Page Left Blank Intentionally]

25

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ELI LILLY AND COMPANY

By:
Name:
Title:

LDH XV CORPORATION

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

1

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

2

Annex II

FORM OF COMPANY SHAREHOLDER RESOLUTION

FORM OF COMPANY SHAREHOLDER RESOLUTION

SPECIAL RESOLUTION

THAT, for the purpose of giving effect to the scheme of arrangement, dated [•], among the Company and the holders of Scheme Shares (as defined in such scheme of arrangement), a print of which has been produced to this meeting and for the purposes of identification signed by the chair of this meeting, in its original form or with or subject to any modification, addition, or condition as may be agreed from time to time (including, for the avoidance of doubt, after the date of this Resolution), between the Company, LDH XV Corporation (the “Purchaser”) and Eli Lilly and Company (“Parent”) and which (if required) is approved by the High Court of Justice of England and Wales (the “Court”), or which is otherwise imposed by the Court and is mutually acceptable to the Company, the Purchaser and Parent each acting reasonably and in good faith (the “Scheme”):

(A)

the directors of the Company (or a duly authorised committee of the directors) be and are hereby authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(B)	with effect from the passing of this resolution, the articles of association of the Company be and are hereby amended by the adoption and inclusion of the following new article [•]:

“[•] Scheme of Arrangement

(i)

In this article, references to the “Scheme” are to the scheme of arrangement under Part 26 of the Companies Act 2006, among the Company and the holders of Scheme Shares dated [•] 2026 in its original form or with or subject to any modification, addition or condition as may be agreed between the Company, LDH XV Corporation] (the “Purchaser”) and Eli Lilly and Company (“Parent”), and which (if required) is approved by the Court, or which is otherwise imposed by the Court and is mutually acceptable to the Company, the Purchaser and Parent each acting reasonably and in good faith and, save as defined in this article, expressions defined in the Scheme shall have the same meanings in this article.

(ii)

Notwithstanding any other provision of these articles or the terms of any resolution, whether ordinary or special, passed by the Company in general meeting, if the Company issues any shares (other than to any member of the Purchaser Group or a nominee of any such person (each such person, a “Purchaser Company”)) at or after the Voting Record Time but before the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes of the Scheme) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

(iii)

Subject to the Scheme becoming effective, and notwithstanding any other provision of these articles, if any shares in the Company are issued or transferred to any person other than a Purchaser Company (a “New Member”) after the Scheme Record Time (such shares the “Post-Scheme Shares”), such New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) will be obliged, upon the Scheme becoming effective (or, if later, upon the issue or transfer of the Post-Scheme Shares to such New Member), to transfer immediately all of its Post-Scheme Shares free of all Liens to the Purchaser (or to such other person as may be nominated by the Purchaser) who shall be obliged to acquire (or procure the acquisition by such other person of) all of the Post-Scheme Shares. In exchange for the transfer of the Post-Scheme Shares, the Purchaser (or such other person as has been nominated by the Purchaser) shall pay or procure the payment to the New Member of the same Cash Consideration and deliver such number of CVRs as such New Member would have been entitled to receive pursuant to the Scheme had each Post-Scheme Share been a Scheme Share.

(iv)

If, after the Effective Time, the Company Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any stock dividend, bonus issue, scrip dividend, subdivision, reorganisation, merger, consolidation, reclassification, redesignation, recapitalisation, share split, reverse share split, combination or exchange of shares, or a stock or scrip dividend shall be declared with a record date falling after the Effective Time, or any similar event shall have occurred, then the amount of any Cash Consideration or CVRs due to a New Member for each Post-Scheme Share pursuant to Article [•](iii) above shall be adjusted by the directors of the Company in such manner as the auditors of the Company may determine to be appropriate to provide the Purchaser and the New Members holding any Post-Scheme Share(s) with the same economic effect as contemplated by the Scheme prior to such event. References in this article to shares shall, following such adjustment, be construed accordingly.

(v)

To give effect to any transfer of Post-Scheme Shares required by Article [•](iii) above, the Company may appoint any person as attorney and/or agent (the “agent”) for the New Member to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of the Purchaser (or such other person as the Purchaser may nominate) and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser (or such other person as the Purchaser may nominate) and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an agent is so appointed, the New Member shall not thereafter be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser, and the Company may send to the agent any notice, circular, warrant or other document or communication that may otherwise be required to be sent to the New Member as a member of the Company.

(vi)

The Company may give good receipt for the Cash Consideration and CVRs for the Post-Scheme Shares due to the New Member pursuant to Article [•](iii) above and may register the Purchaser (or such other person as the Purchaser may nominate) as holder of the Post-Scheme Shares and issue to it certificate(s) for the same. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder). The Company shall not be obliged to issue a certificate to the New Member for any Post-Scheme Shares.

(vii)

The Purchaser shall settle (or procure the settlement of) the Cash Consideration and delivery of the CVRs due to the New Member pursuant to Article [•](iii) above within fourteen (14) days of the transfer of the Post-Scheme Shares by the New Member to the Purchaser (or to such other person as the Purchaser may nominate).

(viii)

Notwithstanding any other provision of these articles, neither the Company nor its directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Time (other than to a Purchaser Company or a nominee of a Purchaser Company pursuant to the Scheme).

(ix)	If the Scheme has not become effective by the date referred to in paragraph [10.2] of the Scheme, this article shall cease to be of any effect.”

Annex III

FORM OF SCHEME OF ARRANGEMENT

FORM OF SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE	CR [•]

BUSINESS AND PROPERTY COURTS

OF ENGLAND AND WALES

COMPANIES COURT (ChD)

IN THE MATTER OF CENTESSA PHARMACEUTICALS PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

CENTESSA PHARMACEUTICALS PLC

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“Acquisition” means the proposed acquisition by Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee) of the entire issued, and to be issued, share capital of the Company pursuant to a scheme of arrangement of the Company under Part 26 of the Companies Act and subject to the conditions set out in the Transaction Agreement and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

“Applicable Law” means, with respect to any person, any and all applicable federal, state, local, municipal, foreign, national or other law (including common law), statute, constitution, treaty, convention, principle of common law, ordinance, code, rule, regulation, executive order, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body;

“Business Day” means any day (other than Saturday or Sunday) on which banks are open in New York, New York, and London, England;

“Cash Consideration” has the meaning given to it in paragraph 2.1.1;

“certificated” or “in certificated form” means a share or security of the Company which is not in uncertificated form;

“Companies Act” means the Companies Act 2006, as amended from time to time, and any statutory instruments made under it, and every statutory modification or re-enactment thereof for the time being in force;

“Company” means Centessa Pharmaceuticals plc;

“Company ADSs” means American depositary shares, each of which represents, as of the date of the Scheme, a beneficial ownership interest in one (1) Company Share on deposit with the Depositary or its Custodian or its nominee under the Deposit Agreement, subject to the terms and conditions of the Deposit Agreement, and “Company ADS” shall be construed accordingly;

“Company Equity Plans” means each Company equity incentive plan, inducement award program or other similar plan, program or arrangement under which equity incentive awards are outstanding, including the Centessa Pharmaceuticals plc Amended and Restated 2021 Share Option and Incentive Plan and any inducement awards hereunder, each, as may be amended and restated from time to time, but excluding, for the avoidance of doubt, the Company ESPP;

“Company ESPP” means the Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan, as amended and/or restated from time to time;

“Company Payment Fund” has the meaning given to it in paragraph 5.3;

“Company Stock Option” means each option to purchase Company Shares granted under the Company Equity Plans or otherwise (excluding, for the avoidance of doubt, the Company ESPP);

“Company RSU” means a restricted stock unit granted under the Company Equity Plans or otherwise;

“Company Shares” means the ordinary shares in the capital of the Company, each with a nominal value of £0.002 per share (which, for the avoidance of doubt, shall include ordinary shares in the capital of the Company held by the Depositary, the Custodian or their respective nominees in accordance with the Deposit Agreement);

“Court” means the High Court of Justice of England and Wales;

“Court Order” means the order of the Court sanctioning this Scheme under section 899 of the Companies Act;

“CREST” means the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear in accordance with the Relevant System of which Euroclear is the “Operator” (as such term is defined in the Regulations);

“Custodian” means the “Custodian” of the deposited property under and as such term is defined in the Deposit Agreement;

“CVR” means one (1) contingent value right per Scheme Share which shall represent the right to receive the Milestone Payments (as such term is defined in the CVR Agreement), if any, upon the terms and subject to the conditions of the CVR Agreement;

“CVR Agreement” means the contingent value rights agreement to be entered into at or prior to the Effective Time by the Parent, Purchaser and Rights Agent;

“CVR Holder” means a person in whose name a CVR is registered in the CVR Register as of the applicable date and time of determination and “CVR Holders” shall be construed accordingly;

“CVR Register” means the register maintained by the Rights Agent for the purpose of registering CVRs and certain permitted transfers of CVRs in accordance with the CVR Agreement.

“Deposit Agreement” means the deposit agreement dated as of June 2, 2021 by and among the Company, the Depositary and all holders and beneficial owners of the Company ADSs issued thereunder, as such agreement is amended, modified or supplemented from time to time;

“Depositary” means Citibank, N.A., or such other entity as may from time to time act as the “Depositary” under and as such term is defined in the Deposit Agreement;

“Depositary Shareholder” has the meaning given to it in paragraph 6.1;

“Depositary Shares” means those Scheme Shares in respect of which the registered holder (as shown in the register of Members of the Company) is the Depositary or its Custodian or other nominee under the Deposit Agreement holding those Scheme Shares for the Depositary in accordance with the Deposit Agreement;

“DR Nominee” means such company falling within section 67(6) and section 93(3) of the Finance Act 1986 as Purchaser may in its sole discretion appoint in order to act as transferee of the Depositary Shares pursuant to this Scheme;

“Effective Date” means the date on which this Scheme becomes effective in accordance with paragraph 10.1;

“Effective Time” means the time on the Effective Date at which this Scheme becomes effective in accordance with paragraph 10.1;

“Euroclear” means Euroclear UK & Ireland Limited, incorporated in England and Wales with registered number 02878738;

“Excluded Shares” means:

(i)

any Company Shares which are registered in the name of or beneficially owned by Purchaser or by any member of the Purchaser Group or by any of their respective nominees immediately prior to the Scheme Record Time; and

(ii)	any Company Shares held in treasury;

“Governmental Body” means any federal, state, provincial, local, municipal, foreign, national, supranational or other government or governmental authority, including, any arbitrator or arbitral body (whether public or private), mediator and applicable securities exchanges, of any competent jurisdiction, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, regulatory body, institutional review board, ethics committee, court or other tribunal of any relevant jurisdiction;

“holder” means a registered holder and includes any person(s) entitled by transmission;

“Latest Practicable Date” means close of business on [•], being the latest practicable date prior to the date of publication of this Scheme;

“Lien” means, with respect to any Scheme Share, any lien, mortgage, security interest, pledge, encumbrance, deed of trust, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, or transfer restriction under any shareholder or similar agreement, encumbrance or restriction;

“Member” means a member of the Company on the register of members on any relevant date;

“Parent” means Eli Lilly and Company;

“Paying Agent” means a commercial bank or trust company reasonably acceptable to the Company appointed by Parent as paying agent prior to the Effective Date in accordance with the provisions of the Transaction Agreement;

“Payor” has the meaning given to it in paragraph 7;

“person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof;

“Purchaser” means LDH XV Corporation;

“Purchaser Group” means Purchaser, Parent and any direct or indirect Subsidiary of Parent from time to time;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), as amended from time to time (including by means of the Uncertificated Securities (amendment and EU Exit) Regulations 2019 (SI 2019/679));

“Relevant System” means any computer-based system, and procedures, which enable title to units of a share or security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations;

“Remnant Shares” means the Scheme Shares excluding the Depositary Shares;

“Rights Agent” means [Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company];

“Scheme” means this scheme of arrangement under Part 26 of the Companies Act between the Company and Scheme Shareholders, in its present form or with or subject to any modification, addition or condition which (a) Purchaser, Parent and the Company mutually agree and which (if required) is approved by the Court or (b) is otherwise imposed by the Court and mutually acceptable to Purchaser, Parent and the Company;

“Scheme Meeting” means such meeting(s) (and any adjournment or postponement thereof) convened with the permission of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme;

“Scheme Record Time” means 6.00 p.m. on the Business Day immediately prior to the Effective Date (or such other date and/or time as the Company and Purchaser may agree);

“Scheme Shareholders” means the holders of the Scheme Shares whose names appear in the register of Members of the Company at the Scheme Record Time and a “Scheme Shareholder” shall mean any one of the Scheme Shareholders;

“Scheme Shares” means the Company Shares:

(i)	in issue at the date of this Scheme;

(ii)	(if any) issued after the date of this Scheme and prior to the Voting Record Time; and

(iii)

(if any) issued at or after the Voting Record Time and at or prior to the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by this Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by this Scheme, in each case, remaining in issue at the Scheme Record Time but excluding any Excluded Shares;

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one (1) or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such person or persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity;

“Transaction Agreement” means the transaction agreement by and among Purchaser, Parent and the Company dated as of March [30], 2026, agreeing to certain matters in connection with the Acquisition and the matters contemplated by this Scheme, as it may be amended from time to time;

“Transaction Consideration” means the Cash Consideration plus one (1) CVR for each Scheme Share;

“uncertificated” or “in uncertificated form” means any share or other security of the Company in respect of which title is evidenced and transferred by means of a Relevant System; and

“Voting Record Time” means 6.00 p.m. on the day which is two days (excluding non-working days in the United Kingdom) prior to the date of the Scheme Meeting or, if the Scheme Meeting is adjourned, 6.00 p.m. on the day which is two days (excluding non-working days in the United Kingdom) before the day of such adjourned meeting.

(B)	“U.S. dollar” or “$” means the lawful currency of the United States of America.

(C)	“£” means the lawful currency of the United Kingdom.

(D)	References to paragraphs and sub-paragraphs are to paragraphs and sub-paragraphs of this Scheme.

(E)	As at the Latest Practicable Date, the issued share capital of the Company was [•] Company Shares, all of which are credited as fully paid up and [none/•] of which were held in treasury.

(F)

As at the Latest Practicable Date: (i) Company Stock Options to purchase [•] Company Shares (represented by [•] Company ADSs) were outstanding; (ii) [•] Company Shares (represented by [•] Company ADSs) were subject to issuance pursuant to outstanding Company RSUs and (iii) [•] additional Company Shares (represented by [•] Company ADSs) were reserved for future issuance pursuant to the Company Equity Plans.

(G)	As at the Latest Practicable Date, no Company Shares are registered in the name of or beneficially owned by Purchaser or any other member of the Purchaser Group.

(H)

Purchaser and Parent have agreed, in each case subject to the terms and conditions of the Transaction Agreement, to appear by counsel at the hearing to sanction this Scheme and to be bound by, and to undertake to the Court to be bound by, the terms of this Scheme and to execute and do, or procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by them for the purposes of giving effect to this Scheme.

(I)	References to times are to the time in London, England.

Scheme

1.	Transfer of the Scheme Shares

1.1

Upon and with effect from the Effective Time, Purchaser (and/or, at Parent’s election, (i) in respect of any or all of the Remnant Shares, its nominee(s), and (ii) in respect of the Depositary Shares, the DR Nominee) shall, in accordance with paragraph 1.2, acquire all of the Scheme Shares fully paid, with full title guarantee, free from all Liens and together with all rights at the Effective Time or thereafter attached or relating thereto, including voting rights and the right to receive and retain all dividends and other distributions (if any) and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) thereon.

1.2	For the purposes of such acquisition:

1.2.1

the Depositary Shares shall be transferred to Purchaser (and/or, at Parent’s election, the DR Nominee) by means of a separate form (or forms) of transfer or other instrument(s) or instruction(s) of transfer (and, upon any such transfer to the DR Nominee, the DR Depositary shall issue one or more depositary receipts in respect of such shares to Purchaser);

1.2.2

the Remnant Shares shall be transferred to Purchaser (and/or, at Parent’s election in respect of any number of Remnant Shares, its nominee(s)) by means of a separate form (or forms) of transfer or other separate instrument(s) or instruction(s) of transfer; and

1.2.3

to give effect to such transfers, any person may be appointed by Purchaser (and/or its nominee(s) and/or each of their agents and directors) as attorney or agent and shall be authorised as such attorney and/or agent on behalf of each of the Scheme Shareholders concerned to execute and deliver as transferor such form(s) of transfer or other instrument(s) or instruction(s) of transfer of, or otherwise give any instruction(s) to transfer (whether as a deed or otherwise) the Scheme Shares and every form, instrument or instruction of transfer so executed or instruction so given shall be as effective as if it had been executed or given by the holder or holders of the Scheme Shares thereby transferred. Each such form of transfer or other instrument or instruction shall be deemed to be the principal instrument of transfer of the relevant Scheme Shares.

1.3	From the Effective Time and pending the transfer of the Scheme Shares pursuant to paragraphs 1.1 and 1.2, each Scheme Shareholder:

1.3.1	irrevocably appoints Purchaser (and/or its nominee(s) and/or each of their agents and directors) as its attorney and/or agent:

(a)

to exercise or direct the exercise on its behalf of (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to the Scheme Shares and any or all other rights and privileges attaching to the Scheme Shares (including the right to requisition the convening of a general meeting of the Company or of any class of its shareholders); and

(b)

to sign on behalf of such Scheme Shareholder such documents, and to do such things, as may, in the opinion of Purchaser and/or its nominee(s) and/or each of their respective agents and directors, be necessary or desirable in connection with the exercise of any voting rights and any or all rights and privileges attaching to such Scheme Shares (including, without limitation, any consent to short notice of a general or separate class meeting or form of proxy or forms of proxy in respect of such Scheme Shares appointing any person nominated by Purchaser and/or its nominee(s) and/or any one or more of its directors or agents to attend general and separate class meetings of the Company (or any postponement, adjournment or reconvening therefore);

1.3.2

authorises the Company and/or any one, or more of its directors or its agents to send to Purchaser and/or its nominee(s) any notice, circular, warrant or other document or communication which may be required to be sent to them as a Member (including any share certificate(s) or other document(s) of title issued as a result of any conversion of their Scheme Shares into certificated form); and

1.3.3

agrees not to exercise any voting rights or any other rights attaching to the relevant Scheme Shares without the consent of Purchaser, and irrevocably undertakes not to appoint a proxy or representative for or to attend any general meeting or separate class meeting of the Company (or any postponement, adjournment or reconvening thereof).

1.4	The authorities granted by each Scheme Shareholder pursuant to paragraphs 1.2 and 1.3 above shall be treated for all purposes as having been granted by deed.

2.	Consideration for the Scheme Shares

2.1	In consideration for the transfer of the Scheme Shares as provided in paragraphs 1.1 and 1.2 above, Purchaser shall, subject as hereinafter provided:

2.1.1

pay, or procure that there shall be paid, a cash amount to or for the account of each Scheme Shareholder of $38.00 in cash, without interest, for each Scheme Share held by that Scheme Shareholder at the Scheme Record Time (the “Cash Consideration”); and

2.1.2

cause to be provided to or for the account of each eligible Scheme Shareholder one (1) CVR per Scheme Share, upon the terms and subject to the conditions of the CVR Agreement, without interest (the CVRs and the Cash Consideration together, the “Transaction Consideration”). The CVRs are not securities and will not represent any equity or ownership interest in Parent, Purchaser or any constituent entity party to the Transaction Agreement, and accordingly will not confer on the CVR Holders any right to attend, speak at or vote at any meeting of the shareholders of Parent or Purchaser or the right to any dividends or right to any return of capital by Parent or Purchaser. Pursuant to the terms of the CVR Agreement, eligible Scheme Shareholders will receive one CVR for each Scheme Share that they hold. The CVRs will not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than to certain permitted transferees as specifically set forth in the CVR Agreement. The CVRs will not be listed on any quotation system or traded on any securities exchange. The CVRs will not be evidenced by a certificate or other document of title.

2.2

If, between the date of the Transaction Agreement and the Effective Time, the outstanding Company Shares shall have been changed to, or exchanged for, a different number or class of shares or securities by reason of any share dividend, bonus issue, scrip dividend, subdivision, reorganisation, merger, consolidation, reclassification, redesignation, recapitalisation, share split, reverse share split, combination or exchange of shares, or a stock or scrip dividend shall be declared with a record date within such period, or any similar event shall have occurred, then the amount of the Transaction Consideration shall be appropriately adjusted to provide to Purchaser and the Scheme Shareholders the same economic effect as contemplated by the Transaction Agreement prior to such event; provided that the Company is not permitted to take any action with respect to its securities that is prohibited by the Transaction Agreement. For the avoidance of doubt, any reference in this Scheme to the consideration payable under the Scheme shall be deemed a reference to the consideration as so adjusted, and the exercise of such rights shall not be regarded as constituting any revision or variation of the terms of this Scheme.

3.	Share certificates and register of Members

3.1

With effect from and as of the Effective Time, all certificates representing Scheme Shares in certificated form shall cease to have effect as documents of title to the Scheme Shares comprised therein and each Scheme Shareholder shall be bound, at the request of Purchaser, to deliver up the same to Purchaser or to any person appointed by Purchaser to receive the same or, as Purchaser may direct, to destroy the same.

3.2

With effect from and as of the Effective Time, the Company shall procure that Euroclear, the Depositary and any other central depository shall be instructed to cancel or transfer the entitlements of Scheme Shareholders to Scheme Shares in uncertificated form and, following such cancellation, the Company shall procure that such entitlements to Scheme Shares are rematerialized.

3.3

As soon as reasonably practicable after the Effective Time and subject to the completion of such transfers, forms, instruments or instructions as may be required in accordance with paragraph 1 and the payment of any UK stamp duty thereon (to the extent required), the Company shall make or procure that appropriate entries shall be made in the register of Members of the Company and the register of CVRs (as applicable) to reflect the transfer of the Scheme Shares to Purchaser in accordance with paragraph 1 and the provision of CVRs to Scheme Shareholders as set forth in the CVR Agreement.

4.	Appointment of Paying Agent

Prior to the Effective Time, Purchaser shall appoint the Paying Agent to effect the technical implementation of the settlement of the Cash Consideration to (i) all Scheme Shareholders, other than the Depositary Shareholder, and (ii) at Purchaser’s option, the Depositary Shareholder.

5.	Settlement of Transaction Consideration in relation to Remnant Shares

5.1	This paragraph 5 shall only apply in relation to the settlement of Transaction Consideration in respect of Remnant Shares to Scheme Shareholders other than the Depositary Shareholder.

5.2

At or substantially concurrently with the Effective Time, Purchaser shall procure the deposit with the Paying Agent, for the benefit of the Scheme Shareholders (other than the Depositary Shareholder) cash in an amount equal to the aggregate amount of Cash Consideration less the Cash Consideration due to the Depositary Shareholder.

5.3

All cash deposited with the Paying Agent pursuant to paragraph 5.2 for the benefit of Scheme Shareholders (other than the Depositary Shareholder) shall hereinafter be referred to as the “Company Payment Fund”, provided that, to the extent that Purchaser elects to utilise the Paying Agent for the delivery and/or payment of the Cash Consideration to the Depositary Shareholder pursuant to paragraph 6.2, such Cash Consideration will also form part of the Company Payment Fund.

5.4	No interest shall be paid or shall accrue for the benefit of Scheme Shareholders on the Cash Consideration payable in respect of the Remnant Shares.

5.5

In respect of the settlement of the Cash Consideration pursuant to this paragraph 5, Purchaser shall cause the Paying Agent to, as soon as reasonably practicable after the Effective Time (and in any event no later than [14][1] Business Days after the Effective Time):

5.5.1

in the case of Remnant Shares which at the Scheme Record Time are in certificated form, despatch or procure to be despatched to each person entitled thereto payment by way of cheque in accordance with the provisions of paragraph 5.8 for the aggregate Cash Consideration payable to that person pursuant to paragraph 2.1; and

5.5.2

in the case of Remnant Shares which at the Scheme Record Time are in uncertificated form, procure that Euroclear is instructed to create an assured payment obligation in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements for the sums payable to that person pursuant to paragraph 2.1, provided that Purchaser reserves the right to make payment of the said sums by cheque as set out in paragraph 5.5.1 if for any reason it wishes to do so.

5.6

The CVRs to be provided by way of consideration for the Remnant Shares shall be provided in registered but uncertificated form to Scheme Shareholders (other than the Depositary Shareholder) appearing on the register of Members of the Company at the Scheme Record Time. Purchaser shall procure that the CVRs to which Scheme Shareholders are entitled shall be provided at or as soon as reasonably practicable after the Effective Date and within [14] days of the Effective Date.

5.7	As from the Effective Time, each holding of Remnant Shares credited to any stock account in CREST shall be disabled and all Remnant Shares will be removed from CREST in due course.

5.8

Any physical deliveries by the Paying Agent or by any other person to the Scheme Shareholders (other than the Depositary Shareholder) pursuant to this Scheme (whether of cheques, notices, documents of title, certificates or otherwise) shall be effected by

[1]	Note to Draft: Subject to agreement with the Depositary.

sending the same by post to the applicable Scheme Shareholders entitled thereto at their respective registered addresses as appearing in the register of Members of the Company at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time. None of the Company, Parent, Purchaser, any member of the Purchaser Group, the Paying Agent or the DR Nominee or any of their respective agents or nominees shall be responsible for any loss or delay in the transmission of any cheques or payments, notices, documents of title, certificates or any other documents sent in accordance with this paragraph 5.8 which shall be sent at the risk of the person or persons entitled thereto.

5.9

All cheques delivered by the Paying Agent pursuant to this Scheme shall be in U.S. dollars and drawn on a United States of America clearing bank and shall be made payable to the person to whom, in accordance with the foregoing provisions of this paragraph 5, the cheque is sent (save that, in the case of joint holders, Purchaser and the Paying Agent reserve the right to make the cheque payable to the holder whose name stands first in the register of Members of the Company), and the encashment of any such cheque shall be a complete discharge of Purchaser’s obligations under this Scheme to pay (or procure the payment of) the monies represented thereby. The creation of an appropriate assured payment obligation as set out in paragraph 5.5 shall be a complete discharge of Purchaser’s obligations under this Scheme with reference to cash payments through CREST.

5.10

Any portion of the Company Payment Fund which has not been transferred to the Scheme Shareholders within twelve (12) months of the Effective Date shall be delivered to Purchaser or its designee(s) promptly upon demand by Purchaser (it being understood that no such delivery shall affect any legal right that a Scheme Shareholder may have to receive the Transaction Consideration) and thereafter such Scheme Shareholders shall be entitled to look only to Purchaser for, and Purchaser shall remain liable for, payment of their claims for the Transaction Consideration pursuant to the provisions of the Transaction Agreement and this Scheme.

5.11

None of the Company, Purchaser or their respective agents or nominees shall be responsible for any loss or delay in the transmission of the share certificates, statements of entitlement or cheques sent to Scheme Shareholders in accordance with paragraphs 3 and 5, which shall be posted at the risk of the Scheme Shareholder concerned.

6.	Settlement of Transaction Consideration in relation to Depositary Shares

6.1

This paragraph 6 shall only apply in relation to the settlement of Transaction Consideration in respect of Depositary Shares to the Scheme Shareholder which is the holder (as shown in the register of Members of the Company) of the Depositary Shares (the “Depositary Shareholder”).

6.2

At or as promptly as practicable following the Effective Time, and in any event within [14] days of the Effective Time, Purchaser shall (or shall procure that the Paying Agent shall) pay to the Depositary Shareholder (or, if so nominated by the Depositary Shareholder at least ten (10) Business Days before the Effective Date, the Depositary) cash in an amount equal to the aggregate Cash Consideration payable to the Depositary Shareholder pursuant to paragraph 2.1.

6.3	No interest shall be paid or shall accrue for the benefit of the Depositary Shareholder on the Cash Consideration payable in respect of the Depositary Shares.

6.4

As from the Effective Time, each holding of Depositary Shares credited to the Depositary Shareholder’s stock account in CREST shall be disabled and all Depositary Shares will be removed from CREST in due course.

6.5

All cash payments to the Depositary Shareholder (or, if so nominated by the Depositary Shareholder at least ten (10) Business Days before the Effective Date, the Depositary) pursuant to this paragraph 6 shall be transferred by Purchaser (or, at Purchaser’s direction, by the Paying Agent or any nominee of Purchaser) in U.S. dollars to such bank account as the Depositary Shareholder shall inform Purchaser of in writing at least ten (10) Business Days prior to the Effective Date. Such transfer shall be a complete discharge of Purchaser’s obligations under this Scheme to pay (or procure the payment of) such monies. Neither Purchaser nor any member of Purchaser’s Group nor the Paying Agent nor the Company shall have any responsibility or liability under this Scheme for the onward distribution or transmission to the holders of Company ADSs, or to any other person, of the Transaction Consideration due to the Depositary Shareholder (it being understood that this sentence does not affect the Company’s obligations under the Deposit Agreement).

6.6

The CVRs to be provided by way of consideration for the Depositary Shares shall be issued in registered but uncertificated form to the Depositary Shareholder. Purchaser shall procure that the CVRs to which the Depositary Shareholder is entitled shall be issued at or as soon as reasonably practicable after the Effective Date and within [14] days of the Effective Date.

7.	Withholding

7.1

Notwithstanding anything in this Scheme to the contrary, each of Purchaser, Parent, any DR Nominee, the Paying Agent and their respective agents or nominees (each a “Payor”) shall be entitled to deduct and withhold from any payment pursuant to this Scheme amounts, if any, that such Payor is required to deduct and withhold with respect to the making of such payment under Applicable Law.

7.2	To the extent that amounts are so deducted and withheld in accordance with paragraph 7.1, such deducted and withheld amounts shall be:

7.2.1	remitted to the applicable taxing authority, if required by and in accordance with Applicable Law; and

7.2.2	treated for the purposes of this Scheme as having been paid to the person in respect of which such deduction and withholding was made.

8.	Cessation of rights

With effect from and on the Effective Time, the Scheme Shareholders shall in accordance with this Scheme cease to have any rights with respect to the Scheme Shares, except the right to receive the Transaction Consideration in exchange for the Scheme Shares in accordance with this Scheme as set out in paragraph 2 subject to the conditions set out herein.

9.	Mandates and dividends

All mandates relating to the payment of dividends on any Scheme Shares and other instructions (including communications preferences) given to the Company by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

10.	Effective Time

10.1	This Scheme shall become effective upon a copy of the Court Order being delivered to the Registrar of Companies in England and Wales for registration.

10.2

Unless this Scheme shall have become effective on or before the Outside Date (as defined in the Transaction Agreement) or such later date as the Company, Purchaser and Parent may agree and the Court may allow, this Scheme shall never become effective.

11.	Modification

The Company, Purchaser and Parent may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose. For the avoidance of doubt, no modification of the Scheme shall be made once the Scheme has taken effect.

12.	Governing law

This Scheme, and all rights and obligations arising out of or in connection with it, are governed by the laws of England and Wales and are subject to the exclusive jurisdiction of the English courts.

Dated: [•] 2026

Exhibit 10.1

FINAL FORM

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of March 31, 2026 (the “Agreement Date”), by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and the shareholder of the Company listed on the signature page hereto (“Shareholder”). Each of Parent, the Company and Shareholder are sometimes referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

A.

Concurrently with the execution and delivery of this Agreement, Parent, LDH XV Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and the Company are entering into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) that, among other things and subject to the terms and conditions set forth therein and the Scheme of Arrangement, provides for the acquisition by Purchaser (or, at Parent’s election (i) in respect of any or all of the Remnant Shares, its nominee(s) and (ii) in respect of the Depositary Shares, the DR Nominee), of the entire issued and to be issued share capital of the Company (the “Transaction”).

B.	In connection with Parent’s and Purchaser’s entry into the Transaction Agreement, Shareholder has agreed to enter into this Agreement with respect to Shareholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1	Definitions.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1

“Covered Shares” shall mean, with respect to Shareholder as of any time of determination, all Company Shares (including Company Shares represented by Company ADSs) of which Shareholder is the registered and/or beneficial owner (including, for the avoidance of doubt, any Company Shares or Company ADSs acquired as a result of the vesting, settlement or exercise of any Company Equity Awards).

1.2

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Transaction Agreement shall be validly terminated pursuant to Article VIII thereof, and (c) any amendment to the original Transaction Agreement, dated as of the Agreement Date, that (i) reduces the Transaction Consideration or changes the form of the Transaction Consideration in a manner adverse to Shareholder, or (ii) imposes additional material conditions to the consummation of the Transaction (it being understood that an exercise by the Parent of its right to implement the Transaction by way of an Offer rather than by way of a Scheme of Arrangement (or vice versa) in accordance with the terms of the Transaction Agreement will not be deemed to fall within this clause (ii)). The term “Offer” shall mean a takeover offer (as such term is defined in section 974 of the UK Companies Act 2006).

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1.3

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than pursuant to this Agreement or the Deposit Agreement as in effect on the date hereof), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement (other than pursuant to this Agreement or the Deposit Agreement as in effect on the date hereof) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than, to the extent applicable, pursuant to this Agreement) with respect to such Covered Shares, or (c) any Contract or legally binding commitment to take any of the actions referred to in the foregoing clauses (a) or (b).

2	Agreement to Not Transfer the Covered Shares

2.1

No Transfer of Covered Shares. Until the Expiration Time, Shareholder agrees not to Transfer or cause or permit the Transfer of any of Shareholder’s Covered Shares, other than in accordance with, and subject to, Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2

Permitted Transfers. Notwithstanding anything herein to the contrary, Shareholder may Transfer any such Covered Shares (i) to any family member (including a trust for such family member’s benefit) of Shareholder, (ii) by will or under the laws of intestacy upon the death of Shareholder, (iii) pursuant to a qualified domestic order, (iv) to any charitable foundation or organization, (v) to a controlled Affiliate or any general or limited partnership, limited liability company or other entity that is an Affiliate including, for the avoidance of doubt, if the undersigned is a partnership or limited liability company, to its partners or members, as applicable, (vi) to cover any liability for tax, employee national insurance contributions or social security contributions as a result of or otherwise in respect of the grant, vesting or exercise or any option or award of any Company Equity Awards, or (vii) pursuant to any written plan providing for the trading of Company Shares that complies with Rule 10b5-1 under the Exchange Act and exists on the date hereof, in the case of each of clauses (i) through (v) only, so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to Parent and the Company a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent and the Company. During the term of this Agreement, the Company will not, and will cause the Depositary not to, register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of Shareholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

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3	[RESERVED]

4	Agreement to Vote the Covered Shares

4.1

Voting Agreement. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court, at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), including the Scheme Meeting and the Company GM, with respect to any of the following matters, Shareholder agrees that it shall vote (including via proxy) all of Shareholder’s Covered Shares (and/or cause the registered holder on any applicable record date to vote (including via proxy) all of Shareholder’s Covered Shares): (a) in favor of the Scheme of Arrangement, the Company Shareholder Resolution and the approval of the Transaction and the other transactions contemplated by the Transaction Agreement; and (b) against (i) any action or agreement that would reasonably be expected to impede, materially interfere, delay or prevent the consummation of the Transaction and the other transactions contemplated by the Transaction Agreement and (ii) any Acquisition Proposal. For the avoidance of doubt, where a Shareholder holds Company Shares directly and through Company ADSs, Shareholder shall ensure that it exercises all rights to vote (including via proxy) in respect of Shareholder’s full holding of Covered Shares.

4.2

Quorum. Until the Expiration Time, at every meeting of the Company’s shareholders, whether convened by the Company or pursuant to an order of the Court (and at every adjournment or postponement thereof), Shareholder shall be represented in person or by proxy at such meeting (and/or cause the registered holders on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

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New Shares. Shareholder agrees that any Company Share that Shareholder purchases or with respect to which Shareholder otherwise acquires legal or beneficial ownership (including (a) any Company Share that Shareholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Award or (b) stock dividend, bonus issue, scrip dividend, subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, a Covered Share and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if it were a Covered Share on the Agreement Date.

6

Fiduciary Duties; Legal Obligations. Shareholder is entering into this Agreement solely in his, her or its capacity as the registered holder or beneficial owner of Shareholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect in any respect any actions taken (or actions not taken) by any Shareholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

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7	Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent that:

7.1

Due Authority. Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If Shareholder is not a natural person, (a) Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder enforceable against it in accordance with its terms.

7.2

Ownership of the Covered Shares. (a) Shareholder is, with respect to any Covered Shares owned as of the Agreement Date (the “Owned Shares”) and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or registered owner of Shareholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement or the Deposit Agreement[, or] (ii) arising under applicable securities Laws [or (iii) with respect to Company Equity Awards, any transfer restrictions, Company repurchase rights or forfeiture provisions under any applicable Company Equity Plan or award agreement thereunder] and (b) subject to the terms and conditions of the Deposit Agreement as in effect on the date hereof, Shareholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by Shareholder.

7.3	No Conflict; Consents.

7.3.1

The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations under this Agreement and the compliance by Shareholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to Shareholder or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by Shareholder (other than as created by this Agreement or under applicable securities Laws) pursuant to any Contract or obligation to which Shareholder is a party or by which Shareholder is subject; in case of each of clause (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

7.3.2

No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other Person, is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

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7.4

Absence of Litigation. As of the Agreement Date, there is no legal proceeding pending against, or, to the knowledge of Shareholder, threatened against or affecting Shareholder that would reasonably be expected to prevent Shareholder from performing its obligations hereunder in any material respect or to consummate the transactions contemplated hereby on a timely basis.

8

Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder that Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

9	Miscellaneous.

9.1

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and Parent and Purchaser shall have no authority to direct Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.2

Certain Adjustments. In the event of any change in the Company share capital by reason of any subdivision, reorganization, consolidation, reclassification, redesignation, recapitalization, share split, reverse share split, combination or exchange of shares or similar transaction, the term “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.3

No Solicitation. Subject to Section 6, from the date hereof until the Expiration Time, Shareholder shall not, and shall not knowingly permit or authorize its Representatives to, and shall instruct its Representatives not to, continue any direct or indirect solicitation, knowing encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal, and Shareholder shall not, and shall not knowingly permit or authorize its Representatives to, and shall instruct its Representatives not to, take any action that the Company is prohibited from taking under Section 6.3(a)(i) to (iii) (inclusive) of the Transaction Agreement as if Shareholder were the Company, in each case, except to the extent the Company is permitted to do so under Section 6.3(b) of the Transaction Agreement.

9.4	Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

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9.5	Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6

Notices. All notices and other communications hereunder must be in writing and must be given in the manner as set forth in Section 9.2 (Notices) of the Transaction Agreement, mutatis mutandis, at the following addresses:

9.6.1	if to Shareholder, to the address set forth against Shareholder’s name in Schedule A hereto:

9.6.2	if to Parent, to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Attention: Senior Vice President / Deputy General Counsel, Transactions,

LRL & Manufacturing (TLM)

with an additional copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Email: sarkis.jebejian@kirkland.com;

keri.schicknorton@kirkland.com;

steven.choi@kirkland.com

Attention: Sarkis Jebejian, P.C.; Keri Schick Norton, P.C.;

Steven M. Choi

Kirkland & Ellis International LLP

40 Leadenhall Street

London EC3A 2AA

United Kingdom

Telephone: +44 20 7953 2853

Email: dipak.bhundia@kirkland.com;

bonian.wu@kirkland.com

Attention: Dipak Bhundia; Bonian Wu

9.6.3	if to Company, to:

Centessa Pharmaceuticals PLC

3rd Floor 1 Ashley Road

Altrincham, Cheshire United Kingdom, WA14 2DT

Email: legal@centessa.com

Attention: Chief Legal Officer

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with an additional copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Telephone: (617) 570-1000

Email: scable@goodwinlaw.com;

lhaddad@goodwinlaw.com;

bliggio@goodwinlaw.com

Attention: Stuart M Cable; Lisa R Haddad; Blake Liggio

9.7

The provisions set forth in Section 9.5 (Severability), Section 9.8 (Governing Law), Section 9.10 (Counterparts) and Section 9.12 (Jurisdiction; Waiver of Jury Trial) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis. The rules of interpretation set forth in Section 9.17 (Interpretation) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.

9.8

Documentation and Information. Shareholder consents to and authorizes the publication and disclosure by Parent and the Company of Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement (including the Scheme Document Annex), Court Documentation and any other disclosure document required in connection with the Transaction Agreement, the Transaction and the other transactions contemplated by the Transaction Agreement.

9.9

Further Assurances. Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.10

Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by a Party of their respective covenants or obligations set forth in this Agreement, the other Parties shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or

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threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Party (or Parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party (or Parties) under this Agreement. Any Party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a Party in the case of a breach of this Agreement involving willful breach or fraud.

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Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Transaction Agreement.

9.12

Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.13

Assignment. No Party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent may assign, in its sole discretion, any and all of its rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning Party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.14

Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

9.15

Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect on the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s fraud or willful breach of any of the covenants set forth in this Agreement prior to the date of termination in accordance with Section 9.10.

(Signature Pages Follows)

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SCHEDULE A

Name of Shareholder	Address of Shareholder	No. of Company Shares and/or Company ADSs held by Shareholder
[•]	[•]	[•]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

Eli Lilly and Company

Name:
Title:

[Signature Page to Voting Agreement]

Centessa Pharmaceuticals plc

Name:
Title:

[Signature Page to Voting Agreement]

[Shareholder]

Name:
Title:

[Signature Page to Voting Agreement]

Exhibit 99.1

March 31, 2026

For Release:	Immediately

Refer to:

Ashley Hennessey; gentry_ashley_jo@lilly.com; 317-416-4363 (Media)

Michael Czapar; czapar_michael_c@lilly.com; 317-617-0983 (Investors)

Kristen Sheppard; Kristen.sheppard@centessa.com, 857-998-1877 (Centessa)

Lilly to acquire Centessa Pharmaceuticals to advance treatments for sleep-wake disorders

Centessa’s OX2R agonist pipeline includes a potential best-in-class therapeutic with significant promise to meaningfully improve outcomes across a range of sleep-wake disorders

Acquisition expands Lilly’s neuroscience portfolio and capabilities into sleep medicine

INDIANAPOLIS, BOSTON, and LONDON, March 31, 2026 – Eli Lilly and Company (NYSE: LLY) and Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage company developing a new class of medicines for the treatment of excessive daytime sleepiness and other neurological conditions, today announced a definitive agreement for Lilly to acquire Centessa.

Centessa is advancing a pipeline of orexin receptor 2 (OX2R) agonists designed to address the neurobiological system critical to the sleep-wake cycle to treat excessive daytime sleepiness and disorders of impaired wakefulness. Its lead investigational candidate cleminorexton (formerly ORX750) has demonstrated a potential best-in-class profile in Phase 2a clinical studies across narcolepsy type 1, narcolepsy type 2, and idiopathic hypersomnia. Centessa’s OX2R agonist portfolio includes additional clinical and preclinical-stage assets with potential utility across a broader range of neurological, neurodegenerative, and neuropsychiatric conditions.

“Orexin receptor biology represents one of the most compelling mechanistic opportunities in neuroscience as a direct intervention on the master switch of the sleep-wake cycle. Centessa has assembled a portfolio with the breadth and depth to improve wakefulness across a broad array of indications,” said Carole Ho, executive vice president and president, Lilly Neuroscience. “Joining forces with Centessa colleagues means we can now pursue that potential at the speed and scale it deserves.”

“Centessa is at the forefront of orexin science, and we’ve built a potential best-in-class portfolio of OX2R agonists with a level of depth and breadth that could help redefine what’s possible in neuroscience,” said Mario Alberto Accardi, PhD, Chief Executive Officer of Centessa and Founder of the Orexin Program. “Driven by a bold vision, our team has advanced an innovative portfolio with the speed, rigor and conviction needed to lead a new era of orexin-based therapeutics. Now, we are thrilled to take our next step toward a potential combination with Lilly who shares our vision. By combining Centessa’s team and capabilities with Lilly’s global complementary research, clinical, regulatory and commercial capabilities, we will seek to accelerate the advancement of our orexin portfolio across a broad range of neuroscience indications for the benefit of patients in need. I’m incredibly proud of what our team has achieved and deeply grateful to the investigators, study participants, employees and shareholders who have made our progress possible. This milestone reflects not only the strength of our science, but also the transformative potential of our orexin portfolio for patients who urgently need new solutions.”

Under the terms of the transaction agreement, Lilly will acquire all of the issued and to be issued share capital of Centessa (including the American Depositary Shares (ADSs) representing ordinary shares) for $38.00 in cash per share plus one non-transferrable contingent value right (CVR) that entitles the holder to receive up to an aggregate of $9.00 subject to the achievement of three milestones described below, for total potential aggregate per share consideration of up to $47.00. CVR holders would become entitled to receive contingent payments as follows: (i) $2.00 per CVR in cash, upon U.S. FDA approval of cleminorexton (formerly ORX750) or ORX142 for the treatment of narcolepsy type 2 prior to the fifth anniversary of transaction closing; (ii) $5.00 per CVR in cash, upon U.S. FDA approval of cleminorexton (formerly ORX750) or ORX142 for the treatment of idiopathic hypersomnia prior to the fifth anniversary of transaction closing; and (iii) $2.00 per CVR in cash, upon the first U.S. FDA approval of cleminorexton (formerly ORX750) or ORX142 for the treatment of any indication prior to January 1, 2030. There can be no assurance that any payments will be made with respect to the CVR.

The upfront cash consideration represents an aggregate equity value of approximately $6.3 billion and the CVR represents an additional potential aggregate equity value of approximately $1.5 billion.

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The transaction, which will be effectuated by way of a scheme of arrangement under the laws of England and Wales, is expected to close in the third quarter, subject to approval by Centessa shareholders, sanction by the High Court of Justice of England and Wales and satisfaction of other customary closing conditions, including regulatory approvals.

The cash consideration payable at closing represents a premium of approximately 40.5% to the 30-day volume-weighted average trading price of Centessa’s ADSs ended on March 30, 2026. The boards of directors of both companies have approved the transaction.

To demonstrate their commitment to the transaction, entities affiliated with Medicxi Ventures, entities affiliated with Index Ventures, and affiliates of General Atlantic have signed voting and support agreements whereby they agree to vote to approve the transaction. The shares subject to the agreements represent a total of approximately 24.1% of Centessa’s outstanding ordinary shares (represented by ADSs).

Lilly will determine the accounting treatment of this transaction in accordance with Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in Lilly’s financial results and financial guidance.

Morgan Stanley & Co. LLC is acting as exclusive financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Lilly. Centerview Partners LLC and Jefferies LLC are acting as financial advisors and Goodwin Procter LLP is acting as legal counsel to Centessa.

About Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. F-LLY

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About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company with a mission to discover, develop and ultimately deliver medicines that are transformational for patients. We are pioneering a new class of potential therapies within our orexin receptor 2 (OX2R) agonist program for the treatment of excessive daytime sleepiness, impaired attention, cognitive deficits and fatigue across neurological, neurodegenerative and neuropsychiatric disorders.

UK Takeover Code Does Not Apply

Centessa is not a company subject to regulation under the United Kingdom City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of Centessa or Lilly.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Transaction”) between Centessa and Lilly, Centessa intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be mailed to Centessa securityholders. Centessa may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document which Centessa may file with the SEC. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF CENTESSA, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Proxy Statement and other relevant documents containing important information about Lilly, Centessa and the Transaction (if and when they become available) once such documents are filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Centessa will be available free of charge on Centessa’s website at investors.centessa.com or by contacting Centessa’s Investors Relations Department at investors@centessa.com.

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Participants in the Solicitation

Centessa, Lilly and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of Centessa in respect of the Transaction. Centessa shareholders may obtain information regarding Centessa’s directors and executive officers in Centessa’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 24, 2025 and Centessa’s definitive proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on May 6, 2025, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Information regarding Lilly’s directors and executive officers is contained in Lilly’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026 and Lilly’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2026, as well as any statements of beneficial ownership filed with the SEC after such proxy statement. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the Transaction. You may obtain free copies of these documents (if and when they become available) using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Transaction. Such forward-looking statements include, but are not limited to, statements regarding: the Transaction; the prospective benefits of the Transaction; potential contingent consideration amounts and terms; the parties’ ability to satisfy the conditions to the consummation of the Transaction, including in connection with obtaining shareholder, High Court and regulatory approvals, and the expected timetable for the Transaction; the anticipated occurrence, manner and timing of the closing of the Transaction; Centessa’s product candidates and ongoing clinical and preclinical development; Lilly’s neuroscience programs and pipelines and its potential development of programs targeting sleep-wake disorders; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,”

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“expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements.

These risks and uncertainties include, but are not limited to: the possibility that Centessa’s shareholders may not approve the implementation of the Transaction; the Scheme of Arrangement implementing the Transaction is not sanctioned by the High Court of Justice of England and Wales; Centessa’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Transaction; a condition to closing of the Transaction may not be satisfied (or waived); the ability of each party to consummate the Transaction; the closing of the Transaction might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Transaction; the effect of the Transaction and the public announcement of the Transaction on Centessa’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Lilly’s ability to successfully integrate Centessa and execute on the continued development of Centessa’s programs following the closing of the Transaction; the outcome of any legal proceedings that could be instituted against the parties to the Transaction; the risks inherent in drug research, development and commercialization; disruption in Centessa’s plans and operations attributable to the Transaction; changes in Centessa’s business during the period between announcement and closing of the Transaction; Lilly’s evaluation of the accounting treatment of the Transaction and its potential impact on its financial results and financial guidance; the effects of the Transaction (or the announcement thereof) on Centessa’s share price; the risks related to non-achievement of any milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Lilly’s and Centessa’s periodic reports filed with the SEC, including their most recent Form 10-K filed with the SEC. There can be no assurance that the Transaction will be consummated in the anticipated

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timeframe or at all, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Transaction will not occur, that Lilly will realize the expected benefits of the Transaction or that any product candidates will be approved on anticipated timelines or at all. All forward-looking statements in this communication are based on information available to Lilly and Centessa as of the date of this communication. Lilly and Centessa each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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